AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER __, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

OmniComm Systems, Inc.

(Name of small business issuer in its charter)

Delaware	541511	11-3349762

State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification No.

2555 Davie Road
Suite 110-B
Davie, Florida 33317
954.473.1254
(Address and Telephone Number of Principal Executive Offices)

Ronald T. Linares, Chief Financial Officer
2555 Davie Road
Suite 110-B
Davie, Florida 33317
954.473.1254
(Name, Address and Telephone Number of Agent For Service)

Copies of All Communications to:
Katz, Barron, Squitero, Faust & Boyd, P.A.
100 N.E. Third Avenue
Suite 280
Ft. Lauderdale, FL 33301
954 522-3636
Attention: Roxanne K. Beilly, Esq.

Approximate Date of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount
Title of Each		Maximum	Maximum	Of
Class of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered	Per Security	Offering Price	Fee

Common stock, $.001 par value(1)	21,486,000	$0.25	$5,371,500 (2)	$434.55
Common stock, $.001 par value(3)	14,743,000	$0.25	$3,685,750 (4)	$298.18
Common stock, $.001 par value (5)	3,650,850	$0.25	$912,713 (6)	$73.84

Total Registration Fee				$806.57

(1)  Shares issuable upon conversion of Series B Preferred Stock and Series C Preferred Stock.

(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on September 26, 2003.

(3)  Shares issuable upon exercise of warrants.

(4)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on September 26, 2003.

(5)  Shares issuable upon exercise of Placement Agent Unit Options.

(6)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on September 26, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion September    , 2003

PROSPECTUS

OMNICOMM SYSTEMS, INC. [LOGO]

39,879,850 Shares of Common Stock

This prospectus relates to the resale of up to 39,879,850 shares of our common stock by certain selling stockholders issuable upon conversion or exercise of our Series B Preferred Stock, Series C Preferred Stock, warrants, and Placement Agent Unit Options.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the OTC Bulletin Board under the trading symbol “OMCM”. On September 26, 2003, the closing price for our common stock was $0.25.

THIS INVESTMENT INVOLVES A HIGH DEGREE TO RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2003

PROSPECTUS SUMMARY
RISK FACTORS
CAPITALIZATION
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
FORWARD-LOOKING STATEMENTS
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
DESCRIPTION OF BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
Form of Warrant Agreement - Series B
Form of Warrant Agreement - Series C
Form of 10% Convertible Note
Form of Placement Agent Unit Option Series C
Form of Placement Agent Unit Option - Series C
Opinion of Katz, Barron, Squitero, Faust & Boyd
Amendment to Employment Ageement w/Wit
Consent of Greenberg & Company CPA's, LLC

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

The Business

We are an Internet-based healthcare technology company that provides Web-based electronic data capture (“EDC”) solutions and related value-added services to pharmaceutical and biotechnology companies, clinical research organizations (“CRO’s”), academic research institutions and other clinical trial sponsors. TrialMaster®, our Internet-based software, allows clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical study data including patient histories, patient dosing, adverse events, and other clinical trial information. At every research site, clinical research data is entered electronically. All participants in the clinical trial process are connected and have access to the data in real time. Clinical trial sponsors can review, monitor, and analyze the data remotely and in real time.

Medical Error Reporting System (“MERS-TH”) was co-developed with Columbia University. MERS-TH provides our clients, U.S. and European based hospitals and medical centers, a standardized system for collecting data on medical errors, adverse events and near misses. Medical errors lead to between 40,000 and 90,000 deaths annually and cost the U.S. health care system over $33 billion annually. We expect MERS-TH to help standardize the data collection process and help the medical community begin the process of reducing the incidence of medical errors.

Our principal offices are located at 2555 Davie Road, Suite 110-B, Davie, Florida, 33317, and our telephone number is 954-473-1254. We are a Delaware corporation. Our fiscal year end is December 31. The information contained on our website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders:

Up to 39,879,850 shares of our common stock, consisting of:

•	8,000,000 shares of common stock issuable upon conversion of Series B Preferred Stock,

•	13,486,000 shares of common stock issuable upon conversion of Series C Preferred Stock,

•	14,743,000 shares of common stock issuable upon exercise of warrants, and

•	3,650,850 shares of common stock issuable upon exercise of Placement Agent Unit Options.

Common stock outstanding:

Prior to the offering: 14,034,618 shares.

After the offering: 53,914,468 shares (1).

OTC Bulletin Board Trading Symbol:     OMCM

(1)  Assumes the subsequent conversion of the Series B Preferred Stock and Series C Preferred Stock, and exercise of warrants and Placement Agent Unit Options by the selling stockholders.

SELECTED FINANCIAL DATA

The following summary of our financial information has been derived from our audited financial statements for December 31, 2002 and unaudited financial information for the six months ended June 30, 2003 that are included in this prospectus.

Statement of Operations Data:

		Six Months Ended
	Year Ended	June 30, 2003
	December 31, 2002	(unaudited)

Revenues	$437,698	$333,550
Cost of Sales	$288,790	$95,334
Gross Margin	$148,908	$238,216
Other Expenses	$3,580,910	$1,236,455
Net Loss Attributable to Common Stockholders	$(5,266,264)	$(1,605,295)
Net Loss Per Share	$(0.63)	$(.13)
Weighted Number of Shares Outstanding	8,333,820	12,420,836

Balance Sheet Data:

		At June 30, 2003
	At December 31, 2002	(unaudited)

Working Capital (Deficit)	(1,516,794)	$(1,389,198)
Total Assets	$752,909	$369,010
Current Liabilities	$1,994,970	$1,545,355
Notes Payable	682,570	$1,152,570
Convertible Notes Payable	$450,000	$450,000
Shareholders’ Deficit	$(2,374,631)	$(2,778,915)

RISK FACTORS

An investment in our securities is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following material risk factors should be considered carefully in evaluating us and our business before purchasing our securities.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES. WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

We incurred net losses attributable to common stockholders of $5,266,265 and $7,549,596 in fiscal 2002 and 2001, respectively. At June 30, 2003, we had an accumulated deficit of approximately $23,191,271 and a working capital deficit of approximately $1,389,198. We expect net losses and negative cash flow for the foreseeable future until such time as we can generate sufficient revenues to achieve profitability. We expect our operating cash flows to improve in fiscal 2003, but we have little control over the timing of contracted projects. We expect our client and contract base to expand and diversify to the point where it meets our on-going operating needs, but this may not happen in the short-term or at all. While we expect to achieve additional revenue through the growth of our business, we cannot assure you that we will generate sufficient revenue to fund our expenses and achieve and maintain profitability in any period.

OUR FINANCIAL STATEMENTS CONTAIN A GOING CONCERN QUALIFICATION.

Because of our significant operating losses, accumulated deficit and the uncertainty as to our ability to secure additional financing, the report of our independent auditors on our consolidated financial statements for the year ended December 31, 2002 contained an explanatory paragraph indicating there was substantial doubt about our ability to continue as a going concern.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS.

We were incorporated in 1997 and initiated our development of TrialMaster in August 1998. We have a limited operating history on which you can base an evaluation of our business and prospects. Our revenue and income potential are unproven. An investor must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets, including the Internet B2B market. These risks and difficulties include our ability to:

•	develop our infrastructure;

•	attract and maintain a base of end users;

•	develop and introduce desirable services;

•	provide customer support, personnel and facilities, to support our business;

•	establish and maintain strategic relationships;

•	establish and maintain relationships within the pharmaceutical, medical device, and biotechnology industries; and

•	respond effectively to competitive and technological developments.

We cannot assure you that our business strategy will be successful or that we will successfully address any of these risks or difficulties.

OUR ABILITY TO CONDUCT OUR BUSINESS WOULD BE MATERIALLY AFFECTED IF WE WERE UNABLE TO PAY OUR OUTSTANDING INDEBTEDNESS.

At June 30, 2003, we had outstanding borrowings of approximately $1,708,551 of which

•	approximately $450,000, at 10% interest, is due June 2004, however we are in default in the payment of interest and, at the option of the holder, the full amount of the notes could be declared in default;

•	approximately $802,551, at 0 to 9% interest, is due October 31, 2004; and

•	approximately $456,000, at 9% interest, is due January 31, 2005.

Since June 30, 2003 we have borrowed an additional $116,000 at 9% interest which is due January 31, 2005.

No assurance can be given that the holders of the 10% notes will not declare the notes in default and seek immediate collection of the amounts due and owing. Further, no assurance can be given that faced with future principal repayment and interest obligations, our cash flow from operations or external financing will be available or sufficient to enable us to meet our financial obligations. If we are unable to meet our financial obligations, the lenders could obtain a judgment against us in the amount of the notes and foreclose on our assets. Such foreclosure would materially and adversely affect our ability to conduct our business.

WE WILL LIKELY NEED ADDITIONAL FINANCING, THE TERMS OF WHICH MAY BE UNFAVORABLE TO OUR THEN EXISTING STOCKHOLDERS.

Our plan of operations will require us to raise additional working capital if our revenue projections are not realized, and even if our projections are realized, we may need to raise additional financing to meet our ongoing obligations. In addition, we may also need to raise additional funds to meet known needs or to respond to future business contingencies, which may include the need to:

•	fund more rapid expansion;

•	fund additional capital or marketing expenditures;

•	develop new or enhanced features, services and products;

•	enhance our operating infrastructure;

•	respond to competitive pressures; or

•	acquire complementary businesses or necessary technologies.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders or debt holders. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations and remain in business may be significantly limited.

WE FACE INTENSE COMPETITION AND WILL HAVE TO COMPETE FOR MARKET SHARE.

There can be no assurance that our products will achieve or maintain a competitive advantage. There are currently a number of companies who market services and products for Web-based clinical trials. Barriers to entry on the Internet are relatively low, and we expect competition to increase significantly in the future. We face competitive pressures from numerous actual and potential competitors, both online and offline, many of which have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We cannot assure you that the Web-based clinical trials maintained by our existing and potential competitors will not be perceived by clinical trial sponsors as being superior to ours.

WE MAY BE UNABLE TO PREVENT COMPETITORS FROM USING OUR INTELLECTUAL PROPERTY, AND WE WOULD FACE POTENTIALLY EXPENSIVE LITIGATION TO ASSERT OUR RIGHTS AND TO DEFEND OURSELVES AGAINST PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS ASSERTED BY OTHERS. IF WE CANNOT PROTECT OUR PROPRIETARY INFORMATION, WE MAY LOSE A COMPETITIVE ADVANTAGE AND SUFFER DECREASED REVENUES AND CASH FLOW.

We are dependent, in part, on proprietary data, analytical computer programs and methods and related know-how for our day-to-day operations. We rely on a combination of confidentiality agreements, contract provisions and trade secret laws to protect our proprietary rights. In addition, we presently have a patent application pending for our TrialMaster product. The effect and extent of patent and other protection for our intellectual property is uncertain. We cannot guarantee that our patent application will be approved. Even if it is approved, we cannot guarantee that our patent will be broad and effective, nor can there be any assurance that we will not be involved in litigation to protect our intellectual property and to defend ourselves against infringement claims by our competitors. Although we intend to protect our rights vigorously, there can be no assurance we will be successful in protecting our proprietary rights. If we are unable to protect our proprietary rights, or if our proprietary information and methods become widely available, we may lose any ability to obtain or maintain a competitive advantage within our market niche.

FAILURE TO ADAPT TO EVOLVING TECHNOLOGIES AND USER DEMANDS COULD RESULT IN THE LOSS OF USERS.

To be successful, we must adapt to rapidly changing technologies and user demands by continually enhancing our products and services and introducing new products and services. If we need to modify our products and services or infrastructure to adapt to changes affecting clinical trials, we could incur substantial development or acquisition costs. As described above, we will be dependent upon the availability of additional financing to fund these development and acquisition costs. If these funds are not available to us, and if we cannot adapt to these changes, or do not sufficiently increase the features and functionality of our products and services, our users may switch to the product and service offerings of our competitors.

A SYSTEM FAILURE COULD RESULT IN SIGNIFICANTLY REDUCED REVENUES.

Any system failure, including network, software or hardware failure that causes an interruption in our service could affect the performance of our TrialMaster software and result in reduced revenues. The servers that host our software are backed-up by remote servers, but we cannot be certain that the back-up servers will not fail or cause an interruption in our service. Clinical trial data could also be affected by computer viruses, electronic break-ins or other similar disruptions. Our users will depend on Internet service providers, online service providers and other web site operators for access to our products. Each of these providers may have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Further, our systems are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Our insurance policies have low coverage limits and may not adequately compensate us for any such losses that may occur due to interruptions in our service.

WE MAY BE UNABLE TO ADEQUATELY DEVELOP OUR SYSTEMS, PROCESSES AND SUPPORT IN A MANNER THAT WILL ENABLE US TO MEET THE DEMAND FOR OUR SERVICES.

Our future success will depend on our ability to develop effectively the infrastructure, including additional hardware and software, and implement the services, including customer support, necessary to meet the demand for our services. In the event we are not successful in developing the necessary systems and implementing the necessary services on a timely basis, our revenues could be adversely affected, which would have a material adverse affect on our financial condition.

WE DO NOT BELIEVE WE ARE SUBJECT TO REGULATION BY THE FDA, BUT WE HAVE MADE NO INDEPENDENT INQUIRIES.

Based upon our internal review of the relevant statutes, rules and regulations, we do not believe that our TrialMaster product is subject to FDA review or approval. However, because we have neither made independent inquiry of the FDA nor have we engaged special FDA counsel to provide us with an opinion regarding the applicability of the subject statutes, rules and regulations, our belief as to their inapplicability may be incorrect. In that event, we could be subject to fines and/or other sanctions, which will adversely affect our results of operations. In addition, if at some time in the future the FDA adopts rules to which we become subject, the cost of compliance therewith may be significant to us which would likewise adversely affect our results of operations and liquidity.

FUTURE SALES OF SHARES BY EXISTING STOCKHOLDERS AS WELL AS THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK COULD RESULT IN A DECLINE IN THE MARKET PRICE OF THE STOCK.

We are registering an aggregate of 39,879,850 shares of our common stock, which are issuable upon the conversion or exercise of outstanding shares of our Series B Preferred Stock, Series C, Preferred Stock, warrants and Placement Agent Unit Options. It is possible that the selling stockholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sale, or the possibility thereof, may have a depressive effect on the market price of our common stock.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS AND THE CONVERSION OF OUTSTANDING SHARES OF PREFERRED STOCK AND CONVERTIBLE PROMISSORY NOTES WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

As of September 17, 2003, we had a total of 23,327,785 shares of our common stock underlying options, warrants and other convertible securities and 24,296,149 shares of common stock underlying convertible preferred stock. The exercise of these warrants and options and/or the conversion of these convertible securities will have a dilutive effect on our existing stockholders.

THERE IS ONLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

There is a limited trading market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a liquid trading market does not develop or is not sustained, investors may find it difficult to dispose of shares of our common stock and may suffer a loss of all or a substantial portion of their investment in our common stock.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE.

Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or our industry segment, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

•	the announcement or introduction of new products by us and our competitors;

•	our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

•	government regulation; and

•	general economic conditions and economic conditions specific to the clinical trials industry.

As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors, which could result in a decrease in the trading price of our common stock.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK” WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

If our common stock continues to be quoted on the OTC Bulletin Board, and the trading price of our common stock remains less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

The Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR COMMON STOCKHOLDERS.

Provisions of our articles of incorporation and by-laws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 5,977,500 shares are currently issued and outstanding. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2003. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This table does not give effect to:

•	the issuance of 2,020,000 shares of our common stock issued subsequent to June 30, 2003;

•	the issuance of up to 2,752,039 shares of our common stock in the event stock options that have been granted are exercised;

•	the issuance of up to 16,564,896 shares of our common stock in the event that outstanding common stock purchase warrants are exercised;

•	the issuance of 24,296,149 shares of our common stock in the event that outstanding shares of 5% Series A, Series B and Series C Preferred Stock are exercised;

•	the issuance of 2,160,000 shares of our common stock in the event certain Placement Agent Unit Options granted to the placement agent of the Series B Convertible Preferred Stock are exercised;

•	the issuance of 1,490,850 shares of our common stock in the event certain Placement Agent Unit Options granted to the placement agent of the Series C Preferred Stock are exercised; or

•	the issuance of up to 360,000 shares of common stock in the event that the outstanding 10% convertible notes are converted by the noteholders.

June 30, 2003
(unaudited)

Long term liabilities	$1,374,571
SHAREHOLDERS’ EQUITY (DEFICIT)
Undesignated preferred stock - $.001 par value. 4,022,500 shares authorized, -0- shares issued and outstanding	-0-
Series B preferred stock, - $.001 par value, 230,000 shares authorized, 200,000 issued and outstanding; liquidation preference $2,000,000	200
Series C preferred stock, - $.001 par value, 747,500 shares authorized, 337,150 issued and outstanding; liquidation preference $3,371,500	337
5% Series A preferred stock - $0.001 par value, 5,000,000 shares authorized; 4,215,224 issued and outstanding; liquidation preference $4,215,224	4,215
Common stock – 150,000,000 shares authorized, 13,414,618 shares issued and outstanding, after deducting 673,878 shares of treasury stock, at $.001 par value	14,040
Additional paid in capital – preferred	9,203,352
Additional paid in capital – common	11,548,983
Less: Treasury stock, cost method, 673,878 shares	(299,861)
Accumulated deficit	(23,191,271)
Deferred compensation	(57,770)
Subscriptions receivable	(1,140)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(2,778,915)

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of common stock by the selling stockholders.

This prospectus covers resales of shares of common stock issuable upon exercise of Placement Agent Unit Options and warrants. The terms of the Placement Agent Unit Options and warrants include a cashless exercise provision. If, and when the Placement Agent Unit Options and warrants are exercised by the selling stockholders without using the cashless exercise, the proceeds of $394,238 and $4,204,225, respectively, from the exercise shall be used for general working capital purposes. If, and when the Placement Agent Unit Options and warrants are exercised by the selling stockholders using the cashless exercise we will not receive any proceeds from the exercises.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on a limited basis on the OTC Bulletin Board under the symbol OMCM. The following table sets forth the high and low closing prices for our common stock as reported by the OTC Bulletin Board for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid market for such securities currently exists.

	High	Low
Fiscal 2001
1st Quarter	$1.56	$0.38
2nd Quarter	$0.56	$0.25
3rd Quarter	$0.95	$0.38
4th Quarter	$0.55	$0.21
Fiscal 2002
1st Quarter	$0.44	$0.16
2nd Quarter	$0.25	$0.12
3rd Quarter	$0.25	$0.15
4th Quarter	$0.26	$0.14
Fiscal 2003
1st Quarter	$0.25	$0.20
2nd Quarter	$0.30	$0.20

On September 26, 2003, the closing price of our common stock as reported on the OTC Bulletin Board was $0.25 As of September 26, 2003, we had approximately 402 shareholders of record; however, we believe that we have in excess of 1,000 beneficial stockholders of our common stock.

Dividend Policy

Holders of our common stock are entitled to cash dividends when, and as may be declared by the board of directors. We have never declared or paid any cash dividends on our common stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will be subject to the discretion of our board of directors and will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. There can be no assurance that cash dividends of any kind will ever be paid.

A special note about penny stock rules

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock should be considered to be a penny stock. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to sell them.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical fact are “forward looking statements”. These statements can often be identified by the use of forward-looking terminology such as “estimate”, “project”, “believe”, “expect”, “may”, “will”, “should”, “intends”, or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as statements relating to expectations as to operations and operational improvements; expectations as to revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs; and other matters contained in this prospectus regarding matters that are not historical facts, are only predictions. No assurance can be given that plans for the future will be consummated or that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these plans and projections and other forward-looking statements are based upon a variety of assumptions, which we consider reasonable, but which nevertheless may not be realized. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to the date of this prospectus. Therefore, our actual experience and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward- looking statements should not be regarded as a representation by us or any other person that these plans will be consummated or that estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, and no inference should be drawn that we will make any updates with respect thereto. For any forward-looking statements contained in this prospectus, we claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

The following information should be read in conjunction with the consolidated financial statements and notes thereto and other information set forth in this report.

Overview

We are a healthcare technology company that provides Web-based electronic data capture (“EDC”) solutions and related value-added services to pharmaceutical and biotechnology companies, clinical research organizations, and other clinical trial sponsors via our Internet-based software, TrialMaster®. TrialMaster allows clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical study data including patient histories, patient dosing, adverse events, and other clinical trial information. Medical Error Reporting System (“MERS-TH”) was co-developed with Columbia University during 2002. MERS-TH provides our clients, U.S. and European based hospitals and medical centers, a standardized system for collecting data on medical errors, adverse events and near misses. Medical errors lead to between 40,000 and 90,000 deaths annually and cost the U.S. health care system over $33 billion annually. We phased out the systems integration segment of our business during 2001. All of our personnel are involved in the development and marketing of TrialMaster.

The Six Months Ended June 30, 2003 Compared With the Six Months Ended June 30, 2002

Results of Operations

Revenues

Revenues for the period ended June 30, 2003 were $333,550 compared to $225,973 for the same period in 2002. The increase can be attributed to increased success we experienced in marketing TrialMaster. While industry growth estimates vary, most predictions indicate that EDC is anticipated to become widely accepted within the next three to five years. Web-based EDC has been around for approximately four years and between 10% and 15% of all clinical trials are currently conducted using Web-based EDC. Incremental growth within the industry should continue as competitive pressures mount in the pharmaceutical industry to replace existing prescription drugs losing their patent protection.

We changed our marketing focus to include clinical research organizations (CRO’s) approximately eight months ago. CRO’s generally market to and service a broad range of pharmaceutical and medical device manufacturers and consequently provide us the opportunity to market to a broader, bigger and more diverse end-user base. We have recently found CRO’s to be more receptive to the use of EDC. This is likely in response to pressure from clinical trial sponsors for more rapid and cost-efficient clinical trials, a result that EDC use can impact. We expect to increase the number of CRO’s using TrialMaster during the next six months. TrialMaster supplements the traditional CRO’s basket of products and services and would be sold as integral part of the outsource package offered to their trial sponsor clients. This should provide us the opportunity to leverage their sales force thereby increasing new clients with only modest increases in our sales and marketing expenditures.

Our TrialMaster product is currently being sold as an application service provider (“ASP”) that provides EDC and other services such as an enterprise management suite which assists its clients in the pharmaceutical, biotechnology and medical device industries in accelerating the completion of clinical trials.

TrialMaster contracts provide for pricing that is based on both the size and duration of the clinical trial. Size parameters include the number of patients participating in the trial and the number of data points being collected per patient. The client will pay a trial setup fee based on the previously mentioned factors, and then pay an on-going maintenance fee for the duration of the clinical trial that provides software, network and site support during the trial. Generally, these contracts will range in duration from four months to several years. Setup fees are generally earned prior to the inception of a trial; however, the revenues will be recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements” which requires that the revenues be recognized ratably over the life of the contract. The maintenance fee revenues are earned and recognized monthly. Costs associated with contract revenues are recognized as incurred.

Cost of Goods Sold

Cost of goods sold decreased to $95,334 in 2003 compared to $202,934 during the comparable period in 2002. Cost of goods sold relates primarily to salaries and benefits associated with the programmers, developers and systems analysts producing clinical trials on behalf of our clients. In addition, we have entered into a strategic alliance with a company based in Holland to provide help-desk services for our clients located in Europe. We do not expect the costs associated with this relationship to materially affect our results of operations.

Our gross margins during the first quarter of 2003 were approximately 71.4%. TrialMaster V3.0 automated many of the manual programming functions inherent in earlier versions of the product. This combined with the experience gained from serving our existing client base has allowed to decrease the time and cost involved in producing clinical trials. We expect gross margins to contract during the third quarter as we transition our business to providing TrialMaster on both an ASP and licensed basis. We expect margins to return to the 70-75% range during the fourth quarter of 2003 after these design efforts have been completed.

Other Expenses

Salaries, Benefits and Related Taxes

Salaries and related expenses are our biggest expense at 74.2% of total Other Expenses for the first half of 2003. Salaries and related expenses totaled $916,943 in 2003 compared to $876,565 in 2002. Total salaries declined relative to 2002 since a portion of total payroll is accounted for in cost of goods sold. We currently employ approximately 15 employees out of our Davie, Florida corporate office and two out-of-state sales executives. We expect to increase headcount within our technology and sales and marketing functions in concert with anticipated increases in TrialMaster clients during fiscal 2003.

Rent

Rent expense was $75,282 for fiscal 2003 compared with $78,565 for fiscal 2002. Although rent expense remained relatively constant, the components of the costs have changed. Our development office in Tampa was closed in March 2001 and that function was relocated to the corporate office to provide a complementary workflow between our R & D function and our operations and marketing departments. During November 2001 our corporate offices were relocated to the Ft. Lauderdale, Florida area. We believe this market provides a better environment for technical personnel recruiting. We were also able to reduce our rent obligations by approximately $3,300 per month. In December 2001, we established a disaster recovery site at an IBM Co-Location facility in Atlanta, Georgia. This site allows 100% system up-time and provides us with redundant data storage capabilities.

Legal and Professional Fees

Legal and professional fees totaled $31,517 in 2003 compared with $118,795 during fiscal 2002. Key components of the 2003 amounts include $45,000 paid to our placement agent for financial advisory services, $25,000 in audit related fees, $(50,018) in legal fees which includes a credit of $(52,023) for a settlement of accrued legal fees associated with a private placement of our Series C Preferred Stock and $11,534 that relate to accounting and legal services associated with our obligations as a public company. We expect on-going legal and professional fees to fall in-line with what was experienced during 2002.

Travel

We incurred $28,857 in travel expenses during fiscal 2003 compared to $20,260 during 2002. We expect travel to increase as we experience more success in penetrating the marketplace with our sales efforts. We expect this increase to be offset by the increase in accompanying revenues.

Telephone and Internet

Telephone and Internet related costs were reduced by $4,639, or approximately 11.6%, due to decreased telephone and Internet access costs associated with the change of our telecom provider from MCI to AT&T. We do not anticipate increases in access charges during fiscal 2003 based on our own existing communications infrastructure and our projected 2003 clinical trial workload.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (“SGA”) were $67,463 during the first half of 2003. These expenses relate primarily to costs incurred in running our office day-to-day and other costs not directly related to other captioned items in our income statement, and include the cost of office equipment and supplies, the costs of attending conferences and seminars and other expenses incurred in the normal course of business. We expect to increase the overall dollar volume spent on SGA as we increase our revenue base and step-up our overall activity. The increase of approximately $14,000 is partially attributable to increased advertising and public relations costs of approximately $3,000 and increased insurance costs of approximately $11,000.

Interest Expense

Interest expense was $58,421 during 2003 versus $145,026 in fiscal 2002. The Company converted its 12% Convertible Notes during December 2002 into shares of its Series C Preferred Stock. This conversion reduced annualized interest expense by approximately $190,000.

Preferred Stock Dividends

In March 2003 we issued 590,000 warrants to investors in a private placement of our Series C Preferred Stock. The warrants were valued at $135,344 utilizing the Black-Scholes model. The net proceeds received in the Series C Preferred Stock offering were allocated to the Series C Preferred Stock and we recognized a deemed dividend on preferred stock of $135,344 resulting in a charge to retained earnings and a credit to additional paid-in capital within our stockholders’ equity as of June 30, 2003. In June 2003 we issued 700,000 warrants to investors in a private placement of our common stock. The warrants were valued at $160,577 utilizing the Black-Scholes model. The net proceeds received in the common stock offering were allocated to the common stock and we recognized a deemed dividend on common stock of $160,577 resulting in a charge to retained earnings and a credit to additional paid-in capital within our stockholders’ equity as of June 30, 2003. Dividends on our Series A Preferred Stock totaled $0 in 2003 compared to $101,837 for the comparable period in 2002. There were arrearages of $101,837 in Series A Preferred Stock dividends, of $79,342 in Series B Preferred Stock dividends and $129,956 in Series C Preferred Stock dividends at June 30, 2003 and we therefore deducted $311,135 from Net Income (Loss).

The Three Months Ended June 30, 2003 Compared With the Three Months Ended June 30, 2002

Results of Operations

Revenues

Revenues for the period ended June 30, 2003 were $132,420 compared to $121,951 for the same period in 2002. The increase can be attributed to increased success we experienced in marketing TrialMaster. We expect revenues to increase as we experience continued success in marketing TrialMaster to larger entities. These clients will afford us a higher likelihood of multiple trial engagements. In addition, the trials conducted will characteristically encompass more locations and therefore provide us incremental revenues.

Cost of Goods Sold

Cost of goods sold decreased to $48,227 in 2003 compared to $78,225 during the comparable period in 2002. Cost of goods sold relates primarily to salaries and benefits associated with the programmers, developers and systems analysts producing clinical trials on behalf of our clients. In addition, we have entered into a strategic alliance with a company based in Holland to provide help-desk services for our clients located in Europe. We do not expect the costs associated with this relationship to materially affect our results of operations.

Our gross margins during the second quarter of 2003 were approximately 63.6%. The decrease in gross margins versus the first quarter of 2003 is a result of smaller than expected revenues combined with significant amounts of labor expended on producing a new version of TrialMaster focused primarily on companies conducting Phase I clinical trials.

Other Expenses

Salaries, Benefits and Related Taxes

Salaries and related expenses were our biggest expense at 88.1% of total Other Expenses for the second quarter of 2003. Salaries and related expenses totaled $465,856 in 2003 compared to $438,952 in 2002. Total salaries declined relative to 2002 since a portion of total payroll is accounted for in cost of goods sold. We currently employ approximately 15 employees out of our Davie, Florida corporate office and two out-of-state sales executives. We expect to increase headcount within our technology and sales and marketing functions in concert with anticipated increases in TrialMaster clients during fiscal 2003.

Rent

Rent expense was $38,524 for fiscal 2003 compared with $38,345 for fiscal 2002. Although rent expense remained relatively constant, the components of the costs have changed. Our development office in Tampa was closed in March 2001 and that function was relocated to the corporate office to provide a complementary workflow between our R & D function and our operations and marketing departments. During November 2001 our corporate offices were relocated to the Ft. Lauderdale, Florida area. We believe this market provides a better environment for technical personnel recruiting. We were also able to reduce our rent obligations by approximately $3,300 per month. In December 2001, we established a disaster recovery site at an IBM Co-Location facility in Atlanta, Georgia. This is designed to ensure 100% system up-time.

Legal and Professional Fees

Legal and professional fees totaled $6,764 in 2003 compared with $36,867 during fiscal 2002. Key components of the 2003 amounts include $22,500 paid to our placement agent for financial advisory services, $25,000 for audit related fees, $(49,971) in legal fees which includes a credit of $52,023 for a settlement of accrued legal fees associated with the private placement of our Series C Preferred Stock, and $11,534 that relate to accounting and legal services associated with our obligations as a public company. We expect on-going legal and professional fees to fall in-line with what was experienced during 2002.

Travel

We incurred $19,102 in travel expenses during fiscal 2003 compared to $5,814 during 2002. We expect travel to increase as we experience more success in penetrating the marketplace with our sales efforts. We expect this increase to be offset by the increase in accompanying revenues.

Telephone and Internet

Telephone and Internet related costs increased by $3,278. We do not anticipate increases in access charges during fiscal 2003 based on our own existing communications infrastructure and our projected 2003 clinical trial workload.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (“SGA”) were $34,272 during the second quarter of 2003. These expenses relate primarily to costs incurred in running our office day-to-day and other costs not directly related to other captioned items in our income statement, and include the cost of office equipment and supplies, the costs of attending conferences and seminars and other expenses incurred in the normal course of business.

Interest Expense

Interest expense was $29,311 during 2003 versus $72,982 in fiscal 2002. The holders of our 12% Convertible Notes converted these notes during December 2002 into shares of our Series C Preferred Stock and warrants. This conversion reduced annualized interest expense by approximately $190,000.

Preferred Stock Dividends

In June 2003 we issued 700,000 warrants to investors in a private placement of our common stock. The warrants were valued at $160,577 utilizing the Black-Scholes model. The net proceeds received in the Series C Preferred Stock offering were allocated to the common stock and we recognized a deemed dividend on preferred stock of $160,577 resulting in a charge to retained earnings and a credit to additional paid-in capital within our stockholders’ equity as of June 30, 2003. Dividends on our Series A Preferred Stock totaled $0 in 2003 compared to $51,200 for the comparable period in 2002. There were arrearages of $51,200 in Series A Preferred Stock dividends, $39,890 in Series B Preferred Stock dividends and $67,245 in Series C Preferred Stock dividends at June 30, 2003 and we therefore deducted $158,335 from Net Income (Loss).

The Year Ended December 31, 2002 Compared With the Year Ended December 31, 2001

Results of Operations

Revenues

Revenues for the period ended December 31, 2002 were $437,698 compared to $170,522 for the same period in 2001, an increase of 156.7%. We have found the markets increasingly receptive to utilizing EDC services during the second half of 2002. This is consistent with our expectation that the market would begin adopting EDC services more rapidly as early adopters bring increased credibility to the market. We built upon this momentum through the acquisition of new clients and via repeat engagements with existing clients. We placed additional emphasis on broadening the market segments that we market our products to. During the latter half of 2002 we secured engagements from our first Clinical Research Organization (CRO) and academic research organization, Columbia University. We believe the broadened marketing horizon provides us some insulation from downturns in any specific segment for clinical trial services and also affords us some ability to cross-market services between our different clients. Working with CRO’s brings our services to their built-in client base and allows us to benefit from their sales efforts by bundling TrialMaster as part of their service offerings. Conversely, we can provide the CRO potential new clients for their non-data collection services.

CRO’s have become more receptive to the EDC process during 2002 and we expect their adoption rate to continue increasing. We believe that the adoption of EDC by CRO’s is a significant factor to the overall success of EDC as a data collection tool. We expect the adoption rate to increase as clinical trial sponsors continue seeking methods to reduce their R & D costs and more importantly as they continue seeking a way to make the clinical trial process more efficient. Academic research organizations provide us an attractive opportunity due to their participation in cutting-edge projects, access to government sponsored projects and the credibility afforded companies partnering with institutions such as Columbia University.

The general weakness exhibited in the economy has not diminished the level of activity in new drug therapy research since the drug and medical device manufacturers are continuously forced to find replacements for therapies coming under the pressures exerted by the loss of patent protection. We do believe, however, that the broad perception that small, high-technology firms are operating under severe financial constraints has caused slower adoption of EDC. More specifically, we have found that potential clients are apprehensive of doing business with us because of our going-concern issues. We believe we have had success in addressing this issue and that our recent success in securing new clients in conjunction with our improved financial results will lessen the effect this has on our sales efforts.

While industry growth estimates vary, most predictions indicate that EDC is anticipated to become widely accepted. For example, Forrester Research and Frost & Sullivan each predict annual double-digit growth in the use of EDC technologies between 2001 and 2006. Web-based EDC has been around for approximately four years and between 10% and 15% of all clinical trials are currently conducted using Web-based EDC. Incremental growth within the industry should continue as competitive pressures mount in the pharmaceutical industry to replace existing prescription drugs losing their patent protection.

Our TrialMaster product is currently being sold as an application service provider (“ASP”) that provides EDC and other services such as an enterprise management suite which assists its clients in the pharmaceutical, biotechnology and medical device industries in accelerating the completion of clinical trials.

TrialMaster contracts provide for pricing that is based on both the size and duration of the clinical trial. Size parameters include the case report forms used to collect data and the number of sites utilizing TrialMaster. The client will pay a trial setup fee based on the previously mentioned factors, and then pay an on-going maintenance fee for the duration of the clinical trial that provides software, network and site support during the trial. Generally, these contracts will range in duration from four months to several years. Setup fees are generally earned prior to the inception of a trial, however, the revenues will be recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” which requires that the revenues be recognized ratably over the life of the contract. The maintenance fee revenues are earned and recognized monthly. Costs associated with contract revenues are recognized as incurred.

We expect to begin marketing our new EDC product MERS-TH, during 2003. The Medical Event Reporting System (MERS-TH) is an event reporting system developed for hospitals and medical centers to collect, classify, and analyze events that could potentially compromise patient safety. MERS-TH provides the opportunity to study and monitor both actual and near-miss events to facilitate process improvement efforts. MERS-TH was developed in conjunction with Columbia University and will be marketed by both of us to hospital and medical centers in the U.S. and Europe initially.

Cost of Goods Sold

Cost of goods sold increased to $288,790 in 2002 compared to $194,108. Cost of goods sold were approximately 66.0% of sales. Approximately 8.1% of the expenses incurred in 2001 relate to our systems integration business and these expenses were eliminated in 2002 as we continued phasing out that line of our business. Cost of goods sold now relates primarily to salaries and related benefits associated with the programmers, developers and systems analysts producing clinical trials on behalf of our clients.

We expect to increase development programming labor costs on an absolute basis as our trial revenues increase. We expect labor costs to decrease on a relative percentage basis as we increase our trial base and develop economies of scale with regard to trial production. TrialMaster V3.0, the latest release of our trial-building software will improve our ability to reduce our trial production related costs since it automates many of the trial building functions that were manually performed in prior releases of our software. In addition, MERS-TH will provide a sales platform with high gross margins since we expect few client specific alterations to the basic software platform.

Other Expenses

Salaries, Benefits and Related Taxes

Salaries and related expenses are our biggest expense at 45.3% of total Other Expenses for 2002. Salaries and related expenses totaled $1,620,663 in 2002 compared to $1,829,385 in 2001. Total salaries decreased by approximately 5.6% versus 2001 since a portion of total payroll is now accounted for in cost of goods sold. We currently employ approximately 15 employees out of our Davie, Florida corporate office and have two out-of-state employees. We expect to increase headcount by about 25% within our production function in concert with anticipated increases in TrialMaster clients during fiscal 2003. We will look to selectively add experienced sales and marketing personnel in 2003 in an effort to increase our market penetration and to continue broadening our client base.

Rent & Occupancy Expenses

Rent expense was $153,344 for fiscal 2002 compared with $185,040 for fiscal 2001. We have diminished our rent expense by closing our development office in Tampa in March 2001 and relocating that function to the corporate office to provide a more effective synthesis of workflows between our R & D function and our operations and marketing departments. During November 2001 our corporate offices were relocated to the Ft. Lauderdale, Florida area. We believe this market provides a better environment for technical personnel recruiting. We were also able to reduce our rent obligations by approximately $3,300 per month. In December 2001, we established a disaster recovery site at an IBM Co-Location facility in Atlanta, Georgia. This is designed to ensure 100% system up-time.

Legal and Professional Fees

Legal and professional fees totaled $178,214 in 2002 compared with $215,001 during fiscal 2001. Key components of the 2002 amounts include $90,000 paid to our placement agent for financial advisory services, $53,058 to our accountants for audit and tax related services, $8,891 in legal expenses related to various matters and $26,265 that relate to accounting and legal services associated with our obligations as a public company. We expect on-going legal and professional fees to approximate what was experienced during 2002.

Travel

We incurred $34,548 in travel expenses during fiscal 2002 compared to $66,205 during 2001. We began reducing travel expenses during mid-2000 as a result of the on-going working capital difficulties that we have been experiencing. Those cost-cutting measures continued in 2001 and during the first quarter of 2002. We expect travel to increase markedly as we experience more success in penetrating the marketplace with our sales efforts. We expect this increase to be offset by the increase in accompanying revenues.

Telephone and Internet

Telephone and Internet related costs were reduced by $14,597 due to decreased telephone and Internet access costs associated with the closing of our office in Tampa, Florida, and a decrease in overall long-distance charges associated with the closed facilities. We anticipate reducing our total telecommunications expenses by approximately 40% during 2003 by virtue of our change in long-distance and data line providers.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (“SGA”) were $224,844 during 2002. These expenses relate primarily to costs incurred in running our office day-to-day and other costs not directly related to other captioned items in our income statement, and include the cost of office equipment and supplies, the costs of attending conferences and seminars and other expenses incurred in the normal course of business. We made a concerted effort during the second half of 2000 to eliminate or reduce SGA expenses not crucial to the efficient operation of our company. This effort continued during 2001 and is now culturally ingrained. We do expect to increase the overall dollar volume spent on SGA as we increase our revenue base and step-up our overall activity.

Interest Expense

Interest expense was $938,639 during 2002 versus $918,834 in fiscal 2001. In December 2002, the holders of 12% Convertible Notes converted those notes into shares of our Series C Preferred Stock. This conversion lowered the conversion price of the investors from $0.50 per share to $0.25 per share resulting in a debt conversion expense due to the more favorable conversion terms afforded the investors. The debt conversion expense of $646,000 was recorded as additional interest expense, this expense is non-cash and we recorded a corresponding increase to our additional paid-in capital.

During 2001 we entered into a private placement of 12% Convertible Notes. We recorded interest expense of $508,835 in connection with a “beneficial conversion feature” that was deemed to exist when the conversion price of some of the 12% Notes was issued at a discount to the prevailing market price of the stock. This expense is non-cash and we recorded a corresponding increase to our additional paid-in capital.

During 2001 we issued 230,700 detachable common stock warrants as additional compensation in connection with short-term bridge loans that were used for working capital purposes. We valued the warrants utilizing the Black-Scholes model and recorded $124,827 as interest expense in 2001 and $165 as interest expense in 2002.

Preferred Stock Dividends

During 2002 we issued 6,153,000 warrants to investors in a private placement of our Series C Preferred Stock, including 3,230,000 warrants issued in the conversion of our 12% Convertible Notes into shares of Series C Preferred Stock. The warrants were valued at $1,411,475 utilizing the Black-Scholes model. The net proceeds received in the Series C Preferred Stock offering were allocated to the Series C Preferred Stock and we recognized a deemed dividend on preferred stock of $1,411,475 resulting in a charge to retained earnings and a credit to additional paid-in capital within our stockholders’ equity as of December 31, 2002.

During 2001 we issued 8,000,000 warrants to investors in a private placement of our Series B Preferred Stock. The warrants were valued at $3,383,168 utilizing the Black-Scholes model. The net proceeds received in the Series B Preferred Stock offering were allocated to the Series B Preferred Stock and we recognized a deemed dividend on preferred stock of $3,383,168 resulting in a charge to retained earnings and a credit to additional paid-in capital within our stockholders’ equity as of December 31, 2001.

Dividends on our Series A Preferred Stock totaled $121,025 in 2002 compared to $205,585 for the comparable period in 2001. This occurred as a result of our filing an Amended Certificate of Designation for the Series A Preferred Stock. The Amended Certificate of Designation was filed with the State of Delaware effective August 2, 2002. The Amended Certificate of Designation changed the terms of the Series A Preferred Stock dividend so that it becomes a liability only “when and if declared” by our board of directors. There were arrearages of $84,958 in Series A Preferred Stock dividends, $211,256 in Series B Preferred Stock dividends and $56,805 in Series C Preferred Stock dividends at December 31, 2002. We deducted $301,763 from Net Income (Loss) Attributable to Common Stockholders’ for the year ended December 31, 2002 relating to undeclared Series A, B and C Preferred Stock dividends.

Liquidity and Capital Resources

We have historically experienced negative cash flows and have relied primarily on the proceeds from the sale of debt and equity securities to fund our operations. In addition, we have utilized stock-based compensation as a means of paying for consulting and salary related expenses.

Cash and cash equivalents decreased by $129,090 from $194,877 to $65,787 at June 30, 2003. This was the result of cash provided by financing activities of $680,265 offset by cash used in operating activities of approximately $797,533. The significant components of the activity include a loss from operations of approximately $998,239 offset by non-cash expenses of 88,459, increases in cash of $112,247 from changes in working capital accounts and approximately $680,265 we raised through the sale of debt and equity securities.

We are not currently bound by any long or short-term agreements for the purchase or lease of capital expenditures. Any amounts expended for capital expenditures would be the result of an increase in the capacity needed to adequately service any increase in our business. To date we have paid for any needed additions to our capital equipment infrastructure from working capital funds and anticipate this being the case in the future. We do not presently have any commitment for capital expenditures.

We are currently in default on interest payments owed totaling $66,879 on our 10% Convertible Notes. The terms of the notes provide a payment grace period of thirty days in which to make required semi-annual interest payments. We were in default effective January 30, 2002.

We had a recorded liability of $145,711 at June 30, 2003 for federal employment taxes. We had not fully satisfied the liability as of August 15, 2003.

We have been operating with a cash burn rate. In order to manage cash flows, we have issued preferred stock and common stock to satisfy operating expenses and obligations. Between March 28, 2002 and March 2003 we sold 165,650 shares of our Series C Preferred Stock and warrants to purchase 3,513,000 shares of our common stock. Gross cash proceeds from this offering totaled $1,656,500. We accrued $333,077 in transaction related fees leaving net proceeds of approximately $1,423,423.

From April 2003 through May 31, 2003 we sold an aggregate of 1,400,000 shares of our Common Stock and warrants to purchase 700,000 shares of our common stock for gross proceeds of $350,000. We accrued $35,000 in transaction fees leaving net proceeds to us of $315,000.

From July 2003 through August 31, 2003 we sold an aggregate of 620,000 shares of our common stock for gross proceeds of $155,000. We accrued $15,500 in transaction fees leaving net proceeds to us of $139,500.

During the second half of fiscal 2002 and first half of 2003, we entered into contracts for EDC services worth approximately $1.6 million in value. During this period we added seven new clients, including two clinical research organizations (CRO) and an academic research institution. These clients in particular are deemed vital to our long-term growth since these two areas have become a point of emphasis for our sales and marketing activities.

Our selling efforts now include marketing our products to several Fortune 500 pharmaceutical and medical device manufacturers and two of the largest CRO’s. We began providing services to some of these entities during the first half of 2003. These contracts should provide us the opportunity to limit our need for funding our operations via debt and equity capital. Obtaining contracts with clients of this size and reputation would also increase the credibility of the company.

We feel that the momentum established from new client acquisitions; the development of a new EDC product – MERS-TH; and our ability to retain clients for repeat engagements provide a good operating base from which to build during 2003. We improved our sales staff during the latter half of fiscal 2002 and expect to increase the level of resources utilized in the sales and marketing areas. We embarked on a cost cutting program during fiscal 2000. That program became part of our organization’s identity and remains ingrained in our culture today. We feel that a combination of our lean operating environment and increased success in new client acquisition, coupled with our ability to retain our existing clients will allow us to compete effectively within the EDC market.

Because of the losses experienced since 1999 we have needed to continue utilizing the proceeds from the sale of debt and equity securities to fund our working capital needs. The capital markets since mid-2000 have provided a difficult climate for raising capital due to the decline in value of publicly held technology stocks and the resultant apprehension on the part of investors to invest in technology oriented firms. In addition, when available, capital has been expensive relative to the valuations that were afforded during the expansion of the Internet sector in 1999 and 2000. The softness in the capital markets coupled with the losses experienced have caused working capital shortfalls. We have used a combination of equity financing and short-term bridge loans to fund our working capital needs. Other than our current capital and capital we may raise from future debt or equity offerings or short-term bridge loans, we do not have any additional sources of working capital.

We will continue to require substantial funds to continue our research and development activities and to market, sell and commercialize our technology. We will need to raise substantial additional capital to fund our future operations. Our capital requirements will depend on many factors, including the problems, delays, expenses and complications frequently encountered by companies developing and commercializing new technologies; the progress of our research and development activities; the rate of technological advances; determinations as to the commercial potential of our technology under development; the status of competitive technology; the establishment of collaborative relationships; the success of our sales and marketing programs; the cost of filing, prosecuting and defending and enforcing patents and intellectual property rights; and other changes in economic, regulatory or competitive conditions in our planned business. Estimates about the adequacy of funding for our activities are based upon certain assumptions, including assumptions that the research and development programs relating to our technology can be conducted at projected costs and that progress towards broader commercialization of our technology will be timely and successful. There can be no assurance that changes in our research and development plans or other events will not result in accelerated or unexpected expenditures.

To satisfy our capital requirements, including ongoing future operations, we will seek to raise additional financing through debt and equity financings. There can be no assurance that any such findings will be available to us on favorable terms or at all. If adequate funds are not available when needed, we may be required to delay, scale back or eliminate some or all of our research and product development programs, and our business operations. If we are successful in obtaining additional financings, the terms of such financings may have the effect of diluting or adversely affecting the holdings or the rights of the holders of our common and preferred stock. Further, there can be no assurance that even if such additional capital is obtained or the planned cost reductions are implemented, that we will achieve positive cash flow or profitability or be able to continue as a business.

Our ability to continue in existence is dependent on our having sufficient financial resources to bring products and services to market. As a result of our significant losses, negative cash flows from operations, and accumulated deficits for the periods ending June 30, 2003, there is doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported. Note 2 of Notes to the Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. In addition, our Management is periodically faced with uncertainties, the outcomes of which are not within our control and will not be known for prolonged periods of time. Based on a critical assessment of its accounting policies and the underlying judgments and uncertainties affecting the application of those policies, our Management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States (GAAP), and present a meaningful presentation of our financial condition and results of operations.

Our Management believes that the following are our critical accounting policies:

DEFERRED REVENUE

Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, we are entitled to payment for all work performed through the point of cancellation.

REVENUE RECOGNITION POLICY

Our business model is transaction-based and can be implemented either as an ASP (application service provider) or licensed for implementation by a customer such as a pharmaceutical company. Revenues are derived from the set-up of clinical trial engagements; on-going maintenance fees incurred throughout the duration of an engagement; fees for report writing and change orders. The clinical trials that are conducted using TrialMaster can last from a few months to several years. Most of the fees associated with our product including post-setup customer support in the form of maintenance charges are recognized ratably over the term of the clinical trial. Cost of sales is primarily comprised of programmer salaries and taxes and is expensed as incurred.

We recognize sales, for both financial statement and tax purposes, in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements” (SAB 101), SAB 101 requires that revenue be recognized ratably over the life of a contract. In accordance with SAB 101 we will periodically record deferred revenues relating to advance payments in contracts.

STOCK BASED COMPENSATION.

Options granted to employees under our Stock Option Plan are accounted for by using the intrinsic value method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board issued Statement No.123, Accounting for Stock-Based Compensation (SFAS 123), which defines a fair value based method of accounting for stock options. In December 2002, the FASB issued SFAS No.148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123”. This statement amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. We account for stock options under the intrinsic value method specified in APB 25 and have adopted the disclosure requirement of FAS 148.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 141”), and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). They also issued Statement of Financial Accounting Standards No. 143, “Accounting for Obligations Associated with the Retirement of Long Lived Assets” (“SFAS 143”), and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), in August and October 2001, respectively. Statement of Financial Accounting Standards No. 145-“Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”, was issued in April 2002. Also during 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123” were issued in June and December 2002, respectively.

SFAS 141 requires all business combinations initiated after September 30, 2001 be accounted for under the purchase method. SFAS 141 supersedes APB Opinion No. 16, “Business Combination’s”, and Statement of Financial Accounting Standards No. 38, “Accounting for Preacquisition Contingencies” of purchased Enterprises, and is effective for all business combinations initiated after September 30, 2001.

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, we are no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS 142 supercedes APB Opinion No. 17, “Intangible Assets”. We expect that SFAS 142 will not have a material impact on our consolidated results of operations and financial position upon adoption. We adopted SFAS 142 on January 1, 2002.

SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after September 15, 2002, with early adoption permitted. We expect that the provisions of SFAS 143 will not have a material impact on our consolidated results of operations and financial position upon adoption. We adopted SFAS 143 effective January 1, 2002.

SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144, supersedes Statement of Financial Accounting Standards No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 121”), and APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and

Infrequently Occurring Events and Transactions”. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. We adopted SFAS 144 effective January 1, 2002 and do not expect that the adoption will have a material impact on our consolidated results of operations and financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 eliminates SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item. Under SFAS No. 145, such gains and losses should be classified as extraordinary only if they meet the criteria of APB Opinion No. 30. In addition, SFAS No. 145 amends SFAS No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We do not expect the adoption of SFAS No. 145, which will become effective after May 2002 to have a material effect on our financial condition or results of operations.

June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)”. SFAS No. 146 replaces Issue 94-3. The provisions of SFAS No. 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. We do not expect the adoption of this pronouncement to have a material effect on our earnings or financial position.

On December 31, 2002, the FASB issued SFAS No.148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123”. This statement amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. We do not expect the adoption to have a material effect on our earnings or financial position.

DESCRIPTION OF BUSINESS

Summary

We are an Internet-based healthcare technology company that provides Web-based electronic data capture (“EDC”) solutions and related value-added services to pharmaceutical and biotechnology companies, clinical research organizations (“CRO’s”), academic research institutions and other clinical trial sponsors. TrialMaster, our Internet-based software, allows clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical study data including patient histories, patient dosing, adverse events, and other clinical trial information. At every research site, clinical research data is entered electronically. All participants in the clinical trial process are connected and have access to the data in real time. Clinical trial sponsors can review, monitor, and analyze the data remotely and in real time.

Medical Error Reporting System (“MERS-TH”) was co-developed with Columbia University during 2002. MERS-TH provides our clients, U.S. and European based hospitals and medical centers, a standardized system for collecting data on medical errors, adverse events and near misses. Based on a February 2000 report made to the President medical errors are estimated to lead to between 40,000 and 90,000 deaths annually, and cost the U.S. health care system over $33 billion annually.

Background and History

OmniComm Systems, Inc. was originally organized as Coral Development Corp. under the laws of the State of Delaware on November 19, 1996 by Modern Technology Corp. (“Modern”). Modern originally completed a “blind pool/blank check” offer pursuant to Rule 419 by having Modern distribute Coral Development shares as a dividend to Modern shareholders. On February 17, 1999, OmniComm Systems, Inc., a company organized under the laws of the State of Florida as the Premisys Group, Inc. on March 4, 1997, merged with Coral Development. Coral Development was the surviving entity post-merger. The merged entity changed its name to OmniComm Systems, Inc.

TrialMaster

TrialMaster is a Web-based software application that uses Internet technologies for EDC to conduct and manage clinical trial data from geographically dispersed sites.

We believe TrialMaster offers the following advantages, which increase the efficiency and decrease the costs of the clinical trial process:

•	Accelerates initiation and completion of clinical trials by approximately 30%;

•	Provides real-time access to clinical trial data;

•	Eliminates double data entry and paper based reports;

•	Decreases the cost of data collection in clinical trials by up to 80%;

•	Provides real time connection between all participants in the clinical trial process;

•	Improves data entry accuracy by up to 80%; and

•	Secures collection and storage of clinical trial data, through encryption and multilevel storage in two locations.

Market Opportunity

Clinical trials are the critical component in bringing a drug or medical device to market. All prescription drug and medical device therapies must undergo extensive testing as part of the regulatory approval process. Most clinical trials are currently conducted in an antiquated manner and fail to optimize the resources available for a successful clinical trial. We believe that our solution significantly reduces costs, improves data quality and expedites results. The data integrity, system reliability, management control and auditable quality of TrialMaster will aid clinical trial sponsors that want to improve clinical trial efficiencies, speed-up results and ensure regulatory compliance.

In order for a drug or medical device to be marketed in the United States, Europe or Japan, the drug or device must undergo extensive testing and regulatory review to determine that it is safe and effective. The regulatory review process for new drugs and devices is time consuming and expensive. A new drug application (“NDA”) can take up to two years before the FDA approves it. This is in addition to three to five years of studies required to provide the data to support the NDA. The amount of money and time currently spent on clinical trials is enormous. The following points are illustrative of the dynamics:

•	The average drug approved for sale by the FDA in 2000 cost $635,000,000 to bring to market.

•	Drug companies lose as much as $13 million in potential revenue for each day a trial is delayed on a blockbuster drug such as Lipitor™.

We believe TrialMaster provides us with strong market opportunities, including:

The Clinical Trial Industry is a Large and Growing Industry.

Worldwide R & D spending totaled $57 billion in 2000. A June 2003 Covance report projects 10% annual growth in R & D spending powered by the development of new drugs and treatments, increases in the complexity and number of clinical trials, increasing number of patients in the average application, an aging population and strong demand for drugs to treat this aging population.

CenterWatch estimates that in 2000 $4.8 billion was spent in the United States on clinical research data management and handling. We estimate that in 2002 approximately 10%-15% of all clinical trials were conducted using Web-based (EDC) solutions.

Industry Trends

Industry and regulatory trends have led pharmaceutical, biotechnology, and medical device companies to increase research and development for proprietary new drugs and medical devices. To keep pace in today’s market companies must conduct both more and increasingly complex clinical trials, develop multinational clinical trial capability, and, at the same time, control costs. These trends have created even greater competitive demands on the industry to bring products to market efficiently and quickly.

Competitive Pressures

Increased competition and pressure from generic brands and increased volume of new drug candidates from the genomics industry have forced pharmaceutical companies to attempt to shorten the clinical trial processes to bring new drugs to market as soon as possible. New drugs are also needed because shortened life cycles of drugs have narrowed the window of opportunity for companies to enjoy extraordinary returns from patented drugs. According to Accenture, pharmaceutical companies are striving to select winning drugs earlier and to reduce the time it takes to bring the drug to market by one-third.

Expensive and Inefficient Paper-Based Clinical Trials Compared to EDC Solution

One of the bottlenecks in the clinical trials process is in the collection, validation and management of data. Traditional paper-based clinical trials are an inefficient process. Several market-leading CRO’s are conducting trials using Web-based trial solutions. Trial sponsors are beginning to use EDC in order to remain competitive relative to the costs in conducting trials and the time to completion.

Emerging Market of Web-Based EDC

Web-based EDC has been around for four years and an estimated 10% to 15% of all clinical trials are currently conducted using Web-based EDC. We believe that the move toward emerging Web-based technologies is natural since it involves the management of large quantities of trial data in different formats, which is by definition one of the core skills and competencies of the IT industry. While industry growth estimates vary, all predictions indicate that EDC will become widely accepted. For example, Forrester Research and Frost & Sullivan each predict annual double-digit growth in the use of EDC technologies between 2001 and 2006; Accenture predicts that by 2004, 60% of all clinical trials will use some form of EDC.

Unique Competitive Advantages

We believe we are well positioned to succeed within the emerging EDC industry due to our competitive strengths which include:

A focus toward customer requirements.

Unlike competitors that have “global” solutions with standard data fields, screens and forms, we provide a fully customized solution to meet very specific client needs. TrialMaster V3.0 is a robust, dynamically-driven software platform. It has been designed, based on our past experience, to include many “custom” features our clients have sought in our past engagements. TrialMaster’s flexible architecture allows us to perform client specific customizations in what we believe are industry best turnaround times. Our team of developers and programmers ensures user acceptance and system performance and provides customer-focused support services to guarantee a smooth integration of technology into each sponsor’s clinical trials. We assist with the design, installation, and integration of TrialMaster with existing systems, host the clinical trial data in a secure and controlled state-of-the-art facility, provide customer support 24 hours a day, 7 days a week, and train on-site personnel.

Quality EDC solution offered at a discount to the market price.

Our business strategy focuses on the continued development, marketing and sale of our TrialMaster product. TrialMaster V3.0 was introduced less than a year ago. As of today, we are involved in conducting or developing multi-center, clinical trials for seventeen clients. We completed a multi-center, multi-national clinical trial with a European-based medical device company and a European-based clinical research organization. This clinical trial encompassed 400 patients in 42 sites throughout Canada, Western Europe, and Scandinavia. We are in negotiations with several U.S.-based pharmaceutical and clinical research organizations to implement TrialMaster. During the last twelve months we have signed contracts with eight new clients with contractual values exceeding $1.6 million.

Industry Background

Global research and development expenditures by the pharmaceutical, medical device and biotechnology industries reached an estimated $57 billion in 2000, with $23 billion being spent by North American-based pharmaceutical, biotechnology and medical device companies. It is estimated that pre-clinical and clinical trial costs represent approximately one-third of the total spent on research and development, with approximately 8.5% of the total costs spent on data management.

Pre-clinical and clinical trials historically were performed almost exclusively by in-house personnel at the major pharmaceutical companies. Over the last two decades, clinical trial sponsors have transitioned to a model that includes the outsourcing of clinical trial management to clinical research organizations (“CRO’s”).

We believe that certain industry and regulatory trends summarized below have led pharmaceutical, biotechnology and medical device companies to increase research and development for proprietary new drugs and medical devices. These trends have required companies to conduct increasingly complex clinical trials, and develop multinational clinical trial capability, while seeking to control costs.

Increasing Cost Containment Pressures. The increasing pressure to control rising health care costs, and the penetration of managed health care and health care reform, have caused changes in the pharmaceutical, medical device and biotechnology industries.

Managed Care. Managed care providers and insurance carriers have become major participants in the delivery of pharmaceuticals along with pharmacy benefits organizations. These companies are seeking to lower and control the prices of drugs and devices.

Generic Drug Effect. Competition from generic drugs following patent expiration has resulted in increasing market pressure on profit margins.

Increasingly Complex and Stringent Regulation. Increasingly complex and stringent regulatory requirements have increased the volume and quality of data required for regulatory filings and escalated the demand for real-time, high-accuracy data collection and analysis during the drug development process.

Reducing Drug Development Time Requirements. To reduce costs, maintain market share and speed revenue production, pharmaceutical, medical device and biotechnology companies face increasing pressure to bring new drugs to market in the shortest possible time.

New Drug Development Pressures. To respond to the demand for products for an aging population and for the treatment of chronic disorders and life-threatening conditions, research and development expenditures have increased as a result of the constant pressure to develop and patent new therapies.

Growth of Biotechnology Industry. The biotechnology industry and the number of drugs produced by it which require FDA approval have grown substantially over the past decade.

These trends have created even greater competitive demands on the industry to bring products to market efficiently and quickly.

Clinical Trial Overview

In order for a drug or medical device to be marketed the drug or device must undergo extensive testing and regulatory review to determine that it is safe and effective. To support an application for regulatory approval, clinical data must be collected, reviewed and compiled. Clinical data is collected from case report forms (“CRF’s”) that are submitted to and filled out by an investigator, typically a doctor or research assistant who is administering the clinical trial. CRF’s can be five to several hundred pages long, and document a series of visits by patients over a period of time.

Once information is collected by the investigator and the CRF is completed, the investigator submits the CRF to the sponsor or the CRO. The data is then input manually into a database. Typically, double data entry is used to resolve errors.

TrialMaster allows participants in the clinical trial process, such as a sponsor or CRO, to perform data collection, handling and transmission via a direct, secure Internet connection. After the CRF’s are Internet enabled and the validation criteria encoded, the CRF forms are accessed via the Internet from our server to the sites where the clinical trials will take place.

The TrialMaster Suite of Products

TrialMaster is an open system that is fully integratable with existing legacy data systems such as Oracle® and Microsoft SQL®. The application utilizes a standard browser such as Internet Explorer 5.0®. TrialMaster allows clinical data to be entered directly from a source document, such as a patient record or doctor’s notes, via computer. The clinical data is transmitted via the Internet to a secure server where the data is validated and stored. The cost for implementing the application is based on a data point per page/per patient fee which increases or decreases depending on the size and length of the trial.

TrialMaster’s features and benefits include:

•	Internet-based network - no special client software required;

•	Role-based security - data presented on basis of role in the trial (i.e., investigator, sponsor, trial manager);

•	Audit trail of all transactions - all original data and changes are recorded;

•	Primary data validation - data ranges and requirements are checked upon entry of data

•	Customized reports based on client’s specifications;

•	Enhanced Messaging system - sends email notifications based upon client defined events both systemically and client generated;

•	Data export - client can export database in a variety of formats for interim analysis;

•	Real time data access - clients can monitor trial progress and make go/no-go decisions;

•	ASP model - uses our secure data infrastructure and can be installed utilizing client-supplied equipment as an option;

•	Fully compliant with FDA 21 CFR Part 11 and subsequent April 1999 Guidance to Industry;

•	CDISC compliant exported data.

TrialMaster is intended to enhance the clinical trial process in the following three areas:

Data Collection is Faster and Cheaper. Clinical data is collected from the CRF’s that are provided by the trial sponsor and submitted to and filled out by an investigator - a doctor or a research assistant - who is participating in the clinical trial. The forms are five to several hundred pages per patient and encompass a series of visits by patients over a period of time. Currently, the cost to process data ranges from $7.00 to $25.00 per page per patient. Under the TrialMaster system, the cost to process the data is approximately two to five times less per page per patient. The time to process the data under the current manual system can take anywhere from one to eight weeks, which is significantly reduced utilizing TrialMaster because the data is entered in real-time with validation occurring instantly.

Data is Collected More Accurately. Upon its submission, data is reviewed to determine if the collected data is within the parameters of the clinical trial. If data is outside of the clinical trial parameters or if there are typographical errors or similar data problems, the data collection process will generate an edit query. This edit query must be submitted to the investigator for resolution and resubmitted for data processing. Under the current manual system, the cost to process an edit query is approximately $80 to $115 per query; for a large trial, it is not uncommon to generate 500 to 1,000 edit queries a week. The time to process the data for each patient under the current manual system can take anywhere from three to eight weeks. By using TrialMaster, the number of edit queries are significantly reduced because the system validates data as it is input, and the cost of the queries can be reduced by up to 80% to 85%.

Clinical Studies Can Be Monitored More Efficiently. Monitors are an integral and necessary part of the clinical trial process. These individuals travel to clinical sites to ensure that the investigators are complying with good clinical practice standards. They make sure clinical data is collected and submitted in a safe, timely and accurate manner. Monitoring and its associated costs, such as travel, can exceed one-quarter of the total costs of a clinical trial. Under the current system, the cost for a monitoring visit can vary from $1,000 to $3,000 per visit, and a trial can require as many as three to seven visits by the monitor. The number of visits can be reduced when using TrialMaster because the status of sites can be monitored remotely and in real-time. Under the current system, the time for each visit is usually one to two days; utilizing TrialMaster, we believe monitoring hours can be reduced by 50% and monitoring visits can be more efficiently scheduled due to the availability of more accurate and complete information on the trials.

TrialMaster Sales and Marketing

EDC services are currently used in approximately 10% to 15% of clinical trials. Our sales efforts encompass a broad range of clinical trial sponsors including multi-national pharmaceutical companies, small and mid-size pharmaceutical, medical device, academic research institutions and clinical research organizations. We have begun allocating a substantial portion of our sales effort towards large multi-national pharmaceutical companies. These firms conduct numerous trials per year making TrialMaster a scalable and cost-efficient solution. The scope of work available from these large sponsors provides a strong market for sales growth for us. Our focus on small and mid-size companies is predicated upon the fact that they are unlikely to have the technological resources necessary to develop a product like TrialMaster which will offer these companies operating efficiencies in the clinical trial process as well as potential cost savings.

TrialMaster can be used within any segment of the pharmaceutical, biotechnology or medical device industries that undertake clinical trials. We have focused our sales and marketing efforts on the pharmaceutical industry, a market dominated by companies such as Johnson & Johnson and Pfizer. We believe the following are the relevant factors for approaching this market:

•	access to “validators” for the market,

•	relatively standardized and advanced approach to clinical trial process,

•	a very competitive market with relatively short product cycles providing for a need to get products to market quickly, and

•	a tight group of opinion leaders within the market segment with which we have direct relationships.

Our marketing strategy includes establishing relationships with “opinion leaders” and decision makers within the clinical trial industry. In this regard, we have created a Medical Advisory Board to advise us on the development and marketing of the TrialMaster system. The Medical Advisory Board will also provide a platform to contact these opinion leaders and to provide information about the application. We are also using traditional methods to market TrialMaster, including advertising in trade periodicals and attending industry conventions.

Medical Error Reporting System – MERS-TH

MERS-TH is a Web-based reporting system used to collect, classify and analyze medical events from geographically dispersed sites. MERS-TH provides the opportunity to study and monitor actual and near-miss errors to facilitate the improvement of the care-giving process. We developed MERS-TH in conjunction with Columbia University during 2002.

We believe MERS-TH will improve the process of collecting, cataloging and studying medical errors. MERS-TH provides the following benefits:

•	Standardized error classification system and reporting will allow larger hospital and health care providers to streamline the reporting process;

•	Real-time access to data;

•	Seamless integration into existing health care reporting systems utilizing data imports;

•	Improves existing QA systems’ effectiveness without creating additional layers of responsibility;

•	Facilitates compliance with governmental mandated reporting requirements; and

•	Secure collection and storage of data through encryption.

Medical Errors Defined

Types of Medical Errors

•	Diagnostic

•	Error or delay in diagnosis;

•	Failure to act on results of testing or monitoring;

•	Using outdated tests.

•	Treatment

•	Error in the performance of an operation, procedure or test;

•	Error in administering the treatment;

•	Error in the dose or method of using a drug.

•	Preventive

•	Failure to provide prophylactic treatment;

•	Inadequate monitoring or follow-up treatment.

•	Other

•	Equipment failure;

•	Other system failure.

A “near miss” is an event or situation that could have resulted in an accident, injury, or illness, but did not, either by chance or through timely intervention.

Market Opportunity

In November 1999, the Institute of Medicine (“IOM”) issued a report titled “To Err is Human: Building a Safer Health System,” detailing its findings from reviewing medical errors in the U.S. health care system. The report found that between 44,000 and 98,000 people are killed annually from preventable medical errors and that another one million people are injured by errors in treatment at hospitals. Beyond their cost in human lives, preventable medical errors are estimated to cost as much as $29 billion annually in U.S. hospitals. These costs include; the expense of additional care necessitated by the errors, lost income and household productivity, and disability. The report called on states to create mandatory reporting systems, starting with hospitals. The consequences of medical mistakes are often more severe than the consequences of mistakes in other industries—leading to death or disability rather than inconvenience on the part of consumers.

Most hospitals underestimate or are underreporting the number of errors and injuries that occur due to a workplace culture that tends to punish those making mistakes and because hospital personnel tend to regard health care provider errors as evidence of personal carelessness. Dr. Lucien Leape of the Harvard School of Public Health estimates that only 2 to 3% of major errors are reported through hospital incident reporting systems. Worse yet, another study by Dr. Leape found that 70% of adverse events found in a review of 1,133 medical records were preventable.

A wide body of research, including studies by the Agency for Healthcare Research and Quality (“AHRQ”), support the IOM conclusions. Studies conducted during the 90’s have shown that adverse events occur in approximately 3 to 4% of patients. Another study conducted by Dr. Leape found that the average intensive care unit (“ICU”) patient experienced almost two errors per day, a proficiency level of 99 percent. However, one out of five of these errors were potentially serious or fatal. If performance levels of 99.9%— substantially better than those found in the ICU—applied to the airline industry, it would equate to two dangerous landings per day at O’Hare International Airport in Chicago.

Other industries, e.g., aviation or manufacturing, have done a better job than the health care industry in managing the risk level inherent in their operating activities. Some industries, such as the aviation industry, have adopted quality improvement, safety assurance and error reduction programs as a core mission. A review of the experience in non-health-care industries offers some lessons that may be applicable to reducing medical errors. Characteristics found in industries that have effectively reduced errors include:

•	Development of tracking mechanisms that expose errors;

•	Thorough investigation of errors;

•	Applying to error reduction a systems oriented approach that combines human intervention, technical tools and organizational remedies;

•	Systems solutions that are focused on fixing the problem, not the blame;

•	Changing organizational cultures so that an environment that embraces error reduction is nurtured; and

•	Allocating the resources necessary to fix the problems.

One of the problems in concluding that a chronic medical error problem exists is that medical errors usually affect only one patient at a time; therefore, they are treated as isolated incidents. Health-care errors are also underreported due to liability and confidentiality concerns. Implementing a broad-based solution that is available to the healthcare industry can help begin to remedy the first problem. Only changing the culture intrinsic to the industry can combat the second.

Regulatory Background

In December of 1999, President Clinton directed the Quality Interagency Coordination Task Force (“QuIC”) to evaluate recommendations from To Err is Human and to respond with a strategy to identify prevalent threats to patient safety and reduce medical errors. The QuIC is a multi-agency task force with participants including the Department of Health and Human Services; Department of Defense; and the Department of Veteran Affairs. The latter two are of significance since they collectively manage over 1,800 health care sites serving 13 million patients annually.

In response to the IOM report, the President directed the QuIC to prepare a set of recommendations for specific actions to improve health care outcomes and prevent medical errors. Specifically, the President requested that the QuIC report:

•	Identify prevalent threats to patient safety and medical errors that can be prevented through the use of decision-support systems;

•	Identify additional strategies to reduce medical errors and ensure patient safety in Federal health care programs;

•	Evaluate the extent to which medical errors are caused by misuse of medications and medical devices, and consider steps to strengthen the FDA’s reporting structure on these types of errors; and

•	Identify opportunities for the Federal Government to take specific action to improve patient safety and health care quality through collaboration with the private sector.

The IOM’s report resulted in a flurry of regulatory activity. As of January 2003, approximately 20 states have implemented laws making error reporting systems mandatory. The goal of such legislation is to improve patient safety and to hold health care organizations responsible for the quality of care they provide.

The IOM and QuIC made several recommendations in their respective reports. Amongst their recommendations are to:

•	Create a national mandatory reporting system;

•	Include patient safety in performance standards for health care organizations – require specific performance levels in order to retain the rights to provide goods and services;

•	Ask independent accrediting organizations to demonstrate how they are coordinating and strengthening their patient safety standards;

•	Identify a core set of errors reporting data;

•	Identify and attempt to pool existing data sets (such as State mandatory errors reporting data) that can be brought together to enhance the knowledge and understanding of errors.

AHRQ and the CDC have expanded their research efforts in the area of informatics to include initiatives aimed at developing and evaluating electronic systems to identify, track, and address patient safety concerns. Additionally, Governmental participation especially in requiring the pooling of data, and in setting and enforcing safety standards from its vendors is likely. On a more global basis, establishing a national MERS-TH database will provide useful data to study system failure points, enable benchmarking and provide data to study the efforts that prevented near misses from becoming errors. The errors that are cataloged will provide useful information on the causes of health care problems. Perhaps more importantly, near misses occur more frequently than errors and reveal a greater variety of systemic problems with processes and procedures.

MERS-TH Description

When designing MERS-TH the following design criteria were identified as crucial for an ideal reporting system:

Error reporting should:

•	Be confidential and non-punitive;

•	Be relatively easy to integrate into an existing quality assurance system;

•	Include near-misses and no harm events, in addition to errors;

•	Classify events by what and where events happened, where and how they were discovered, and by the underlying root causes of the errors;

•	Use a uniform method for recording data;

•	Include a process for analyzing data and sharing solutions; and

•	Feed into a non-regulatory central system where the aggregated data can be further analyzed.

Since quality assurance (“QA”) programs are already required by regulation, it is vital that the design of an error reporting system be complementary to existing QA systems to avoid employee resistance. The system therefore could not duplicate existing QA systems, but instead needs to meet the above criteria and still be compatible with existing QA systems.

MERS-TH provides a software-based process to sort error reports based on the potential for risk to a patient and provides health care organizations a consistent method for classifying the causes of events. The system has been designed to handle high volume environments without becoming cumbersome to use at the local hospital level.

MERS-TH has been developed with the knowledge that errors can never be eliminated; however they can be reduced by managing, identifying and addressing the risks inherent in health care services. MERS-TH provides a standardized means of organized data collection and analysis of medical errors, adverse events and near misses. Its effectiveness depends on the willingness of individuals to report such information.

How does MERS-TH work?

•	Detection: Identify, report and record the event.

•	Selection: Determine the extent of investigation needed.

•	Investigation: Find out more about the context in which the event occurred, and conduct a root cause analysis, if necessary.

•	Description and Classification: Assign standardized codes to describe the event and root causes.

•	Computation: Analyze the aggregate data to identify patterns and trends.

•	Interpretation: Use the results to guide organizational risk reduction efforts.

Barriers to Implementation

Information systems and technical problems. To be practical, error prevention will need to rely on sophisticated management and clinical information systems, both as sources of data on adverse events and as a component of interventions to reduce errors. However, information systems existent in health care organizations today are neither sufficiently integrated nor flexible enough to serve either of these purposes. We believe MERS-TH bridges this gap by combining a user-friendly interface that will avoid initial user reluctance, with an engine dynamically driven by its database that provides a flexible system that is readily integrated into existing healthcare information structures.

Cost and structural problems. Although considerable cost savings can be realized by the effective reduction of medical errors, instituting such programs will require a substantial initial investment. In addition, the relative autonomy of departments within some health care institutions is a potential barrier to rapid organization change and the adoption of new models and procedures to prevent errors. We view the cultural changes needed to implement new error reduction campaigns as the more relevant obstacle. MERS-TH is a reasonably priced alternative for fulfilling an organization’s MIS needs in combating medical errors. Most health-care organizations have capital expenditure budgets that dwarf the investment necessary to implement MERS-TH.

MERS-TH Sales and Marketing

MERS-TH is currently installed and is being evaluated as part of an approximately one-year pilot study that began in January 2003 at the University of Columbia. The sales and marketing of MERS-TH will be done separately from TrialMaster and is likely to command specialized sales personnel with risk management backgrounds. As our co-developer in the project, Columbia University provides an extensive network of research associates as potential clientele. Our initial target will be the domestic market with academic institutions and private and public hospitals and medical centers targeted equally. The European market provides an equally attractive sales market. Illustrative of the potential market for MERS-TH is the number of hospitals in operation domestically and in the European market. As of January 2003 approximately :

•	Privately run U.S. hospitals – 5,801

•	Government run U.S. hospitals – 1,802

•	European academic and state-run hospitals – 14,000

The market for error reporting systems is in its initial stages, with few competitors and no products currently exerting market dominance. Our internal estimates are that error reporting systems may account for as much as a $500 million annual market. Given the likelihood that governmental regulation may make error reporting systems mandatory; we believe that this market provides enormous short and long-term prospects.

Systems

We provide application hosting services for our web-based clinical trial applications utilizing a secure, medical-grade network infrastructure. We maintain both a primary data center and a secondary disaster recovery site. These sites utilize identical configurations with the primary site located at our headquarters while the secondary site is located at an IBM owned co-location facility in Atlanta, GA.

Internet communications to the data center is maintained via two high-speed digital data communication lines; a primary and a “shadow” line. The shadow monitors the primary line and automatically becomes active should an interruption in communications occur to the primary line. These lines are connected to a Cisco high-speed dual line router. Data is then passed from the router to a Cisco PIX hardware firewall. The hardware firewall is capable of providing 120 Mbps data throughput and up to 125,000 simultaneous sessions. The two Cisco PIX firewalls located at the primary data center and at the secondary disaster recovery site are linked via a secure, static, encrypted virtual private network (VPN) connection. The PIX provides firewall, VPN, and intrusion detection functions to the network. Data from the PIX is passed to an HP high-speed data switch. The switch is capable of processing data at a rate of 36.6 Gbps. The switch is used to connect all of our servers to the PIX.

Our software applications were developed utilizing Microsoft’s Distributed Network Architecture (DNA). Thus, the network was designed to accommodate the security and scalability of the DNA framework. Using this approach, servers are paired so that the production server is visible to the internet while the database server is not. Data from the database is made available to authorized users via our proprietary software object module running on the production server. Communication between the servers is handled by the HP switch.

HP Netserver computers running Microsoft Windows 2000 are used in all production and database servers. The servers are configured with dual Intel Pentium class processors, dual power supplies, and hot-swappable RAID disk storage for maximum availability and reliability. Database servers are configured with one gigabyte of RAM memory and 36 gigabytes of disk storage. Production servers are configured with 512 megabytes of RAM memory and 27 gigabytes of disk storage. All servers are capable of supporting up to one gigabyte of RAM memory and one terabyte (1,099,511,627,776 bytes) of disk storage. Up-time of 100% has been experienced since the deployment of these servers.

The current production environment employs two production/database server pairs at the primary data center which is mirrored at the co-location facility. Database synchronization between the primary data center and the co-location facility is accomplished utilizing transaction replication technology via the Virtual Private Network link established between the two locations.

Research and Development

We acquired the technology, developed by Education Navigator, Inc., for our TrialMaster product in June 1998. Since that date, our development of TrialMaster and its subsequent improvements and refinements have been handled by our in-house staff of programmers. During fiscal 2002, we spent approximately $465,000 on research and development activities, the majority of which represented salaries to our developers. In fiscal 2001 we spent approximately $392,000 on research and development activities. We intend to continue to improve and broaden our product line to increase our ability to compete in our market segment

Competition

We compete in the EDC market. This industry can be characterized as rapidly evolving, highly competitive and fragmented. There are other entities that compete with TrialMaster. The principal competitors include Phase Forward Incorporated and eResearch Technology. We believe that 25 to 30 viable competitors in varying degrees of development exist. Many of these competitors have significantly greater financial, technical and marketing resources, or name recognition than we do. In addition, other companies could enter the EDC market due to the vast size of the market opportunity. We believe that the most significant competitive factors we face are a lack of operating history and the poor financial results experienced during the period covering fiscal 2000 to the present.

We believe, however, that our technical expertise, the knowledge and experience of our principals in the industry, quality of service, responsiveness to client needs and speed in delivering solutions will allow us to compete favorably within this market. Further, we believe that none of the aforementioned companies have developed an approach to the clinical trial process that is as flexible and customizable as TrialMaster.

Government Regulation

We do not believe that we are currently regulated, nor do we need any approvals by the FDA or any specific government or quasi-governmental agency. There can be no assurance, however, that we will not become subject to government regulation in the future. See the “Risk Factors” section of this document.

Intellectual Property Rights

Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our software. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors.

We have a patent application pending with respect to our TrialMaster product. This application was filed in May 2000 and remains pending. We are also in the process of registering a number of trademarks including “OMNICOMM SYSTEMS, INC.,” and we have federally registered “TRIALMASTER” and “OMNICOMM SYSTEMS,” as well as copyrights on any computer software applications produced by us. We intend to make such other state and federal registrations as we deem necessary and appropriate to protect our intellectual property rights.

Employees

We currently have 17 full time employees of which three are executives, two are administrative, seven are programmers, two are technology and systems managers and three are in sales and marketing. We believe that relations with our employees are good. None of our employees is represented by a union.

DESCRIPTION OF PROPERTY

Our principal executive offices are located in commercial office space in approximately 4,400 square feet at 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida, and our telephone number is (954) 473-1254. We lease these offices under the terms of a sublease expiring in September 2005. Our annual rental payment under this sublease is $66,900 plus sales tax.

Our secondary data site, which serves as our disaster recovery location, is located in Atlanta, Georgia and is leased from IBM. We lease this space under the terms of a lease expiring in October 2004. Our annual lease payment is approximately $53,460.

LEGAL PROCEEDINGS

On or about September 6, 2000, the Company’s wholly owned subsidiary, OmniTrial B.V. (“OmniTrial”) submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000 that was made on or about July 5, 2001. The bankruptcy proceeding is ongoing. The Company does not expect to incur any additional liability in this bankruptcy proceeding.

Other than the foregoing, we are not a party to any legal proceedings.

MANAGEMENT

The following individuals are our executive officers and the members of our board of directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. Our by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The board of directors elects officers annually and their terms of office are at the discretion of the board.

Person	Age	Position

Cornelis F. Wit	57	Chief Executive Officer, President and Director
Randall G. Smith	46	Chairman and Chief Technology Officer
Ronald T. Linares	40	Chief Financial Officer
Charles Beardsley	57	Senior Vice President Marketing and Sales
Guus van Kesteren	62	Director

Cornelis F. Wit. Mr. Wit has been a member of our board of directors since November 1999, and CEO and President since June of 2002. Mr. Wit was interim CEO from June to July 2000. Mr. Wit was the President of Corporate Finance at Noesis Capital Corp, Boca Raton, Florida, an NASD member firm, from March 1995 until September 2000. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company, and he also served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit graduated from Nijenrode, a business university in Holland.

Randall G. Smith. Mr. Smith has been an executive officer and member of our board of directors since 1997, serving as President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

Ronald T. Linares. Mr. Linares has served as our Chief Financial Officer since April 2000. Prior to joining us, from 1996 until 1999, Mr. Linares was Chief Financial Officer of First Performance Corp., a financial consulting firm, and from 1992 to 1996, Mr. Linares served in various senior financial positions within the Kenny Rogers Roasters Company including Chief Financial Officer of Foodquest, Inc. from 1994 to 1996. Mr. Linares received a B.S. from the University of Florida and a Masters in Public Accountancy from Barry University.

Charles Beardsley. Mr. Beardsley has served as Senior Vice President, Marketing and Sales since January 2003. Prior to joining us, from 1974 to 1995, Mr. Beardsley spent most of his career at Rhone-Poulenc Rorer (RPR, now Aventis Pharmaceuticals), where he served as Vice President of U.S. Marketing and Sales and later as President and General Manager of RPR Canada. More recently, he has served in senior level leadership roles with ASI Business Solutions, from 1997 to 1999, CB Technologies, from 2001 to 2002, and Quintiles Transnational, from 2000 to 2001, companies involved in information technology to include electronic data capture, business intelligence, decision-support and sales force automation and optimization. Mr. Beardsley received his B.S from San Jose State University and his M.B.A. from Golden Gate University.

Guus van Kesteren. Mr. van Kesteren has been a member of our board of directors since November 1999. Since 1996, Mr. van Kesteren has been a consultant to Noesis Capital Corp. , a NASD member firm. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren graduated from Nijenrode, a business university in Holland.

Medical Advisory Board

We have formed a Medical Advisory Board whose purpose is to advise and consult with us on the development, implementation and marketing of the TrialMaster and MERS-TH applications. Currently there are no members on our Medical Advisory Board; we are seeking to add members as we identify individuals who can advise us in adding value to TrialMaster and MERS-TH.

Committees of our Board of Directors

Our board of directors established a Governance Committee, Compensation Committee and an Audit Committee. The Governance Committee, established during 2002, assists the board of directors in fulfilling its responsibility relating to compliance with all Securities and Exchange Commission rules and regulations. Its primary tasks during 2003 will be the implementation of the various requirements of the Sarbanes-Oxley Act of 2002. Mr. van Kesteren chairs this committee, but all of the directors in concert with our Chief Financial Officer are involved in integrating the requirements of the various regulatory agencies dictating public company rules and regulations into our operating structure. The Compensation Committee administers our stock option plan and makes recommendations to the board of directors concerning compensation, including incentive arrangements, of our officers and key employees. The members of the Compensation Committee are Mr. van Kesteren, who serves as Chairman of the committee and Mr. Wit. The Audit Committee assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence, engagement and performance of our independent auditors, and the performance of our internal control functions. The audit committee also reviews all non-audit fees and services to be rendered to us by the independent auditors. Mr. van Kesteren, as our sole independent director and financial expert, as such term is generally defined by the Securities and Exchange Commission, is the only current member of the Audit Committee.

Right to Designate Members to our Board of Directors

In connection with our private placement of Series A Preferred Stock in July 1999, in which Noesis Capital Corp. acted as placement agent, we granted Noesis Capital Corp. the right to designate through July 2004 two directors to our board of directors pursuant to which Mr. Wit and Mr. Van Kesteren were appointed to our board of directors.

In connection with our private placement of Series B Preferred Stock in August and September 2001, in which Commonwealth Associates, L.P. acted as placement agent, we granted Commonwealth Associates and the Series B investors the right to designate one director. Our officers, directors and certain of our principal stockholders have delivered an irrevocable proxy to Commonwealth Associates agreeing that until the later of August 31, 2006 or such time as less than 25% of certain currently issued and outstanding securities are then issued and outstanding such individuals will continue to vote for Commonwealth Associates’ designee as a member of our board of directors.

We also agreed that all committees of our board of directors would include a proportionate number of directors designated by Commonwealth Associates. Finally, Commonwealth Associates is also entitled to appoint an observer to attend all meetings of our board of directors.

In connection with our private placement of our Series C Preferred Stock in 2002, in which Noesis Capital Corp. acted as placement agent, we granted Noesis Capital Corp. the right to designate two directors to our board of directors. As of the date of this prospectus, Noesis Capital Corp. had not yet exercised the right to name either director.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to the compensation of (i) our Chief Executive Officer; and (ii) each of our executive officers who earned more than $100,000 during the three most recent fiscal years (collectively, the “Named Executive Officers”).

						Long term Compensation
		Annual Compensation				Awards		Payouts
					Other		Securities
Name					Annual	Restricted	Under-		All other
And					Compen-	Stock	Lying	LTIP	Compen-
Principal					sation	Awards	Options	Payout	sation
Position	Year	Salary ($)		Bonus ($)	($)	($)	SARs (#)	($)	($)

Cornelis F. Wit, CEO/Director	2002	$67,385	(1)	$-0-	$-0-	$-0-	190,000	$-0-	$-0-
David Ginsberg,	2002	$88,904	(2)	$20,833	$-0-	$-0-	-0-	$-0-	$-0-
CEO/Director	2001	$312,813		$12,500	$-0-	$-0-	750,000	$-0-	$-0-
	2000	$134,255	(3)	$-0-	$-0-	$-0-	240,000	$-0-	$16,759	(4)
Peter Knezevich CEO/Director	2000	$131,231	(5)	$-0-	$-0-	$-0-	-0-	$-0-	$5,300	(6)
Randall Smith	2002	$156,000		$-0-	$-0-	$-0-	65,000	$-0-	$-0-
President/Director	2001	$138,506		$-0-	$-0-	$-0-	270,000	$-0-	$300	(6)
	2000	$119,831		$-0-	$-0-	$-0-	2,000	$-0-	$6,800	(6)
Ronald T. Linares	2002	$138,880		$-0-	$-0-	$-0-	45,000	$0	$0
CFO	2001	$119,044		$-0-	$-0-	$-0-	300,000	$-0-	$150	(6)
Clifton Middleton Vice President	2000	$100,899		$-0-	$-0-	$-0-	252,000	$-0-	$3,000	(6)
Gene Gordon Vice President	2000	$115,000		$-0-	$-0-	$-0-	2,000	$-0-	$6,600	(6)

(1)	Mr. Wit joined our company as Chief Executive Officer on June 1, 2002.

(2)	Dr. Ginsberg left our employ on June 1, 2002.

(3)	Dr. Ginsberg joined our company on August 1, 2000.

(4)	Consisted of reimbursements for moving expenses and temporary housing during calendar 2000.

(5)	Mr. Knezevich left our employ on May 25, 2000.

(6)	Consisted of car allowance payments.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

	Number of
	Securities	% of Total
	Underlying	Options/SARs
	Options/	Granted to
	SARs	Employees in	Exercise or Base	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Share)	Date

Cornelis F. Wit	50,000	6.2%	$0.25	6/1/07
Cornelis F. Wit	15,000	1.8%	$0.25	8/26/07
Cornelis F. Wit	50,000	6.2%	$0.25	12/19/07
Cornelis F. Wit	75,000	9.2%	$0.25	12/19/07
Randall Smith	15,000	1.8%	$0.25	8/26/07
Randall Smith	50,000	6.2%	$0.25	12/19/07
Ronald Linares	15,000	1.8%	$0.25	8/26/07
Ronald Linares	30,000	3.7%	$0.25	12/19/07

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

			Number of
			Securities		Value of
			Underlying		Unexercised
	Shares		Unexercised		In-the-money
	Acquired		Options/SARs at		Options/SARs at
	On		FY End (#)		FY End ($)
Name	Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Cornelis Wit	-0-	$-0-	400,000	-0-	$-0-	$-0-
Randall Smith	-0-	$-0-	671,539	-0-	$-0-	$-0-
Ronald Linares	-0-	$-0-	457,000	-0-	$-0-	$-0-

Compensation of Directors

Non-management directors receive options under the 1998 Stock Option Plan. Under the 1998 Plan, a grant of options to purchase 30,000 shares of common stock was granted in December 2002 at an exercise price equal to 110% of the market value of one share on the date of grant, or $.25 per share. Such options were immediately exercisable upon grant and will expire five years after the date of grant. In addition, non-management directors are reimbursed for ordinary expenses incurred in connection with attendance at meetings.

Employment Agreements

In August 2003, we entered into an employment agreement with Cornelis F. Wit to serve as our Chief Executive Officer and President through December 31, 2004. Mr. Wit receives an annual salary of $175,000 payable in cash and/or stock plus a bonus tied to our operating results. As part of the agreement incentive options are awardable under the agreement based upon sales and cash flow objectives. In the event that the we consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of our business, assets or stock, whether effected in one transaction or a series of transactions due to the initiative of Mr. Wit (whether or not during the term of the agreement) Mr. Wit will receive a fee equal to 2% of the aggregate consideration. The agreement also provides, among other things, for participation in employee benefits available to employees and executives. Under the terms of the agreement, we may terminate Mr. Wit’s employment upon 30 days notice of a material breach and Mr. Wit may terminate the agreement under the same terms and conditions. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause if Mr. Wit leaves the company voluntarily or a six month non-compete clause following his termination by us.

In September 2001, we entered into a three-year employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer. Under the terms of the agreement, as compensation for his services, Mr. Smith receives an annual salary of $165,000 as of January 1, 2003 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive a bonus based upon achieving technology related milestones. Mr. Smith was granted an aggregate of 210,000 options under our 1998 Stock Incentive Plan. The options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share, or $0.43 per share for five years from the date of vesting. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions. If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement.

In September 2001, we entered into a three-year employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer. Under the terms of this agreement, Mr. Linares receives an annual salary of $150,000 as of January 1, 2003 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Linares was granted an aggregate of 210,000 options under our 1998 Stock Incentive Plan. The options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share or $0.43 per share, for five years from the date of vesting. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement.

In January 2003, we entered into a three-year employment agreement with Mr. Charles Beardsley to serve as our Senior Vice President for Sales and Marketing. Under the terms of this agreement, Mr. Beardsley receives an annual salary of $150,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Beardsley is eligible for a commission, payable on a quarterly basis, equal to 2% of the Company’s Net Operating Income as defined in an exhibit to his employment contract. Mr. Beardsley was granted an aggregate of 150,000 options under our 1998 Stock Incentive Plan. The options, which vest 50,000 annually beginning with January 2, 2004, are exercisable at a price of $0.25 per share, for five years from the date of vesting. Mr. Beardsley received a grant of 100,000 shares of restricted common stock upon execution of his employment agreement. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Beardsley upon 30 days notice of a material breach and Mr. Beardsley may terminate the agreement under the same terms and conditions. If Mr. Beardsley is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions.

Stock Option Plan

Our 1998 Stock Incentive Plan (the “1998 Plan”) was adopted in January 1998, and was amended in July 2001 by our board of directors to increase the number of shares available under the 1998 Plan. This increase was approved by our shareholders at the shareholder meeting held on November 16, 2001. As of September 15, 2003 we have outstanding options under the 1998 Plan to purchase an aggregate of 2,752,039 shares of our common stock at exercise prices ranging from $0.15 to $2.75 per share.

The purpose of the 1998 Plan is to provide a means through which we can attract able persons to enter and remain in our employ, and to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to our welfare and promoting an identity of interest between stockholders and these key persons.

A further purpose of the 1998 Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance our profitable growth. So that the appropriate incentive can be provided, the 1998 Plan provides for granting incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing.

We believe that the 1998 Plan encourages the participants to contribute materially to our growth and will align the economic interests of the participants with those of our stockholders.

General

We have reserved 5,000,000 shares of our common stock for issuance upon the exercise of options granted under the 1998 Plan. These shares may be authorized but unissued shares of our common stock or may be shares that we have reacquired, including shares we may purchase on the open market. If any options or stock appreciation rights granted under the 1998 Plan expire or are terminated for any reason without being exercised or restricted shares or performance shares are forfeited, the shares of common stock underlying that award will again be available for grant under the 1998 Plan.

Administration of the 1998 Plan

The Compensation Committee of our board of directors administers and interprets the 1998 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 1998 Plan. The Compensation Committee has the full authority to interpret the 1998 Plan and to make rules, regulations, agreements and instruments for implementing the 1998 Plan.

Eligibility

Grants may be made to any of our employees and to any non-employee member of the board of directors. Key advisors who perform services for us or any of our subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

Options

Incentive stock options may be granted to employees, directors and key advisors. Non-qualified stock options may be granted to employees, key advisors and non-employee directors. The exercise price of common stock underlying an option is determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided, that the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date the incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, cannot be less than 110% of the fair market value. Unless the applicable option agreement provides otherwise, a participant can exercise an option award after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of common stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee approves, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option up to a maximum of 10 years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted Stock

The Compensation Committee determines the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions will remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by us during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable, and those shares must be immediately returned to us.

Stock Appreciation Rights

The Compensation Committee can grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided, that, if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that as underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

Performance Share Awards

The Compensation Committee can grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of our common stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Amendment and Termination of the 1998 Plan

Our board of directors can at any time terminate the 1998 Plan. With the express written consent of an individual participant, the board may cancel or reduce or otherwise alter the outstanding awards thereunder if, in its judgment, the tax, accounting, or other effects of the 1998 Plan or potential payouts thereunder would not be in our best interest. The board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1998 Plan in whole or in part, provided, however, that without further stockholder approval the board shall not:

•	Increase the maximum number of shares of our common stock which may be issued on exercise of awards under the 1998 Plan;

•	Change the maximum option price;

•	Extend the maximum option term;

•	Extend the termination date of the 1998 Plan; or

•	Change the class of persons eligible to receive awards under the Plan.

Adjustment Provisions

In the event that certain reorganizations of our company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 1998 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 1998 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to our common stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 1998 Plan.

Change of Control and Reorganization

     Upon a change of control, as defined in the 1998 Plan, the Compensation Committee may:

•	determine that the outstanding grants, whether in the form of options and stock appreciation rights, shall immediately vest and become exercisable;

•	determine that the restrictions and conditions on all outstanding restricted stock or performance share awards shall immediately lapse;

•	require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or common stock, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options or stock appreciation rights exceeds the exercise price of those options; and/or

•	after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights.

Upon a reorganization, as defined in the 1998 Plan, where we are not the surviving entity or where we survive only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation. In addition, the Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by us, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee’s unexercised options exceeds the exercise price of those options and/or after accelerating all vesting and giving grantees an opportunity to exercise their outstanding options or SARs, terminate any or all unexercised options and SARs.

Limitation on Liability and Indemnification Matters

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our by-laws also provide that the board of directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this prospectus, the board of directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cornelis F. Wit, our President and Chief Executive Officer and a member of our board of directors served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp., a NASD member firm, has served as placement agent for us in six private placements of securities which occurred between September 1999 and March 2003, and is a 7.97% stockholder. Guus van Kesteren, a member of our board of directors, is a consultant to Noesis Capital Corp.

In December 1999, we entered into a consulting agreement with Messrs. van Kesteren and Wit, each of whom is a member of our board of directors, providing that we will compensate each of these individuals for sales leads or contacts developed by them in connection with TrialMaster. For the periods ended December 30, 2001 and 2002, no compensation was earned by either Mr. van Kesteren or Mr. Wit under this agreement. This agreement was terminated upon mutual agreement of the parties effective June 30, 2002.

On April 5, 2002, Cornelis F. Wit, our President and Chief Executive Officer and a member of our board of directors, invested $10,000 in a private placement of our Series C Preferred Stock and warrants. Mr. Wit purchased 1,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and 20,000 warrants for the purchase of our common stock at an exercise price of $0.25 per share expiring March 29, 2009.

On April 5, 2002, Guus van Kesteren a member of our board of directors, invested $10,000 in a private placement of our Series C Preferred Stock and warrants. Mr. van Kesteren purchased 1,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and warrants to purchase 20,000 shares of common stock at an exercise price of $0.25 per share and expiring March 29, 2009.

On January 30 2002, Noesis N.V., one of our principal stockholders, invested $90,000 in a private placement of our Series C Preferred Stock and warrants. Noesis NV purchased 9,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and warrants to purchase 180,000 shares of common stock at an exercise price of $0.25 per share expiring March 29, 2009.

From time to time we have borrowed funds from Mr. van Kesteren, a member of our board of directors, including:

•	between July 2000 and December 2000, we borrowed an aggregate of $110,000 from him under two promissory notes, one of which bore interest at a rate of 12% per annum and the other at 5% per annum. These notes were converted into a 12% convertible note issued as part of a private placement of our 12% Convertible Notes in January 2001. The note accrues interest at 12% per annum and is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This note was converted on December 31, 2002 into 11,000 shares of our Series C Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 220,000 shares of our common stock at an exercise price of $0.25 per share and expiring March 29, 2009.

•	between February 2001 and July 2001, we borrowed an aggregate of $190,000 from him under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 in the amount of $196,644 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003. These notes were amended and restated on December 31, 2002 extending the maturity date of the notes to October 31, 2004. This note remained outstanding as of the date of this prospectus.

•	in September 2001, we borrowed an aggregate of $25,000 from him under promissory notes which bore interest at a rate of 12% per annum and had a maturity date of December 22, 2001. These notes were converted on August 2001 into 2,500 shares of our Series B Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share expiring August 31, 2006.

In conjunction with these various loans, we granted Mr. van Kesteren warrants to purchase an aggregate of 70,700 shares of our common stock at exercise prices ranging from $.30 to $2.25 per share. All of these warrants have expired.

In July 2001, Noesis Capital Corp., the placement agent for our 12% Convertible Notes, assigned $60,000 of accrued fees that we owed to Noesis Capital Corp. to Cornelis Wit, a member of our board of directors at the time. Mr. Wit converted that accrued expense into our 12% Convertible Notes. The 12% Convertible Notes were subsequently converted on December 31, 2002 into 6,000 shares of our Series C Preferred Stock and warrants to purchase 120,000 shares of our common stock at an exercise price of $0.25 expiring March 29, 2009.

We granted Randall G. Smith, our Chairman of the board and Chief Technology Officer, warrants to purchase 20,000 shares of our common stock at an exercise price of $0.41 per share in connection with a pledge of real property he made in securing a loan made to us by Mr. van Kesteren, a member of our board of directors in July 2001, in the amount of $100,000. These warrants have expired.

On August 17, 2000, we borrowed $100,000 from Noesis N.V., one of our principal stockholders. The promissory note bore interest at a rate of 8% per annum and had a maturity date of January 1, 2001. At our request, Noesis N.V. agreed to convert this promissory note into a 12% convertible note issued as part of a private placement of our 12% Convertible Notes in January 2001. The note accrues interest at 12% per annum, is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This note was converted on December 31, 2002 into 10,000 shares of our Series C Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share expiring March 29, 2009.

During March 2002, we borrowed $2,341 from Randall G. Smith, our Chairman of the board and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, we borrowed $6,000 without interest from Mr. Smith on November 25, 2002. In March 2003 this note was amended and restated extending the maturity date to January 31, 2005. This amount remained outstanding as of the date of this prospectus.

In April 2002, we borrowed $1,500 from Ronald Linares, our Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

In September and July of 2002, we borrowed an aggregate of $20,000 without interest from Nico Letschert, officer, director and principal shareholder of Noesis Capital Corp., one of our principal stockholders. This amount is due and payable January 31, 2005.

In December 2002, we borrowed $50,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004. This amount remained outstanding as of the date of this prospectus.

In December 2002, we borrowed $50,000 from Guus van Kesteren a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004. This amount remained outstanding as of the date of this prospectus.

In March 2003, we borrowed $2,600 from Cornelis Wit, our Chief Executive Officer and President and a member of our board of directors. This amount was repaid without interest on April 3, 2003.

In June 2003, we borrowed $100,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on January 31, 2005. This amount remained outstanding as of the date of this prospectus.

In July and August 2003, we borrowed $116,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under promissory notes bearing interest at a rate of 9% per annum, payable on January 31, 2005. This amount remained outstanding as of the date of this prospectus.

PRINCIPAL STOCKHOLDERS

At September 26, 2003 there were an aggregate of:

•	14,034,618 shares of common stock,

•	4,215,224 shares of 5% Series A Preferred Stock,

•	200,000 shares of Series B Preferred Stock, and

•	337,150 shares of Series C Preferred Stock

issued and outstanding. These securities comprise our “Voting Securities”. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for each of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock on September 15, 2003, these holders would be entitled to 24,296,149 votes at a meeting of our stockholders, and the common stockholders would be entitled to 14,034,618 votes, for an aggregate of 38,330,767 votes for all currently outstanding Voting Securities.

The following table sets forth, as of September 26, 2003 information known to us relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from September 26, 2003 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of September 26, 2003 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

	No. of Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage of Voting Securities

Cornelis Wit (1) (12)	933,603	2.38%
Randall G. Smith (2) (12)	1,648,255	4.19%
Ronald T. Linares (3) (12)	496,529	1.27%
Guus van Kesteren (4) (12)	1,315,901	3.35%
ComVest Venture Partners LP (5)	6,904,000	16.21%
Magnolia Private Foundation (6)	2,268,000	5.75%
Noesis Capital Corp. (7)	3,282,683	7.97%
Noesis N.V. (8)	4,615,030	11.36%
Shea Venture, LLC (9)	2,000,000	5.0%
Robert Priddy (10)	2,000,000	5.0%
Wisa Options BV (11)	2,218,751	5.63%

All Directors and Officers as a group (four persons) (12)	4,394,288	10.73%

(1)	Includes vested options to purchase an aggregate of 400,000 shares of our common stock at prices ranging from $0.25 to $2.20 per share with expiration dates ranging from November 2005 to December 2007, 304,000 shares of our common stock issuable upon conversion of our Series C Stock, and 152,000 shares of our common stock issuable upon conversion of warrants.

(2)	Includes vested options to purchase an aggregate of 671,539 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from November 2005 to July 2009.

(3)	Includes vested options to purchase an aggregate of 457,000 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from March 2006 to July 2009.

(4)	Includes vested options to purchase an aggregate of 230,000 shares of our common stock at prices ranging from $0.25 to $2.20 per shares with expiration dates ranging from May 2005 to December 2007, 352,000 shares of our common stock issuable upon conversion of warrants, 100,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 504,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock.

(5)	Includes 3,000,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 3,000,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share. Also includes 452,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 452,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that ComVest Venture Partners LP received from Commonwealth Associates. ComVest Venture Partners, LP is an affiliate of the Commonwealth Associates, L.P., the placement agent for our private offering of our Series B Preferred Stock. The information presented for ComVest Venture Partners, LP, however, does not include any holdings of Commonwealth Associates, L.P., or its affiliates. ComVest Venture Partner’s address is 830 Third Avenue, Fourth Floor, New York, NY 10022.

(6)	Includes 760,000 shares of our common stock issuable upon conversion of warrants and 1,220,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Magnolia Private Foundation’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.

(7)	Includes 800,000 shares of our common stock issuable upon the conversion of our Series C Preferred Stock and 991,833 shares of our common stock issuable upon the conversion of warrants at an exercise price ranging from $.25 to $1.10 per share. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Noesis Capital Corp.’s address is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487.

(8)	Includes 1,600,000 shares of our common stock issuable upon the conversion of shares of our Series B Preferred Stock, 2,022,532 shares of our common stock issuable upon the conversion of warrants and 560,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Noesis, N.V.’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.

(9)	Includes 1,000,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 1,000,000 shares of our common stock issuable upon the exercise of warrants. Shea Venture, LLC’s address is 655 Brea Canyon Road, Walnut, CA 91789.

(10)	Includes 1,000,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 1,000,000 shares of our common stock issuable upon the conversion of warrants. Mr. Priddy’s address is 3435 Kingsboro Road, Apartment 1601, Atlanta, GA 30326.

(11)	Includes 700,000 shares of our common stock issuable upon conversion of warrants and 1,400,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Wisa Options BV’s address is Singel 83, 1012 VE Amsterdam, Holland.

(12)	Includes footnotes (1) through (4) above.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as 5% Series A Preferred, 230,000 shares have been designated as Series B Preferred Stock and 747,500 shares have been designated as Series C Preferred Stock.

As of September 15, 2003 we had the following outstanding securities:

•	14,034,618 shares of common stock issued and outstanding;

•	16,564,896 warrants issued and outstanding to purchase shares of our common stock;

•	4,215,224 shares of our Series A Preferred Stock issued and outstanding,

•	200,000 shares of our Series B Preferred Stock issued and outstanding;

•	337,150 shares of our Series C Preferred Stock issued and outstanding;

•	a Series B Placement Agent Unit Option;

•	a Series C Placement Agent Unit Option; and

•	10% Convertible Notes.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our voting securities do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A Preferred Stockholders, Series B Preferred Stock holders and Series C Preferred Stockholders, each outstanding share of common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is outstanding. All outstanding shares of common stock, other than with regard to an outstanding balance of $1,140 for subscriptions receivable, are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In addition, the board of directors may fix and determine all privileges and rights of the authorized preferred stock series including:

•	dividend and liquidation preferences,

•	voting rights,

•	conversion privileges, and

•	redemption terms.

Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

Series A Preferred Stock

In 1999, our board of directors designated 5,000,000 shares of our preferred stock as 5% Series A Convertible Preferred Stock (“Series A Preferred Stock”), of which 4,215,224 shares are issued and outstanding.

The designations, rights and preferences of the Series A Preferred include:

•	the shares are not redeemable,

•	each share of Series A Preferred Stock is convertible into shares of our common stock at any time at the option of the holder at a conversion price of $1.50 per share, or if not so converted after one year from issuance, at any time at our option if the closing bid price of our common stock has exceeded $3.00 for 20 consecutive trading days, our common stock is listed on The Nasdaq Stock Market or other national stock exchange, and the shares of common stock issuable upon conversion of the Series A Preferred Stock are registered under a registration statement .

•	the conversion price has certain anti-dilution protections for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share. The Series A Preferred Stockholders have waived their rights to an anti-dilution adjustment reducing their conversion price as a result of the issuance of the Series B Preferred Stock and Series C Preferred Stock.

•	the shares of Series A Preferred Stock pay a cumulative dividend at a rate of 5% per annum based on the stated value of $1.00 per share, payable when and as declared by the board of directors, or upon conversion or liquidation. Dividends on the Series A Preferred Stock have priority to our common stock and junior to Series B Preferred Stock and Series C Preferred Stock. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series A Preferred Stock.

•	in the event of our liquidation or winding up, each share of Series A Preferred Stock has a liquidation preference equal to $1.00 per share,

•	the holders of the Series A Preferred Stock are entitled to vote together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series A Preferred Stock.

In addition, the holders of the Series A Preferred Stock were granted certain demand and piggy-back registration rights for the shares of our common stock issuable upon the conversion of the Series A Preferred Stock.

Series B Preferred Stock

In August 2001, our board of directors designated 200,000 shares of our preferred stock as Series B Convertible Preferred Stock (“Series B Preferred Stock”). A Corrected Certificate of Designations was filed on February 7, 2002 with the Delaware Secretary of State increasing the number of shares authorized as Series B Preferred Stock to 230,000 shares, of which 200,000 shares are issued and outstanding.

The designations, rights and preferences of the Series B Preferred Stock include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series B Preferred Stock is convertible into shares of our common stock at the option of the holder at any time commencing January 31, 2002 at the option of the holder at $0.25 per share, as adjusted, and the shares automatically convert, subject to limitations based on trading volume, into shares of our common stock at $0.25 per share at such time as we complete a public offering raising proceeds in excess of $25 million at an offering price of at least $0.75 per share. We may require all outstanding shares of the Series B Preferred Stock to convert in the event the closing bid price of our common stock exceeds $0.50 for 20 consecutive trading days, and our common stock has been listed on The Nasdaq Stock Market or other comparable national stock exchange or the OTC Bulletin board and a registration statement registering the shares of common stock issuable upon conversion of the Series B Preferred Stock has been declared effective,

•	the conversion price has certain anti-dilution protections for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series B Preferred Stock pay a cumulative dividend at a rate of 8% per annum based on the stated value of $10.00 per share, payable when and as declared by the board of directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series B Preferred Stock.

•	each share of Series B Preferred Stock will rank senior to our Series A Preferred and pari passu with our Series C Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series B Preferred Stock has a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series B Preferred Stock are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series B Preferred Stock,

In addition, the holders of the Series B Preferred Stock were granted certain mandatory and piggy-back registration rights for the shares of our common stock issuable upon the conversion of the Series B Preferred Stock and are entitled to vote one member to our board of directors. This registration statement satisfies our obligation to file a registration statement pursuant to the mandatory registration rights.

Series C Preferred Stock

In March 2002, our board of directors designated 747,500 shares of our preferred stock as Series C Convertible Preferred Stock. of which 337,150 shares are issued and outstanding.

The designations, rights and preferences of the Series C Preferred Stock include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series C Preferred Stock is convertible at any time, at the option of the holder, into a number of shares of common stock determined by dividing the stated value per share of the Series C Preferred Stock by $0.25, which is the Series C Conversion Price. The Series C Preferred Stock will automatically convert, subject to limitations based on trading volume, into shares of our common stock upon a public offering of our securities raising gross proceeds in excess of $25,000,000 at a per share price greater than 2.5 times the Series C Conversion Price per share, as adjusted for any stock split, stock dividend, recapitalization, or other similar transaction. In addition, the Series C Preferred Stock will automatically convert into shares of our common stock at the Series C Conversion Price at such time as the closing bid price for our common stock has traded at two times the then prevailing Series C Conversion Price for a period of 20 consecutive trading days, provided that (i) a public trading market exists for our common stock on a national securities exchange, the Nasdaq

Stock Market, or the over the counter market; and (ii) the Conversion Shares have been registered for resale and are not subject to any lock-up and the number of shares of the Series C Preferred Stock which can be converted in any 30-day period will be limited to the number of shares of common stock underlying the Series C Preferred Stock equal to 10 times the average daily trading volume during the 20-day look-back period set forth above,

•	the conversion price has certain anti-dilution protections for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series C Preferred Stock pay a cumulative dividend at a rate of 8% per annum based on the stated value of $10.00 per share, payable when and as declared by the board of directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series C Preferred Stock.

•	each share of Series C Preferred Stock will rank pari passu with our Series B Preferred Stock and senior to our Series A Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series C Preferred Stock has a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series C Preferred Stock are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series C Preferred Stock.

In addition, the holders of the Series C Preferred Stock were granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon the conversion of the Series C Preferred Stock. This registration statement satisfies our obligation to file a registration statement pursuant to the mandatory registration rights.

Warrants

We have issued and outstanding warrants to purchase a total of 16,564,896 shares of our common stock, including:

•	warrants to purchase 8,000,000 shares of our common stock at an exercise price of $.25 per share expiring September 2006 which were issued by us in connection with the Series B Preferred Stock offering, which warrants contain a cashless exercise provision. The holders of the warrants were granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon the exercise of the warrants. This registration statement satisfies our obligation to file a registration statement pursuant to the mandatory registration rights.

•	warrants to purchase 869,896 shares of our common stock at exercise prices ranging from $.50 to $10.00 per share expiring periodically through July 2006.

•	warrants to purchase 6,743,000 shares of our common stock at an exercise price of $.25 per share expiring May 2007 which were issued by us in connection with the Series C Preferred Stock offering, which warrants contain a cashless exercise provision. The holders of the warrants were granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon the exercise of the warrants. This registration statement satisfied our obligation to file a registration statement pursuant to the mandatory registration rights.

•	warrants to purchase 700,000 shares of our common stock at an exercise price of $.25 per share expiring May 2008 which were issued by us in connection with a private placement of common stock, which warrants contain a cashless exercise provision.

•	warrants to purchase 202,000 shares of our common ctock at an exercise price of $.25 per share expiring December 2008 which were issued by us to the placement agent of two offerings of our common stock that were conducted during 2003.

Series B Placement Agent Unit Option

In connection with our September 2001 private placement of Series B Preferred Stock, we issued the placement agent an option to purchase 2.7 units. Each unit is exercisable at $100,000 per unit and consists of 10,000 shares of Series B Preferred Stock and 5-year warrants to purchase 400,000 shares of common stock at an exercise price of $0.25 per share. The Placement Agent Unit Option contains a cashless exercise provision. The holder of the Placement Agent Unit Option was granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants underlying the Placement Agent Unit Option. This registration statement satisfied our obligation to file a registration statement pursuant to the mandatory registration rights. The Placement Agent Unit Option expires August 31, 2006.

Series C Placement Agent Unit Option

In connection with our March 2002 to March 2003 private placement of Series C Preferred Stock, we issued the placement agent an option to purchase 2.48 units. Each unit is exercisable at $100,000 per unit and consists of 10,000 shares of Series C Preferred Stock and 5-year warrants to purchase 200,000 shares of common stock at an exercise price of $0.25 per share. The Placement Agent Unit Option contains a cashless exercise provision. The holder of the Placement Agent Unit Option was granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon conversion of the Series C Preferred Stock and exercise of the warrants underlying Placement Agent Unit Option. This registration statement satisfied our obligation to file a registration statement pursuant to the mandatory registration rights. The Placement Agent Unit Option expires March 31, 2008.

10% Convertible Note

From February 1999 to May 1999, we issued 10% convertible notes (“10% Convertible Notes”) in the aggregate principal amount of $862,500. The 10% Convertible Notes pay 10.00% interest and are due and payable on June 2004. The holders have the right to convert the principal and interest amount into shares of our common stock at a rate of $1.25 per share. We have the right to prepay the principal amount at any time with 60 days prior written notice. During 2000 and 2001, certain of the note holders converted an aggregate of $412,500 principal amount of the notes according to their terms into 330,000 shares of our common stock at a conversion price of $1.25 per share. In addition, the holders of the 10% Convertible Notes were granted certain demand and piggy-back registration rights for the shares of our common stock issuable upon the conversion of the 10% Convertible Notes.

Transfer Agent

Our transfer agent is Jersey Transfer and Trust Co., 201 Bloomfield Avenue, Box #36, Verona, New Jersey 07044. Their telephone number is 973-239-2712.

SELLING STOCKHOLDERS

Overview

This prospectus relates to the periodic offers and sales of up to 39,879,850 shares of common stock by the selling stockholders listed below and their pledgees, donees and other successors in interest. Common stock registered for resale under this prospectus constitute 74.0% of our issued and outstanding common stock as of September 26, 2003, assuming the conversion of the Series B Preferred Stock and Series C Preferred Stock, and the exercise of the warrants and Placement Agent Unit Options by the selling stockholders, which includes:

•	18,160,000 shares of common stock, which includes 8,000,000 shares of common stock issuable upon the conversion of outstanding shares of Series B Preferred Stock, 8,000,000 shares of common stock issuable upon exercise of warrants issued in connection with the Series B Preferred Stock and 2,160,000 shares of common stock issuable upon exercise of Placement Agent Unit Options. In September 2001, we sold 200,000 shares of our Series B Preferred Stock, having a conversion rate of one share of Series B Preferred Stock for 40 shares of common stock, and five year warrants to purchase 8,000,000 shares of our common stock at an exercise price of $.25 per share, to 8 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided in Section 4(2) and Regulation D promulgated thereunder. Commonwealth Associates, L.P., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 10% of the sales made by it, or an aggregate of $180,000 and an option to purchase 2.7 Units, each Unit consisting of (a) 10,000 shares of Series B Preferred Stock, convertible into 400,000 shares of common stock and (b) 5-year warrants to purchase 400,000 shares of common stock at an exercise price of $.25 per share, at an exercise price of $100,000 per Unit. Subsequent to the offering Commonwealth transferred the Placement Agent Unit Option to certain of its affiliates as set forth below. We received gross proceeds of $2,000,000 from this transaction. Subsequent to the offering, Commonwealth transferred a portion of the Placement Agent Unit Option to certain of its affiliates as set forth below; and

•	21,719,850 shares of common stock, which includes 13,486,000 shares of common stock issuable upon the conversion of outstanding shares of Series C Preferred Stock, 6,743,000 shares of common stock issuable upon exercise of warrants issued in connection with the Series C Preferred Stock, and 1,490,850 shares of common stock issuable upon exercise of Placement Agent Unit Option. From March 2002 through March 2003, we sold 165,650 shares of our Series C Preferred Stock, having a conversion rate of one share of Series C Preferred Stock for 40 shares of common stock, and five year warrants to purchase 3,313,000 shares of our common stock at an exercise price of $.25 per share, to 28 accredited investors. We also issued 171,500 shares of our Series C Preferred Stock and 5 year warrants to purchase to purchase 3,430,000 shares of our common stock at an exercise price of $.25 per share in satisfaction of $1,615,000 principal amount of 12% Convertible Notes, held by 16 accredited investors and $100,000 of expenses. The foregoing was undertaken in a private placement exempt from registration under the Securities Act in reliance on exemptions provided in Section 4(2) and Regulation D promulgated thereunder. Noesis Capital Corp, an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 10% of the sales made by it, or an aggregate of $165,650 and an option to purchase 2.48 Units, each Unit consisting of (a) 10,000 shares of Series C Preferred Stock, convertible into 400,000 shares of common stock and (b) 5-year warrants to purchase 200,000 shares of common stock at an exercise price of $.25 per share, at an exercise price of $100,000 per Unit. We received gross proceeds of $1,656,000 from this transaction;

The designations, rights and preferences of the Series B Preferred Stock include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series B Preferred Stock is convertible into shares of our common stock at the option of the holder at any time commencing January 31, 2002 at the option of the holder at $0.25 per share, as adjusted, and the shares automatically convert subject to limitations based on trading volume into shares of our common stock at $0.25 per share at such time as we complete a public offering raising proceeds in excess of $25 million at an offering price of at least $0.75 per share. We may require all outstanding shares of the Series B Preferred Stock to convert in the event the closing bid price of our common stock exceeds $0.50 for 20 consecutive trading days, and our common stock has been listed on The Nasdaq Stock Market or other comparable national stock exchange or the OTC Bulletin Board and a registration statement registering the shares of common stock issuable upon conversion of the Series B Preferred Stock has been declared effective,

•	the conversion price has certain anti-dilution protections for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series B Preferred Stock pay a cumulative dividend at a rate of 8% per annum based on the stated value of $10.00 per share, payable when and as declared by the Board of directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series B Preferred Stock.

•	each share of Series B Preferred Stock will rank senior to our Series A Preferred and pari passu with our Series C Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series B Preferred Stock has a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series B Preferred Stock are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series B Preferred Stock,

In addition, the holders of the Series B Preferred Stock were granted certain mandatory and piggy-back registration rights for the shares of our common stock issuable upon the conversion of the Series B Preferred Stock and are entitled to vote one member to our Board of directors. This registration statement satisfies our obligation to file a registration statement pursuant to the mandatory registration rights.

The designations, rights and preferences of the Series C Preferred Stock include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series C Preferred Stock is convertible at any time, at the option of the holder, into a number of shares of common stock determined by dividing the stated value per share of the Series C Preferred Stock by $0.25, which is the Series C Conversion Price. The Series C Preferred Stock will automatically convert, subject to limitations based on trading volume into shares of our common stock upon a public offering of our securities raising gross proceeds in excess of $25,000,000 at a per share price greater than 2.5 times the Series C Conversion Price per share, as adjusted for any stock split, stock dividend, recapitalization, or other similar transaction. In addition, the Series C Preferred Stock will automatically convert into shares of our common stock at the Series C Conversion Price at such time as the closing bid price for our common stock has traded at two times the then prevailing Series C Conversion Price for a period of 20 consecutive trading days, provided that (i) a public trading market exists for our common stock on a national securities exchange, the Nasdaq Stock Market, or the over the counter market; and (ii) the Conversion Shares have been registered for resale and are not subject to any lock-up and the number of shares of the Series C Preferred Stock which can be converted in any 30-day period will be limited to the number of shares of common stock underlying the Series C Preferred Stock equal to 10 times the average daily trading volume during the 20-day look-back period set forth above,

•	the conversion price has certain anti-dilution protections for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series C Preferred Stock pay a cumulative dividend at a rate of 8% per annum based on the stated value of $10.00 per share, payable when and as declared by the board of directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series C Preferred Stock.

•	each share of Series C Preferred Stock will rank pari passu with our Series B Preferred Stock and senior to our Series A Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series C Preferred Stock has a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series C Preferred Stock are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series C Preferred Stock.

In addition, the holders of the Series C Preferred Stock were granted certain mandatory and piggy-back registration rights covering the shares of our common stock issuable upon the conversion of the Series C Preferred Stock. This registration statement satisfies our obligation to file a registration statement pursuant to the mandatory registration rights.

The following table sets forth:

•	the name of each selling stockholder;

•	the amount of common stock owned beneficially by each selling stockholder (which includes those shares underlying options and warrants);

•	the number of shares that may be offered by each selling stockholder pursuant to this prospectus;

•	the number of shares to be owned by each selling stockholder following sale of the shares covered by this prospectus; and

•	the percentage of our common stock to be owned by each selling stockholder following sale of the shares covered by this prospectus (based on 14,034,618 shares of our common stock outstanding as of the date of this prospectus), as adjusted to give effect to the issuance of shares upon the conversion of the named selling stockholder’s preferred stock and exercise of the named selling stockholder’s warrants, but no other person’s preferred stock or warrants.

The costs of registering the shares offered by the selling stockholders are being paid by us. The selling stockholders will pay all other costs of the sale of the shares offered by them.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling stockholder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table. All of the shares being registered for resale under this prospectus for the selling security holders may be offered hereby. Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own.

The information contained in the following table is derived from our books and records, as well as from our transfer agent.

		Shares
		Owned	Shares to be		Percent
		Beneficially	Offered	Shares	of Class
		Prior	Pursuant to	Owned	Owned
		to This	This	After	After
Stockholder		Offering	Prospectus	Offering	Offering

Arnold J. Smit	(1)	129,000	129,000	0	*
Aart R. De Koomen	(2)	78,000	78,000	0	*
Achille Verly	(3)	300,000	300,000	0	*
Ad Klinkenberg	(4)	1,545,400	1,200,000	345,400	*
Alberto Mendoza	(5)	150,000	150,000	0	*
Alvin Stroyny	(6)	206,511	150,000	56,511	*
Anthony J. Giardina	(7)	12,560	12,560	0	*
Bert Van Deun	(8)	400,000	300,000	100,000	*
Beth Lipman	(9)	2,512	2,512	0	*
Carl Kleidman	(10)	50,240	50,240	0	*
Commonwealth Associates, LP	(11)	661,912	661,912	0	*
ComVest Venture Partners, LP	(12)	6,904,000	6,904,000	0	*
Cornelis Wit	(13)	933,603	456,000	477,603	*
Denison Smith	(14)	203,213	150,000	53,213	*
Dr. Guru Ramanthan	(15)	60,000	60,000	0	*
Doug Lindsay	(16)	714,691	300,000	414,691	*
Fernando Montero	(17)	300,000	300,000	0	*

		Shares
		Owned	Shares to be		Percent
		Beneficially	Offered	Shares	of Class
		Prior	Pursuant to	Owned	Owned
		to This	This	After	After
Stockholder		Offering	Prospectus	Offering	Offering

Gerry van Meeteren	(18)	600,000	600,000	0	*
Guus van Kesteren	(19)	1,315,901	956,000	359,901	*
Guy Brissette	(20)	1,861,115	1,520,000	341,115	*
Harold Blue	(21)	125,600	125,600	0	*
Helder Holding BV	(22)	150,000	150,000	0	*
Hendrik Morelisse	(23)	348,000	300,000	48,000	*
Inder Tallur	(24)	25,120	25,120	0	*
Jan van Bemmel	(25)	150,000	150,000	0	*
Jaap Hoff	(26)	1,668,403	600,000	1,068,403	2.1%
Jacob Safier	(27)	1,200,000	1,200,000	0	*
John Gruber	(28)	9,420	9,420	0	*
Jos Dreesens	(29)	1,654,102	1,200,000	454,102	*
Joseph P. Wynne	(30)	25,120	25,120	0	*
Karim Badr	(31)	220,424	120,000	100,424	*
Karmare N.V	(32)	1,500,000	1,500,000	0	*
Keith Rosenbloom	(33)	25,120	25,120	0	*
Kuyl Holdings BV	(34)	300,000	300,000	0	*
Meindert Ververs	(35)	1,500,000	1,500,000	0	*
Magnolia Private Foundation	(36)	2,268,000	1,830,000	438,000	*
Michael Falk	(37)	251,200	251,200	0	*
Michiel Scholten	(38)	494,170	300,000	194,170	*
Nathan Jacobson	(39)	546,498	300,000	246,498	*
Noam Gottesman	(40)	400,000	400,000	0	*
Noesis Capital Corp.	(41)	3,282,683	2,690,850	591,833	1.1%
Noesis NV	(42)	4,615,030	3,840,000	775,030	1.5%
Peter van Wel	(43)	300,000	300,000	0	*
Rob J. Schuurman	(44)	180,000	180,000	0	*
Robert O’Sullivan	(45)	25,120	25,120	0	*
Robert Priddy	(46)	2,000,000	2,000,000	0	*
Robert Smith	(47)	150,000	150,000	0	*
Scott Greiper	(48)	18,840	18,840	0	*

		Shares
		Owned	Shares to be		Percent
		Beneficially	Offered	Shares	of Class
		Prior	Pursuant to	Owned	Owned
		to This	This	After	After
Stockholder		Offering	Prospectus	Offering	Offering

Shari Misher	(49)	400,000	400,000	0	*
Shea Ventures	(50)	2,000,000	2,000,000	0	*
Simon P. Kooyman	(51)	150,000	150,000	0	*
Steve Yeung	(52)	307,812	150,000	157,812	*
Susan Hoffman	(53)	1,256	1,256	0	*
Susan Trimbo	(54)	60,000	60,000	0	*
Tobias Oord	(55)	150,000	150,000	0	*
Taxus BV	(56)	150,000	150,000	0	*
Thom Waye	(57)	21,980	21,980	0	*
WesWin Corp.	(58)	714,690	300,000	414,690	*
Wim Boegem	(59)	691,923	600,000	91,923	*
Wisa Options BV	(60)	2,218,751	2,100,000	118,751	*

		46,525,922	39,879,850	6,646,072

An “*” indicates less than 1%.

(1)	Includes 86,000 shares of common stock issuable upon the conversion of outstanding shares of Series C Preferred Stock and 43,000 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $.25 per share.

(2)	Includes 52,000 shares of common stock issuable upon the conversion of outstanding shares of Series C Preferred Stock and 26,000 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $.25 per share.

(3)	Includes 200,000 shares of common stock issuable upon the conversion of outstanding shares of Series C Preferred Stock and 100,000 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $.25 per share.

(4)	Includes 800,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 133,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 400,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(5)	Includes 100,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(6)	Includes 100,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 33,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(7)	Includes 6,280 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 6,250 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Giardina received from Commonwealth Associates. Mr. Giardina is an affiliate of Commonwealth Associates.

(8)	Includes 200,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 100,000 shares of common stock issuable upon the conversion of Series A Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(9)	Includes 1,256 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 1,256 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Lipman received from Commonwealth Associates. Mr. Lipman is an affiliate of Commonwealth Associates.

(10)	Includes 25,120 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 25,120 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Kliedman received from Commonwealth Associates. Mr. Kliedman is an affiliate of Commonwealth Associates.

(11)	Includes 330,956 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 330,956 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Commonwealth Associates, LP is a NASD member who acted as the placement agent for our Series B Preferred Stock Offering.

(12)	Includes 3,000,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 3,000,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share. Also includes 452,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 452,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that ComVest Venture Partners LP received from Commonwealth Associates. ComVest Venture Partners, LP is an affiliate of the Commonwealth Associates, L.P. Michael S. Falk is the control person of ComVest Venture Partners, LP.

(13)	Includes 304,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, vested options to purchase an aggregate of 400,000 shares of our common stock at prices ranging from $0.25 to $2.20 per share with expiration dates ranging from November 2005 to December 2007 and 152,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Mr. Wit is our Chief Executive Officer, President and a member of our Board of directors.

(14)	Includes 100,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 30,000 shares of common stock issuable upon the conversion of Series A Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(15)	Includes 40,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock and 20,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(16)	Includes 200,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 133,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(17)	Includes 200,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(18)	Includes 400,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(19)	Includes 100,000 shares of common stock issuable upon the conversion of our Series B Preferred Stock, 504,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, vested options to purchase an aggregate of 230,000 shares of our common stock at prices ranging from $0.25 to $2.20 per shares with expiration dates ranging from May 2005 to December 2007 and 352,000 shares of common stock issuable upon the exercise of warrants with an exercise prices of $.25 per share. Mr. Van Kesteren is a member of our board of directors.

(20)	Includes 480,000 shares of common stock issuable upon the conversion of our Series C Preferred Stock, 60,000 shares of common stock issuable upon the conversion of Series A Preferred Stock, 400,000 shares of common stock issuable upon the conversion of shares of Series B Preferred Stock and 640,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(21)	Includes 62,800 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 62,800 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Blue received from Commonwealth Associates. Mr. Blue is an affiliate of Commonwealth Associates. Mr. Blue was a member of our board of directors from September 2001 to August 2002.

(22)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Peter J. van Kalthoven is the control person of Helder Holding BV.

(23)	Includes 200,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(24)	Includes 12,560 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 12,560 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Tallur received from Commonwealth Associates. Mr. Tallur is an affiliate of Commonwealth Associates.

(25)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(26)	Includes 400,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 166,667 shares of common stock issuable upon the conversion of Series A Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(27)	Includes 600,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 600,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(28)	Includes 4,710 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 4,710 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Gruber received from Commonwealth Associates. Mr. Gruber is an affiliate of Commonwealth Associates.

(29)	Includes 800,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 133,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 400,000 shares of common stock issuable upon the exercise of warrants with exercise prices ranging from $.25 to $2.00 per share.

(30)	Includes 12,560 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 12,560 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Wynne received from Commonwealth Associates. Mr. Wynne is an affiliate of Commonwealth Associates.

(31)	Includes 80,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 46,667 shares of common stock issuable upon the conversion of Series A Preferred Stock and 40,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(32)	Includes 1,000,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 500,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Martin Kallen is the control person of Karmare N.V.

(33)	Includes 12,560 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 12,560 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Rosenbloom received from Commonwealth Associates. Mr. Rosenbloom is an affiliate of Commonwealth Associates.

(34)	Includes 200,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Herman Kuyl is the control person of Kuyl Holdings BV.

(35)	Includes 1,000,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 500,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(36)	Includes 1,220,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 760,000 shares of common stock issuable upon the exercise of warrants with exercise prices ranging from $.25 to $1.50 per share. Jan Vandamme is the control person of Magnolia Private Foundation.

(37)	Includes 125,600 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 125,600 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Falk received from Commonwealth Associates. Mr. Falk is an affiliate of Commonwealth Associates.

(38)	Includes 200,000 shares of common stock issuable upon the conversion of outstanding shares of Series C Preferred Stock 83,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(39)	Includes 200,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 100,000 shares of common stock issuable upon the conversion of Series A Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(40)	Includes 200,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(41)	Includes 800,000 shares of our common stock issuable upon the conversion of our Series C Preferred Stock and 991,833 shares of our common stock issuable upon the conversion of warrants at an exercise price ranging from $.25 to $1.10 per share. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Noesis Capital Corp. is an NASD member who acted as the placement agent for our Series C Preferred Stock Offering and certain other offerings.

(42)	Includes 560,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 1,500,000 shares of our common stock issuable upon the conversion of shares of our Series B Preferred Stock and 1,922,532 shares of common stock issuable upon the exercise of warrants with exercise prices ranging from $.25 to $2.25 per share. Gregory Elias is the control person of Noesis NV.

(43)	Includes 200,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(44)	Includes 120,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 60,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(45)	Includes 12,560 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 12,560 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. O’Sullivan received from Commonwealth Associates. Mr. O’Sullivan is an affiliate of Commonwealth Associates.

(46)	Includes 1,000,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 1,000,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(47)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(48)	Includes 9,420 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 9,420 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Greiper received from Commonwealth Associates. Mr. Greiper is an affiliate of Commonwealth Associates.

(49)	Includes 200,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(50)	Includes 1,000,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 1,000,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Ronald L. Lakey is the control person of Shea Ventures.

(51)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(52)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 66,667 shares of common stock issuable upon the conversion of Series A Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(53)	Includes 628 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 628 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Hoffman received from Commonwealth Associates. Mr. Hoffman is an affiliate of Commonwealth Associates.

(54)	Includes 40,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 20,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(55)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(56)	Includes 100,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 50,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Koge van der Woude is the control person of Taxus BV.

(57)	Includes 10,990 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 10,990 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that Mr. Waye received from Commonwealth Associates. Mr. Waye is an affiliate of Commonwealth Associates.

(58)	Includes 200,000 shares of common stock issuable upon the conversion of Series C Preferred Stock, 133,333 shares of common stock issuable upon the conversion of Series A Preferred Stock and 100,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Wes Pritchett is the control person of WesWin Corp.

(59)	Includes 400,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 200,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share.

(60)	Includes 1,400,000 shares of common stock issuable upon the conversion of Series C Preferred Stock and 700,000 shares of common stock issuable upon the exercise of warrants with an exercise price of $.25 per share. Ad Klinkenberg is the control person of Wisa Options BV.

None of the selling stockholders has had, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than as set forth herein. None of the selling stockholders are broker/dealers or affiliates of broker/dealers other than as set forth above. Commonwealth Associates, LP is a registered NASD broker-dealer and it received the securities as compensation for acting as placement agent for our Series B Preferred Stock offering. Noesis Capital Corp. is a registered NASD broker-dealer and it received the securities as compensation for acting as placement agent for our Series C Preferred Stock offering. To our knowledge neither Commonwealth Associates, LP nor Noesis Capital Corp., nor any of the selling stockholders, have any arrangement with any person to participate in the distribution of such securities.

PLAN OF DISTRIBUTION

The shares offered hereby by the selling security holders may be sold from time to time by the selling stock holders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent,

•	but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by a broker or dealer for its account under

•	this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	face-to-face or other direct transactions between the selling security holders and purchasers

•	without a broker-dealer or other intermediary; and

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders in amounts to be negotiated in connection with the sale. The selling stockholders and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling stockholders. The selling security holders may also sell shares short and deliver the shares to close out the positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling stockholders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With certain exceptions, Regulation M precludes any selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. All of the foregoing may affect the marketability of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

At the date of this prospectus, we have 14,034,618 shares of common stock issued and outstanding of which 8,432,696 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of ours. This does not include 5,000,000 shares issuable upon exercise of options under our stock option plan, 2,752,039 of which have been granted or 16,564,896 shares issuable upon exercise of outstanding warrants. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

The remaining 5,601,922 shares of common stock currently outstanding are restricted securities. The remaining restricted shares will become eligible for sale under Rule 144 at various times provided that they have been held for at least one year. In general, Rule 144 permits a stockholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a stockholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 10% or greater stockholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Katz, Barron, Squitero, Faust & Boyd, P.A., 100 N.E. 3rd Avenue, Suite 280, Fort Lauderdale, FL 33301,

EXPERTS

Our consolidated financial statements. as of December 31, 2002 and 2001, and for the years then ended, appearing in this prospectus and registration statement have been audited by Greenberg & Company CPA’s LLC, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge, or copies of these materials may be made upon the payment of prescribed fees, at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, this registration statement and our other filings made with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Securities and Exchange Commission’s site located at http//www.sec.gov.

Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

OMNICOMM SYSTEMS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors’ Report	F-2
Consolidated Balance Sheet – December 31, 2002 and 2001	F-3
Consolidated Income Statement – Years Ended December 31, 2002 and 2001	F-4
Consolidated Statement of Cash Flows – Years Ended December 31, 2002 and 2001	F-5
Consolidated Statement of Shareholders’ Equity – Years Ended December 31, 2002 and 2001	F-7
Notes to Consolidated Audited Financial Statements	F-9
Unaudited Financial Statements
Consolidated Balance Sheet – June 30, 2003	F-29
Consolidated Income Statement – Six Months Ended June 30, 2003 and 2002	F-30
Consolidated Statement of Cash Flows – Six Months Ended June 30, 2003 and 2002	F-31
Consolidated Statement of Shareholders’ Equity – Six Months Ended June 30, 2003 and 2002
Notes to Consolidated Unaudited Financial Statements	F-32

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors
OMNICOMM SYSTEMS, INC.
Fort Lauderdale, Florida

We have audited the accompanying consolidated balance sheets of OMNICOMM SYSTEMS, INC. as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders’ equity (deficiency) and cash flows for each of the two years in the period ended December 31, 2002 These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements presented above present fairly, in all material respects, the consolidated financial position of OMNICOMM SYSTEMS, INC. at December 31, 2002 and 2001, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, the Corporation has incurred losses and negative cash flows from operations in recent years through December 31, 2002 and these conditions are expected to continue through 2003, raising substantial doubt about the Corporation’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GREENBERG & COMPANY LLC

Springfield, New Jersey
March 21, 2003

OMNICOMM SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2002	2001

ASSETS
CURRENT ASSETS
Cash	$194,677	$142,826
Accounts receivable	274,540	65,705
Prepaid expenses	8,959	2,095

Total current assets	478,176	210,626
PROPERTY AND EQUIPMENT, net	261,736	421,512
OTHER ASSETS
Intangible assets, net	-0-	48,452
Other assets	12,997	5,500

TOTAL ASSETS	$752,909	$686,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,446,450	$1,026,919
Notes payable – current	120,000	242,963
Notes payable related party- current	106,000	98,322
Deferred revenue	322,520	83,085

Total current liabilities	1,994,970	1,451,289
CONVERTIBLE DEBT	450,000	2,065,000
NOTES PAYABLE, net of current portion	485,926	242,963
NOTES PAYABLE RELATED PARTY, net of current portion	196,644	98,322

TOTAL LIABILITIES	3,127,540	3,857,574

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY (DEFICIT)
Undesignated preferred stock - $.001 par value. 4,022,500 shares authorized, no shares issued and outstanding	-0-	-0-
Series B convertible preferred stock, - $.001 par value. 230,000 shares authorized, 200,000 and 200,000 issued and outstanding, respectively; liquidation preference $2,000,000 and $2,000,000, respectively	200	200
Series C convertible preferred stock, - $.001 par value. 747,500 shares authorized, 307,650 and –0- issued and outstanding, respectively; liquidation preference $3,076,500 and $-0-, respectively	308	-0-
5% Series A convertible preferred stock - $0.001 par value, 5,000,000 shares authorized; 4,215,224 and 4,215,224 issued and outstanding, respectively; liquidation preference $4,215,224 and $4,215,224, respectively	4,215	4,215
Common stock – 150,000,000 shares authorized, 12,018,719 and 8,323,697 issued and outstanding, after deducting 669,777 and 620,951 shares of treasury stock, at $.001 par value, respectively	12,640	8,944
Additional paid in capital – preferred	8,938,117	5,519,282
Additional paid in capital – common	10,939,462	8,613,635
Less: Treasury stock, cost method, 669,777 and 620,951 shares, respectively	(298,794)	(293,912)
Accumulated deficit	(21,897,111)	(16,932,609)
Deferred compensation	(72,528)	(90,099)
Subscriptions receivable	(1,140)	(1,140)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(2,374,631)	(3,171,484)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$752,909	$686,090

See accompanying summary of accounting policies and notes to financial statements.

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

	2002	2001

Revenues	$437,698	$170,522
Cost of sales	288,790	194,108

Gross margin	148,908	(23,586)
Other expenses
Salaries, benefits and related taxes	1,620,663	1,829,385
Rent & occupancy expenses	153,344	185,040
Consulting – medical advisory	139,423	37,734
Consulting – marketing sales	582	(38,000)
Consulting – product development	-0-	21,125
Legal and professional fees	178,214	215,001
Travel	34,548	66,205
Telephone and internet	82,421	97,018
Selling, general and administrative	224,844	98,206
Asset impairment	-0-	9,127
Interest expense, net	938,639	918,834
Depreciation and amortization	208,232	446,326

Total other expenses	3,580,910	3,886,001

(Loss) before taxes and preferred dividends	(3,432,002)	(3,909,587)
Income tax expense (benefit)	-0-	-0-

Net income (loss)	(3,432,002)	(3,909,587)
Preferred stock dividends, including deemed dividends of $1,411,475 and $3,383,168 for the years ended December 31, 2002 and 2001, and dividends in arrears of $84,958 and $-0- on the 5% Series A Convertible Preferred Stock for the years ended December 31, 2002 and 2001; $211,256 and $51,256 on the Series B Convertible Preferred Stock for the years ended December 31, 2002 and 2001, and $56,805 and $0 on the Series C Convertible Preferred Stock for the years ended December 31, 2002 and 2001	(1,834,262)	(3,640,009)

Net income (loss) attributable to common stockholders	$(5,266,264)	$(7,549,596)

Net (loss) per share	$(0.63)	$(0.95)

Weighted average number of shares outstanding	8,333,820	7,960,069

See accompanying summary of accounting policies and notes to financial statements

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,432,002)	$(3,909,587)
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	208,232	446,326
Common stock issued for services	917,882	118,221
Preferred stock issued for services	100,000	-0-
Interest expense from beneficial conversion feature on 12% convertible note	646,000	508,835
Amortization of deferred compensation	17,571	5,590
Interest expense on detachable warrants	165	124,827
Warrants issued in early lease termination	-0-	4,396
Asset impairment	-0-	9,127
Change in assets and liabilities:
Accounts receivable	(213,718)	(55,778)
Prepaid expenses	(6,864)	(2,095)
Intangible assets	-0-	(49,080)
Other assets	(7,500)	5,500
Accounts payable and accrued expenses	298,507	(85,145)
Deferred revenue	239,434	56,224

Net cash provided by (used in) operating activities	(1,232,293)	(2,822,639)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-0-	(81,911)

Net cash provided by (used in) operating activities	-0-	(81,911)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from convertible notes, net of issuance costs	-0-	794,900
Payments on notes payable	(4,888)	(60,000)
Proceeds from notes payable	230,888	490,000
Proceeds from issuance of common stock	-0-	4,200
Issuance of Series C convertible preferred stock, net of issuance costs	1,058,144	1,711,318
Proceeds from stock option exercise	-0-	16,000

Net cash provided by (used in) financing activities	1,284,144	2,956,418

Net increase (decrease) in cash and cash equivalents	51,851	51,868
Cash and cash equivalents at beginning of period	142,826	90,958

Cash and cash equivalents at end of period	$194,677	$142,826

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	For the years ended
	December 31,
	2002	2001

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Income tax	$-0-	$-0-

Interest	$11,280	$50,363

Non-cash Transactions
Conversion of convertible notes payable into shares of common stock	$-0-	$12,500
Common stock issued in exchange for notes payable and accrued interest	$361,576	$379,666
Common stock issued for services and in lieu of pay	$22,401	$118,221
Conversion of notes payable into 12% convertible notes	$-0-	$760,000
Shares issued as collateral for a note payable	$-0-	$75,000
Conversion of Series A preferred stock into shares of common stock	$-0-	$45,000
Convertible notes payable issued for accrued expenses	$-0-	$60,000
Preferred stock issued in exchange for convertible notes payable	$1,615,000	$-0-
Common stock issued for accrued preferred stock dividends	$533,904	$-0-
Treasury stock repurchase of common stock for accounts receivable	$4,883	$-0-

See accompanying summary of accounting policies and notes to financial statements

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 1, 2000 TO DECEMBER 31, 2002

							Preferred Stock
				5% Series A Convertible			8% Series B Convertible
	Common Stock
			Additional			Additional			Additional
	Number	$0.001	Paid In	Number	$0.001	Paid In	Number	$0.001	Paid In
	of Shares	Par Value	Capital	of Shares	Par Value	Capital	of Shares	Par Value	Capital

Balances at December 31, 2000	7,353,627	7,975	3,767,675	4,260,224	4,260	3,852,919	—	—	—

Issuance of shares	90,000	90	74,910
Conversion of preferred stock to common stock	30,000	30	44,970	(45,000)	(45)	(44,955)
Conversion of convertible notes payable to common stock, net of issuance costs of $2,890	10,000	10	9,600
Exercise of stock options	20,000	20	15,980
Stock issued in lieu of pay and for trade payables	170,451	170	118,051
Conversion of notes payable to common stock	636,494	636	313,157
Issuance of common stock	13,125	13	4,187
Issuance of Series B preferred stock, net of issuance costs of $288,482							200,000	200	1,711,318
Deferred compensation on stock warrant issued			95,689
Amortization of deferred compensation
Interest expense on detachable stock warrants			124,827
Interest expense from beneficial conversion feature on 12% Conv. Notes			508,835
Rent expense on stock warrants issued lieu of payment			4,396
Debt acquisition costs on stock warrants issued to placement agent for 12% convertible notes			148,190
Net loss for the year ended December 31, 2001
Dividends on preferred stock including $3,383,168 in deemed dividends	—	—	3,383,168	—	—	—	—	—	—

Balances at December 31, 2001	8,323,697	8,944	8,613,635	4,215,224	4,215	3,807,964	200,000	200	1,711,318

[Additional columns below]

[Continued from above table, first column(s) repeated]

	8% Series C Convertible
								Total
			Additional					Shareholders’
	Number	$ 0.001	Paid In	Accumulated	Deferred	Subscription	Treasury	Equity
	of Shares	Par Value	Capital	Deficit	Compensation	Receivable	Stock	(Deficit)

Balances at December 31, 2000	—	—	—	(9,434,270)	—	(1,140)	(293,912)	(2,096,493)

Issuance of shares								75,000
Conversion of preferred stock to common stock								(0)
Conversion of convertible notes payable to common stock, net of issuance costs of $2,890								9,610
Exercise of stock options								16,000
Stock issued in lieu of pay and for trade payables								118,221
Conversion of notes payable to common stock								313,793
Issuance of common stock								4,200
Issuance of Series B preferred stock, net of issuance costs of $288,482								1,711,518
Deferred compensation on stock warrant issued					(95,689)			—
Amortization of deferred compensation					5,590			5,590
Interest expense on detachable stock warrants								124,827
Interest expense from beneficial conversion feature on 12% Conv. Notes								508,835
Rent expense on stock warrants issued lieu of payment								4,396
Debt acquisition costs on stock warrants issued to placement agent for 12% convertible notes								148,190
Net loss for the year ended December 31, 2001				(3,909,587)				(3,909,587)
Dividends on preferred stock including $3,383,168 in deemed dividends	—	—	—	(3,588,752)	—	—	—	(205,584)

Balances at December 31, 2001	—	—	—	(16,932,609)	(90,099)	(1,140)	(293,912)	(3,171,484)

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 1, 2000 TO DECEMBER 31, 2002

							Preferred Stock
				5% Series A Convertible			8% Series B Convertible
	Common Stock
			Additional			Additional			Additional
	Number	$0.001	Paid In	Number	$0.001	Paid In	Number	$0.001	Paid In
	of Shares	Par Value	Capital	of Shares	Par Value	Capital	of Shares	Par Value	Capital

Amortization of deferred compensation
Issuance of Series C preferred stock, net of issuance costs of $303,356
Interest expense on detachable stock warrants			166
Conversion of 12% Convertible Notes to Convertible Series C Preferred Stock
Net loss for the period ended December 31, 2002
Stock issued in lieu of pay	113,100	113	22,288
Stock issued in lieu of interest payable - Convertible 12% note payable	1,446,306	1,447	360,130
Stock issued in lieu of dividends payable - 5% Convertible Series A Preferred Stock	2,135,616	2,136	531,768
Treasury stock reacquired in settlement of accounts receivable
Dividends on preferred stock including $1,411,475 in deemed dividends	—	—	1,411,475	—	—	—	—	—	—

Balances at December 31, 2002	12,018,719	$12,640	$10,939,462	4,215,224	$4,215	$3,807,964	200,000	$200	$1,711,318

[Additional columns below]

[Continued from above table, first column(s) repeated]

	8% Series C Convertible
								Total
			Additional					Shareholders’
	Number	$ 0.001	Paid In	Accumulated	Deferred	Subscription	Treasury	Equity
	of Shares	Par Value	Capital	Deficit	Compensation	Receivable	Stock	(Deficit)

Amortization of deferred compensation					17,571			17,571
Issuance of Series C preferred stock, net of issuance costs of $303,356	146,150	146	1,157,997					1,158,143
Interest expense on detachable stock warrants								166
Conversion of 12% Convertible Notes to Convertible Series C Preferred Stock	161,500	162	2,260,838					2,261,000
Net loss for the period ended December 31, 2002				(3,432,002)				(3,432,002)
Stock issued in lieu of pay								22,401
Stock issued in lieu of interest payable - Convertible 12% note payable								361,577
Stock issued in lieu of dividends payable - 5% Convertible Series A Preferred Stock								533,904
Treasury stock reacquired in settlement of accounts receivable							(4,882)	(4,882)
Dividends on preferred stock including $1,411,475 in deemed dividends	—	—	—	(1,532,500)	—	—	—	(121,025)

Balances at December 31, 2002	307,650	$308	$3,418,835	$(21,897,111)	$(72,528)	$(1,140)	$(298,794)	$(2,374,631)

The accompanying notes are an integral part of these financial statements.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

NOTE 1:	ORGANIZATION AND NATURE OF OPERATIONS

OmniComm Systems, Inc. is a healthcare technology company that provides Web-based electronic data capture (“EDC”) solutions and related value-added services to pharmaceutical and biotech companies, clinical research organizations, and other clinical trial sponsors. Our Internet-based TrialMaster® software allows clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical study data. The Medical Event Reporting System (MERS-TH) is an event reporting system developed for hospitals and medical centers to collect, classify, and analyze events that could potentially compromise patient safety. MERS-TH provides the opportunity to study and monitor both actual and near-miss events to facilitate process improvement efforts. MERS-TH was developed in conjunction with Columbia University and will be marketed by both of us to hospital and medical centers in the U.S. and Europe initially.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Company’s accounts include those of its two wholly owned subsidiaries, OmniCommerce and OmniTrial B.V and have been prepared in conformity with (i) generally accepted accounting principles; and (ii) the rules and regulations of the United States Securities and Exchange Commission. All significant intercompany accounts and transactions between the Company and its subsidiaries have been eliminated in consolidation.

ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made in the 2001 financial statements to conform to the 2002 presentation. These reclassifications did not have any effect on net income (loss) or shareholders’ equity.

SEGMENT INFORMATION

The Company operates in one reportable segment.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

ACCOUNTS RECEIVABLE

Accounts receivable are judged as to collectibility by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

CONCENTRATION OF CREDIT RISK

Accounts receivable subject the Company to its highest potential concentration of credit risk. The Company reserves for credit losses. The Company does not require collateral on trade accounts receivables. During fiscal 2002 CV Therapeutics accounted for approximately 44%, the Children’s Research Institute for 13%, Guidant Cardiac Surgery for 11% and Ivax Research for 9% of our net sales.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Additions and betterments are capitalized; maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is 5 years for leasehold improvements, equipment and furniture and 3 years for software. Gains or losses on disposal are charged to operations.

INTANGIBLE AND OTHER ASSETS

Intangible assets are amortized on a straight-line basis over periods ranging from one to five years. The Company continually reviews the recoverability of the carrying value of these assets using the methodology prescribed in SFAS 121. The Company also reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. If it is determined the carrying amount of the assets is permanently impaired then intangible assets are written down to fair value and the useful life of the asset may be changed prospectively. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. As of December 31, 2002, management believes no revision to the remaining useful lives or write-down of intangible assets is required.

DEFERRED REVENUE

Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, the Company is entitled to payment for all work performed through the point of cancellation. The Company had $322,520 in deferred revenues relating to contracts for services to be performed over periods ranging from 4 months to 5 years.

REVENUE RECOGNITION POLICY

OmniComm’s revenue model is transaction-based and can be implemented either as an ASP (application service provider) or licensed for implementation by a customer such as a pharmaceutical company. Revenues are derived from the set-up of clinical trial engagements; on-going maintenance fees incurred throughout the duration of an engagement; fees for report writing and change orders. The clinical trials that are conducted using TrialMaster can last from a few months to several years. Most of the fees associated with our product including post-setup customer support in the form of maintenance charges are recognized ratably over the term of the clinical trial. Cost of sales is primarily comprised of programmer salaries and taxes and is expensed as incurred.

The Company recognizes sales, for both financial statement and tax purposes in accordance with SEC Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements (SAB 101)”. SAB 101 requires that revenues be recognized ratably over the life of a contract. In accordance with SAB 101 the Company will periodically record deferred revenues relating to advance payments in contracts. The Company had $322,520 in deferred revenue relating to contracts for services to be performed over periods ranging from 4 months to 4 years.

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs were $13,008 and $10,293 for the periods ended December 31, 2002 and 2001, respectively.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

RESEARCH AND DEVELOPMENT EXPENSES

Software development costs are included in research and development and are expensed as incurred. Statement of Financial Accounting Standards No. 86 (“SFAS 86”) requires the capitalization of certain development costs of software to be sold once technological feasibility is established, which the Company defines as completion to the point of marketability. The capitalized cost is then amortized on a straight-line basis over the estimated product life. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been immaterial. Accordingly, the Company has not capitalized any software development costs under SFAS 86. Research and development expense was approximately $465,422 in 2002 and $392,401 in 2001 for the years ended December 31, respectively.

STOCK OPTIONS

The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees and, accordingly, does not recognize compensation expense for its stock-based awards to employees in the Consolidated Statements of Income. See Note 13 for pro forma information on the impact of the fair-value method of accounting for stock options.

STOCK BASED COMPENSATION

Stock-based compensation is recognized using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. For disclosure purposes, pro forma net loss and loss per common share are provided in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation”, as if the fair value method had been applied.

EARNINGS PER SHARE

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previously utilized fully diluted earnings per share calculation method.

Basic earnings per share were calculated using the weighted average number of shares outstanding of 8,333,820 and 7,960,069 for the years ended December 31, 2002 and 2001, respectively. There were no differences between basic and diluted earnings per share. Options to purchase 2,785,039 shares of common stock at prices ranging from $.15 to $5.50 per share were outstanding at December 31, 2002. Stock warrants to purchase 17,748,428 shares of common stock at prices ranging from $0.25 to $10.00 per share were outstanding at December 31 2002. The Company granted a Unit Purchase Option (“Agent Option”) to the Placement Agent of its Series B Convertible Preferred Stock that provides the Placement Agent the ability to purchase 27,000 Series B Preferred Shares with 1,080,000 detachable common stock warrants. The exercise of the Agent Option would result in the issuance of an aggregate of 2,160,000 shares of common stock at an exercise price of $0.25 per share. The options, warrants and Agent Options were not included in the computation of diluted earnings per share because they have an anti-dilutive effect on net loss per share. The Company’s convertible debt and convertible preferred stock have an anti-dilutive effect on net loss per share.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

IMPACT OF NEW ACCOUNTING STANDARDS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 141”), and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). They also issued Statement of Financial Accounting Standards No. 143, “Accounting for Obligations Associated with the Retirement of Long Lived Assets” (“SFAS 143”), and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), in August and October 2001, respectively. Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”, was issued in April 2002. Also during 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123” were issued in June and December 2002, respectively.

SFAS 141 requires all business combinations initiated after September 30, 2001 be accounted for under the purchase method. SFAS 141 supersedes APB Opinion No. 16, “Business Combination’s”, and Statement of Financial Accounting Standards No. 38, “Accounting for Preacquisition Contingencies” of purchased Enterprises, and is effective for all business combinations initiated after September 30, 2001.

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, the Company is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS 142 supercedes APB Opinion No. 17, “Intangible Assets”. The Company expects that SFAS 142 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company adopted SFAS 142 on January 1, 2002.

SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after September 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company adopted SFAS 143 effective January 1, 2002.

SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144, supersedes Statement of Financial Accounting Standards No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 121”), and APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

Infrequently Occurring Events and Transactions”. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The Company adopted SFAS 144 effective January 1, 2002 and does not expect that the adoption will have a material impact on its consolidated results of operations and financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 eliminates SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt ,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item. Under SFAS No. 145, such gains and losses should be classified as extraordinary only if they meet the criteria of APB Opinion No. 30. In addition, SFAS No. 145 amends SFAS No. 13, “Accounting for Leases ,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption of SFAS No. 145, which will become effective after May 2002 to have a material effect on its financial condition or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring )”. SFAS No. 146 replaces Issue 94-3. The provisions of SFAS No. 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this pronouncement to have a material effect on the earnings or financial position of the Company.

On December 31, 2002, the FASB issued SFAS No.148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123”. This statement amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. The Company does not expect the adoption to have a material effect on the earnings or financial position of the Company.

NOTE 3:	OPERATIONS AND LIQUIDITY

We have experienced negative cash flow from operations since 1999 and have funded our activities to date primarily from debt and equity financings. We will continue to require substantial funds to continue our research and development activities and to market, sell and commercialize our technology. We will need to raise substantial additional capital to fund our future operations. Our capital requirements will depend on many factors, including the problems, delays, expenses and complications frequently encountered by companies developing and commercializing new technologies; the progress of our research and development activities; the rate of technological advances; determinations as to the commercial potential of our technology under development; the status of competitive technology; the establishment of collaborative relationships; the success of our sales and marketing programs; and other changes in economic, regulatory or competitive conditions in our planned business.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

Estimates about the adequacy of funding for our activities are based upon certain assumptions, including assumptions that the research and development programs relating to our technology can be conducted at projected costs and that progress towards the commercialization of our technology will be timely and successful. There can be no assurance that changes in our research and development plans, acquisitions or other events will not result in accelerated or unexpected expenditures.

To satisfy our capital requirements, we will seek additional financing through debt and equity financings. There can be no assurance that any such fundings will be available to us on favorable terms or at all. If adequate funds are not available when needed, we may be required to delay, scale back or eliminate some or all of our research and product development and marketing programs. If we are successful in obtaining additional financings, the terms of such financings may have the effect of diluting or adversely affecting the holdings or the rights of the holders of our common and preferred stock.

The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending December 31, 2002, there is doubt about the Company’s ability to continue as a going concern.

NOTE 4:	INTANGIBLE ASSETS AND GOODWILL

Included in Intangible Assets are the following assets:

	December 31, 2002
		Accumulated
	Cost	Amortization

Covenant not to compete	$120,000	$120,000
Software development costs	87,500	87,500
Organization costs	539	539
Debt acquisition costs	301,888	301,888

	$509,927	$509,927

	December 31, 2001
		Accumulated
	Cost	Amortization

Covenant not to compete	$120,000	$120,000
Software development costs	87,500	87,500
Organization costs	539	539
Debt acquisition costs	301,888	253,436

	$509,927	$461,475

The covenant not to compete and the software development costs were acquired as a result of the acquisition of Education Navigator, Inc. (EdNav) on September 26, 1998. The covenant was for a two-year period and was being amortized ratably over that time. The software development costs were capitalized and were amortized ratably over a three-year period, as that was the expected life of the various products.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

During the year ended December 31, 2001, the Company issued Convertible Notes with gross proceeds totaling $1,615,000. The Company recorded total debt acquisition fees of $218,440 of which $70,250 were to be paid in cash and $148,190 were deemed additional compensation derived from 323,000 stock warrants issued to the placement agent as additional compensation. The debt acquisition costs were amortized ratably over the term of the notes. Amortization expense of the debt acquisition costs totaled $48,552 for the year ended December 30, 2002. Approximately $2,890 of the debt acquisition costs were reclassified as stock issuance costs in connection with the conversion of $12,500 (original cost) of the convertible notes into common stock of the Company during 2001.

NOTE 5:	PROPERTY AND EQUIPMENT, AT COST

Property and equipment consists of the following:

	December 31, 2002		December 31, 2001
		Accumulated		Accumulated	Estimated
	Cost	Depreciation	Cost	Depreciation	Useful Lives

Computer and office equipment	$420,298	$253,416	$420,298	$169,408	5 years
Leasehold improvements	3,299	1,392	3,299	734	5 years
Computer software	260,287	183,989	260,287	117,349	3 years
Office furniture	42,350	25,701	42,350	17,231	5 years

	$726,234	$464,498	$726,234	$304,722

Depreciation expense for the periods ended December 31, 2002 and 2001 was $159,776 and $146,879 respectively.

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at December 31, 2002 and December 31, 2001:

	12/31/02	12/31/01

Accounts payable	$431,736	$155,531
Accrued payroll and related costs	473,384	41,818
Other accrued expenses	293,233	77,083
Accrued interest	120,578	212,089
Accrued dividends	-0-	412,879
Accrued expenses of OmniTrial BV	127,519	127,519

Total accounts payable and accrued expenses	$1,446,450	$1,026,919

Other accrued expenses consist primarily of placement agent fees and expenses due on private placements of our debt and equity securities that occurred during 2000, 2001 and 2002 and accrued legal fees associated with the sale of Series C Convertible Preferred Stock. Accrued payroll and related costs includes approximately $433,288 in past due payroll taxes accrued fiscal 2002 that the Company had not paid as of December 31, 2002, but are considered legal obligations of the Company. See Note 16 Subsequent Events for further information regarding the past due employment taxes.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

NOTE 7:	EARNINGS PER SHARE

Basic earnings per shares (“EPS”) is computed by dividing income available to common shareholders (which for the Company equals its net loss) by the weighted average number of common shares outstanding, and dilutive EPS adds the dilutive effect of stock options and other common stock equivalents. Antidilutive shares aggregating 46,169,616 have been omitted from the calculation of dilutive EPS for the period ended December 31, 2002. A reconciliation between numerators and denominators of the basic and diluted earnings per shares is as follows:

	Year Ended December 31, 2002			Year Ended December 31, 2001

	Income	Shares	Per-Share	Income	Shares	Per-Share
	Numerator	Denominator	Amount	Numerator	Denominator	Amount

Basic EPS	$(5,266,264)	8,333,820	$(0.62)	$(7,549,596)	7,960,069	$(0.95)
Effect of Dilutive Securities None.	-0-	-0-	-0-	-0-	-0-	-0-

Diluted EPS	$(5,266,264)	8,333,820	$(0.62)	$(7,549,596)	7,960,069	$(0.95)

NOTE 8:	NOTES PAYABLE

At December 31 2002, the Company owed $908,571 in notes payable. The table below provides details as to the terms and conditions of the notes payable.

	Origination	Due	Interest		Short	Long
Note Holder	Date	Date	Rate	Amount	Term	Term

Guus van Kesteren	8/30/2001	10/31/2004	8.0%	$196,644	$0	$196,644
Magnolia Private Fnd.	8/30/2001	10/31/2004	8.0%	209,534	0	209,534
Magnolia Private Fnd.	8/30/2001	10/31/2004	8.0%	276,392	0	276,392
Nico Letschert	7/31/2002	7/31/2003	0.0%	10,000	10,000	0
Nico Letschert	9/3/2002	5/31/2003	0.0%	10,000	10,000	0
Randy Smith	11/25/2002	3/25/2003	0.0%	6,000	6,000	0
Guus van Kesteren	12/26/2002	3/26/2003	9.0%	50,000	50,000	0
Cornelis Wit	12/30/2002	3/30/2003	9.0%	50,000	50,000	0
Guy Brissette	12/30/2002	3/30/2003	9.0%	100,000	100,000	0

				$908,570	$226,000	$682,570

Promissory notes totaling $682,570 were amended and restated on December 31, 2002,, with new terms which included an extension of the maturity date to October 31, 2004 with one half of the principal payable upon the closing of any financing by the Company resulting in gross proceeds in excess of $2,000,000.

Related Party Notes Payable

At December 31, 2002, the Company owed $302,644 in related party notes payable. Included in this amount is a $196,644 promissory note that was amended and restated on December 31, 2002 with new terms which include an extension of the maturity date to October 31, 2004 with one half of the principal payable upon the closing of any financing by the Company resulting in gross proceeds in excess of $2,000,000.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

During March 2002, the Company borrowed $2,341 from Randall Smith, the Company’s Chairman and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, the Company borrowed $6,000 from Mr. Smith on November 25, 2002 and this amount remained outstanding at December 31, 2002.

During April 2002, the Company borrowed $1,500 from Ronald Linares, the Company’s Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

During December 2002, the Company borrowed $50,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount remained outstanding at December 31, 2002.

During December 2002, the Company borrowed $50,000 from Guus van Kesteren, a Director of the Company. This amount remained outstanding at December 31, 2002.

NOTE 9:	CONVERTIBLE NOTES

During the first quarter of 1999, the Company issued 10% Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The Company also granted the agent the option to purchase 250,000 common shares at $.001 per share. The agent exercised the option. The net proceeds to the Company were $742,875. The notes bear interest at ten percent annually, payable semi-annually. The notes are convertible after maturity, which is five years, into shares of common stock of the Company at $1.25 per share. As of December 31, 2002 approximately $412,500 of the Convertible Notes had been converted into 330,000 shares of common stock of the Company leaving an outstanding balance of $450,000.

The Company is currently in default on interest payments owed totaling $33,573 on its 10% Convertible Notes. The terms of the notes provide a payment grace period of thirty days in which to make required semi-annual interest payments. The company was in default effective January 30, 2002.

During the first six months of 2001, the Company issued 12% Convertible Notes Payable in the amount of $1,615,000 pursuant to a Confidential Private Placement Memorandum. There were costs of $218,440 associated with the offering of which $148,190 is attributable to warrants issued to the placement agent as additional compensation that were valued using the Black-Scholes method. The net proceeds to the Company were $1,484,750 with the cash compensation costs of $70,250 accrued at December 31, 2002, and $60,000 of accrued expenses due to the placement agent converted as part of the private placement of the 12% Convertible Notes Payable. The notes bear interest at twelve percent annually, payable at maturity. The notes are convertible after maturity, which is January 31, 2002, into shares of common stock of the Company at $0.50 per share. EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, requires Company’s to record interest expense on convertible debt that is issued with an embedded beneficial conversion feature, or in the money at the date the investor is committed to purchase the convertible securities. The Company valued the 12% Convertible Notes Payable utilizing the intrinsic value method and recorded $508,835 in interest expense with a corresponding credit to additional paid-in capital.

The Company completed a conversion of its 12% Convertible Notes on December 31, 2002. The Company converted the principal amount outstanding of $1,615,000 into Units of its Series C Preferred Stock resulting in the issuance of 161,500 shares of the Series C Preferred with 3,230,000 attached common stock warrants providing the shareholder the right to purchase additional shares at $0.25 per share. In addition, the outstanding accrued interest on the 12% Convertible Notes, which totaled $361,576 on December 31, 2002, resulted in the issuance of 1,446,306 shares of common stock.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

NOTE 10:	COMMITMENTS AND CONTINGENCIES

The Company currently leases office space under operating leases. The minimum future lease payments required under the Company’s operating leases at December 31, 2002 are as follows:

2003	$98,060
2004	44,550
2005	0
2006	0
2007	0

Total	$142,610

In addition, to annual base rental payments, the Company pays for the operating expenses associated with its leased office space and is responsible for any escalation in operating expenses as determined in the lease. Rental expense was $153,344 and $185,040 for the years ended December 31, 2002 and 2001.

CONTINGENT LIABILITIES

On or about September 6, 2000, the Company’s wholly owned subsidiary, OmniTrial B.V. (“OmniTrial”) submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000 that was made on or about July 5, 2001. The Company does not expect to incur any additional liability in this bankruptcy proceeding.

In January 2001, a former employee, Eugene A. Gordon, filed a lawsuit in Dade County, Florida alleging breach of his employment contract with us. The plaintiff alleged we owed him more than $100,000 for back payment of salary according to the terms of his employment contract. We disputed Mr. Gordon’s allegations and vigorously defended this lawsuit. As part of its defense, the Company filed a counterclaim against Mr. Gordon and a counter-suit against his wife. The parties entered into a settlement agreement on August 19, 2002. The parties subsequently filed and the court accepted a Joint Stipulation for Dismissal With Prejudice on September 6, 2002.

On February 2, 2001, an advertising firm, Wray Ward Laseter filed a lawsuit in the Superior Court of North Carolina against the Company. The plaintiff alleged claims totaling approximately $84,160 against the Company for fees associated with advertising, marketing and public relations services provided between March and September 2000. On or about April 27, 2001, the Company and Wray Ward Laseter entered into a settlement agreement which provided that the plaintiff dismiss the lawsuit with prejudice and release its claims against the Company in return for a series of payments totaling $66,000. The Company made all required payments under the settlement agreement. Wray Ward Laseter filed and the Superior Court accepted on November 30, 2001 a Stipulation of Dismissal.

On February 16, 2001, a staffing agency, Temp Art, Inc. filed a lawsuit in the County Court in and for Miami-Dade County, Florida. The plaintiff alleged the Company breached its contract and owed approximately $13,126 for back payment of services rendered plus interest and costs. On September 25, 2001, the Company and Temp Art entered into a settlement agreement that provided that the plaintiff dismiss the lawsuit with prejudice and release its claims against the Company in return for a payment of $15,700. The Company made the required payment on September 25, 2001 and a Voluntary Dismissal was entered by the County Court on October 5, 2001.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

EMPLOYMENT AGREEMENTS

During 2001, the Company entered into three-year employment agreements with its Chairman/Chief Technology Officer and Chief Financial Officer with compensation for up to six months if terminated under certain conditions. Under separate stock option agreements entered into concurrently with their employment agreements, the Chairman/Chief Technology Officer and Chief Financial Officer were granted incentive stock options to purchase 210,000 shares of common stock at the market price per share respectively.

During June 2002, the Company entered into a one-year employment agreement with its President and Chief Executive Officer. The Company concurrently entered into stock options agreements that provide for 50,000 options to be issued at the time of execution with additional options issued based on the achievement of certain operating parameters that include revenue and operating cash flow performance.

FINANCIAL ADVISORY AGREEMENT

During March 2002, the Company entered into a one-year financial advisory agreement with Noesis Capital to assist the Company in performing certain financial advisory services including the sale of securities, and the possible sale, merger or other business combination involving the Company. Pursuant to this agreement, the Company is obligated to pay $90,000 in professional fees during the one-year term of the agreement. The advisory agreement was extended for a twelve month term effective December 23, 2002.

NOTE 11:	RELATED PARTY TRANSACTIONS

Cornelis F. Wit, our President and Chief Executive Officer and a member of our Board of Directors, is a consultant to Noesis Capital Corp. and served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp. has served as placement agent for us in three private placements of securities which occurred between September 1999 and December 2002. Guus van Kesteren, a member of our Board of Directors, is a consultant for Noesis Capital Corp.

In December 1999, we entered into a consulting agreement with Messrs. van Kesteren and Wit, each of whom is a member of our Board of Directors, providing that we will compensate each of these individuals for sales leads or contacts developed by them in connection with our TrialMaster system. For the periods ended December 30, 2001 and 2002, no compensation was earned by either Mr. van Kesteren or Mr. Wit under this agreement. This agreement was terminated upon mutual agreement of OmniComm and Messrs. Wit and van Kesteren effective June 30, 2002.

On April 5, 2002, Cornelis F. Wit, President and Chief Executive Officer and a Director of the Company, invested $10,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum.

On April 5, 2002, Guus van Kesteren a Director of the Company, invested $10,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum.

On January 30 2002, Noesis N.V., one of our stockholders, invested $90,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

From time to time we have borrowed funds from Mr. van Kesteren, including:

•	Between July 2000 and December 2000, we borrowed an aggregate of $110,000 from him under two promissory notes, one of which bore interest at a rate of 12% per annum and the other at 5% per annum. These notes were converted into debt issued as part of a private placement of our debt in January 2000. The private placement debt accrues interest at 12% per annum and is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002.

•	between February 2001 and July 2001, we borrowed an aggregate of $190,000 from him under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003.

•	in September 2001, we borrowed an aggregate of $25,000 from him under promissory notes which bore interest at a rate of 12% per annum and had a maturity date of December 22, 2001. These notes were converted into the Units sold in our private placement of Series B Preferred Stock in August 2001.

•	in December 2002, we borrowed $50,000 from him under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003.

In conjunction with these various loans, we have granted Mr. van Kesteren warrants to purchase an aggregate of 70,700 shares of our common stock at exercise prices ranging from $.30 to $2.25 per share.

In July 2001, Noesis Capital, the Placement Agent for our 12% Convertible Notes, assigned $60,000 of accrued fees owed to it Cornelis Wit, a Director at the time. Mr. Wit converted that accrued expense into the Private Placement of our 12% Convertible Notes. The 12% Convertible Notes were subsequently converted on December 31, 2002 into shares of our Series C Preferred Stock.

The Company granted Randall G. Smith, Chairman of the Board and Chief Technology Officer, warrants to purchase 20,000 shares of our Common stock at an exercise price of $0.41 per share in connection with a pledge of real property he made in securing a loan made to the Company by Mr. van Kesteren in July 2001, in the amount of $100,000

On August 17, 2000, we borrowed $100,000 from Noesis N.V., one of our stockholders. One of our Directors, Mr. Wit, was President of Corporate Finance of Noesis Capital Corp., an affiliate of Noesis N.V., and remains a consultant to the firm. The promissory note bore interest rate at a rate of 8% per annum and had a maturity date of January 1, 2001. At our request, Noesis N.V. agreed to convert this promissory note into debt issued as part of a private placement of our debt in January 2001. The private placement debt accrues interest at 12% per annum and is convertible into shares of our Common Stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002.

During March 2002, the Company borrowed $2,341 from Randall Smith, the Company’s Chairman and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, the Company borrowed $6,000 from Mr. Smith on November 25, 2002 and this amount remained outstanding at December 31, 2002.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

During April 2002, the Company borrowed $1,500 from Ronald Linares, the Company’s Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

During December 2002, the Company borrowed $50,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003.

NOTE 12:	POST-RETIREMENT EMPLOYEE BENEFITS

The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (post-retirement). Therefore, no provision is required under SFAS’s 106 or 112.

NOTE 13:	STOCKHOLDERS’ EQUITY (DEFICIT)

The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Preferred Stock, 230,000 shares have been designated as Series B Preferred Stock and 747,500 shares have been designated as Series C Preferred Stock.

As of December 31, 2002 the Company had the following outstanding securities:

•	12,018,719 shares of common stock issued and outstanding;

•	17,748,428 warrants issued and outstanding to purchase shares of our common stock;

•	4,215,224 shares of our 5% Series A Preferred Stock issued and outstanding, and

•	200,000 shares of our 8% Series B Preferred Stock issued and outstanding

•	307,650 shares of our Series C Preferred Stock issued and outstanding

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our voting securities do not have cumulative voting rights and holders of a majority of our voting securities voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board of Directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

5% Series A Preferred Stock

In 1999, our Board of Directors designated 5,000,000 shares of our preferred stock as 5% Series A Preferred Stock (“Series A Preferred”). The Series A Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on July 19, 1999.

Between September 1999 and January 2000 the Company issued 4,263,500 shares of the Series A Preferred with net proceeds of $4,018,843.

The designations, rights and preferences of the Series A Preferred include:

•	the shares are not redeemable,

•	each share of Series A Preferred is convertible into shares of our common stock at any time at the option of the holder at a conversion price of $1.50 per share. The conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share. The Series A Preferred Stockholders have waived their rights to an anti-dilution adjustment reducing their conversion price as a result of the issuance of the Series B Preferred Stock,

•	the shares of Series A Preferred pay a dividend at a rate of 5% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series A Preferred Stock. Dividends are cumulative,

•	in the event of our liquidation or winding up, each share of Series A Preferred carries a liquidation preference equal to $1.00 per share,

•	each share of Series A Preferred has full voting rights, share for share, with the then outstanding common stock on the basis of one vote for each share of common stock issuable upon the conversion of the Series A Preferred Stock.

•	the holders of the Series A Preferred were granted certain demand and piggy-back registration rights covering the shares of our common stock issuable upon the conversion of the Series A Preferred into common stock of the Company.

•	the holders of the 5% Series A Preferred are entitled to vote two of the five members of the Company’s Board of Directors.

There were $0 and $412,789 of accrued and unpaid dividends on the Series A Preferred at December 31, 2002 and 2001, respectively. In addition, there was an arrearage of $84,958 on the Series A Preferred for undeclared dividends on December 31, 2002.

Series B Convertible Preferred Stock

In August 2001, our Board of Directors designated 200,000 shares of our preferred stock as Series B Preferred Stock (“Series B Preferred”). The Series B Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on August 31, 2001. A Corrected Certificate of Designations was filed on February 7, 2002 with the Delaware Secretary of State increasing the number of shares authorized as Series B Preferred to 230,000. During September 2001 the Company issued 200,000 shares of the Series B Preferred with net proceeds of $1,711,518.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

The designations, rights and preferences of the Series B Preferred include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series B Preferred is convertible into shares of our common stock at the option of the holder at any time commencing January 31, 2002 at the option of the holder at $0.25 per share, as adjusted, and the shares automatically convert into shares of our common stock at $0.25 per share at such time as we complete a public offering raising proceeds in excess of $25 million at an offering price of at least $0.75 per share. We may require all outstanding shares of the Series B Preferred to convert in the event the closing bid price of our common stock exceeds $0.50 for 20 consecutive trading days, and our common stock has been listed on The Nasdaq Stock Market or other comparable national stock exchange or the OTC Bulletin Board and a registration statement registering the shares of common stock issuable upon conversion of the Series B Preferred has been declared effective,

•	The conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series B Preferred pay a dividend at a rate of 8% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series B Preferred. Dividends are cumulative,

•	each share of Series B Preferred will rank senior to our Series A Preferred and Pari Passu with our Series C Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series B Preferred carries a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series B Preferred are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series B Preferred,

•	the holders of the Series B Preferred were granted certain registration rights covering the shares of our Common Stock issuable upon the conversion of the Series B Preferred,

•	the holders of the Series B Preferred are entitled to vote one of the five members of the Company’s Board of Directors.

There were arrearages of $211,256 and $51,256 on the Series B Preferred for undeclared dividends as of December 31, 2002 and 2001.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

Series C Preferred Stock

In March 2002, our Board of Directors designated 747,500 shares of our preferred stock as Series C Preferred Stock (“Series C Preferred”). The Series C Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on March 31, 2002. To date, the Company has issued 307,650 shares of the Series C Preferred Stock, including 161,500 shares issued in connection with the conversion of the Company’s 12% Convertible Notes on December 31, 2002 and 10,000 shares issued pursuant to the conversion of $100,000 in accrued expenses owed to Noesis Capital, the Placement Agent for this private placement. Net proceeds were approximately $1,058,144. At December 31, 2002 the Company was still actively marketing the Series C Preferred Private Placement to accredited investors and anticipated closing the placement on or about February 28, 2003.

The designations, rights and preferences of the Series C Preferred include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series C Preferred is convertible at any time, at the option of the holder, into a number of shares of common stock determined by dividing the stated value per share of the Series C Preferred by $0.25, which is the Series C Conversion Price. The Series C Preferred will automatically convert into shares of our common stock upon a public offering of our securities raising gross proceeds in excess of $25,000,000 at a per share price greater than 2.5 times the Series C Conversion Price per share, as adjusted for any stock split, stock dividend, recapitalization, or other similar transaction. In addition, the Series C Preferred will automatically convert into shares of our common stock at the Series C Conversion Price at such time as the closing bid price for our common stock has traded at two times the then prevailing Series C Conversion Price for a period of 20 consecutive trading days, provided that (i) a public trading market exists for our Common Stock on a national securities exchange, the Nasdaq Stock Market, or the over the counter market; and (ii) the Conversion Shares have been registered for resale and are not subject to any lock-up and the number of shares of the Series C Preferred which can be converted in any 30-day period will be limited to the number of shares of common stock underlying the Series C Preferred equal to 10 times the average daily trading volume during the 20-day look-back period set forth above,

•	The conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series C Preferred pay a dividend at a rate of 8% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series C Preferred. Dividends are cumulative,

•	each share of Series C Preferred will rank pari passu with our Series B Preferred Stock and senior to our Series A Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series C Preferred Stock carries a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

•	the holders of the Series C Preferred are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series C Preferred,

•	the holders of the Series C Preferred were granted certain registration rights covering the shares of our common stock issuable upon the conversion of the Series C Preferred Stock,

•	the holders of the Series C Preferred are entitled to vote two of the seven members of the Company’s Board of Directors.

There were arrearages of $56,805 and $-0- on the Series C Convertible Preferred Stock for undeclared dividends as of December 31, 2002 and 2001.

Warrants

We have issued and outstanding warrants to purchase a total of 17,748,428 shares of our common stock, including:

•	warrants to purchase 2,359,832 shares of our 5% Series A Preferred Stock at an exercise price of $2.00 per share expiring in June 2003 which were issued by us in connection with the offering of the Series A Preferred Stock offering.

•	warrants to purchase 8,000,000 shares of our common stock at an exercise price of $.25 per share expiring September 2006 which were issued by us in connection with the Series B Preferred Stock offering, which warrants contain a cashless exercise provision.

•	warrants to purchase 1,235,596 shares of our common stock at exercise prices ranging from $.30 to $10.00 per share expiring periodically through July 2006 which were issued by us to various individuals for a variety of reasons including consulting services, advisory services, settlement of a long-term lease obligation, and in connection with the issuance of certain promissory notes.

•	warrants to purchase 6,153,000 shares of our common stock at an exercise price of $.25 per share expiring May 2007 which were issued by us in connection with the Series C Preferred Stock offering, which warrants contain a cashless exercise provision.

Placement Agent’s Unit Purchase Option

Commonwealth Associates, L.P. acted as our placement agent in connection with the September 2001 private placement of units which included our Series B Preferred Stock. We issued Commonwealth Associates a seven year option to purchase 2.7 units, each unit consisting of 10,000 shares of Series B Preferred Stock and warrants to purchase 400,000 shares of common stock, exercisable at $100,000 per unit, as additional compensation.

Accounting for Stock Based Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, (“SFAS No. 123”) and as permitted under SFAS 123 applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB 25”) and related interpretations in accounting for stock-based compensation plans. If the Company had elected to adopt optional recognition provisions of SFAS 123 for its stock option plans, net loss and net loss per share would have been changed to the pro forma amounts indicated below:

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

(in thousands, except for per share data)	2002	2001

Net loss available to common stockholders
As reported	$(5,266)	$(7,550)
Pro forma	$(5,343)	$(7,772)
Basic and diluted net loss per share
As reported	$(0.63)	$(0.98)
Pro forma	$(0.64)	$(1.00)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

The estimated fair value of each OmniComm option granted is calculated using the Black-Scholes pricing model. The weighted average assumptions used in the model were as follows:

	2002	2001

Risk-free interest rate	5.00%	5.00%
Expected years until exercise	6 Years	6 Years
Expected stock volatility	137.2%	150.0%
Dividend yield	0%	0%

Stock Option Plan

In 1998, the Company’s Board of Directors approved the OmniComm Systems 1998 Stock Option Plan, (the “1998 Plan”). The 1998 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 1998 Plan the Company may grant options to purchase up to 5,000,000 shares of the Company’s common stock. The term of each option may not exceed ten years from the date of grant, and options vest in accordance with a vesting schedule established by the Plan administrator.

The Company’s share option activity and related information is summarized below:

	Year ended December 31,		Year ended December 31,
	2002		2001

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding at beginning of period	3,584,039	$1.33	3,316,006	$2.28
Granted	811,000	$0.25	2,089,500	$0.48
Exercised	-0-	$0.00	20,000	$0.80
Cancelled	1,610,000	$1.36	1,801,467	$2.09

Outstanding at end of period	2,785,039	$1.00	3,584,039	$1.33

Exercisable at end of period	2,761,705	$0.82	2,636,372	$1.47

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

The following table summarizes information about stock options outstanding at December 31, 2002:

	Outstanding			Exercisable

		Weighted
		Average
		Remaining	Weighted		Weighted
		Years of	Average		Average
Range of	Number of	Contractual	Exercise	Number of	Exercise
Exercise Prices	Options	Life	Price	Options	Price

$0.25 - $0.47	1,662,500	4.99	$0.34	1,652,500	$0.34
$0.50 - $0.80	392,000	7.10	$0.54	378,666	$0.54
$1.00 - $2.75	730,539	3.26	$1.74	730,539	$1.74

Other Stock Based Compensation

During 2001, the Company issued an aggregate of 126,340 shares of common stock to employees and advisors with a fair market value of $97,858 for services rendered under employment and consulting agreements.

During 2001, the Company issued 50,000 warrants to advisors as compensation for services to be rendered over periods ranging from 3 to 5 years. The Company valued the warrants in accordance with SFAS 123 utilizing the Black-Scholes Model. The Company recorded $95,689 in deferred compensation and is amortizing the amounts over the expected life of the consulting services to be rendered. The Company recognized non-cash compensation expense totaling $17,571 during the year ended December 31, 2002 in connection with the warrant grants.

During 2002, the Company issued an aggregate of 113,100 shares of restricted common stock to employees including three of its officers. The stock issued had a fair market value of $22,288 and was issued for employment services rendered in lieu of cash payments.

NOTE 14:	OMNITRIAL, B.V. BANKRUPTCY

On or about September 6, 2000, the Company’s wholly owned subsidiary, OmniTrial B.V. (“OmniTrial”) submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000.

NOTE 15:	INCOME TAXES

Income taxes are accrued at statutory US and state income tax rates. Income tax expense is as follows:

	12/31/02	12/31/01

Current tax expense (benefit):
Income tax at statutory rates	$-0-	$-0-

Deferred tax expense (benefit):
Amortization of goodwill and covenant	-0-	(59,396)
Operating loss carryforward	(1,291,463)	(1,121,779)

	(1,291,463)	(1,181,175)

Valuation allowance	1,291,463	1,181,175

Total tax expense (benefit)	$-0-	$-0-

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
(continued)

The tax effects of significant temporary differences, which comprise the deferred tax assets, are as follows:

	12/31/02	12/31/01

Deferred tax assets:
Amortization of intangibles	$283,698	$283,698
Operating loss carryforwards	5,549,331	4,257,868

Gross deferred tax assets	5,833,029	4,541,566
Valuation allowance	(5,833,029)	(4,541,566)

Net deferred tax asset	$-0-	$-0-

The Company has net operating loss carryforwards (NOL) for income tax purposes of approximately $14,735,000. This loss is allowed to be offset against future income until the year 2021 when the NOL’s will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of Education Navigator in 1998. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and the substantial losses incurred through 2002.

NOTE 16:	SUBSEQUENT EVENTS

The Company had a recorded liability of $433,288 at December 31, 2002 for federal employment taxes. The Company made payments of $221,530 on January 6, 2003, $123,730 on January 7, 2003 and $88,028 on March 3, 2003 that satisfied the liability.

The Company is currently in default on interest payments owed totaling $44,586 on 10% Convertible Notes. The terms of the notes provide a payment grace period of thirty days in which to make the required semi-annual interest payments. The Company has been in default since January 30, 2002.

OMNICOMM SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2003	2002

	(unaudited)

ASSETS
CURRENT ASSETS
Cash	$65,587	$194,677
Accounts receivable	55,195	274,540
Prepaid expenses	35,375	8,959

Total current assets	156,157	478,176
PROPERTY AND EQUIPMENT, net	199,856	261,736
OTHER ASSETS
Intangible assets, net	-0-	-0-
Other assets	12,997	12,997

TOTAL ASSETS	$369,010	$752,909

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,096,423	$1,446,450
Notes payable – current	100,000	120,000
Notes payable related party- current	6,000	106,000
Deferred revenue	342,932	322,520

Total current liabilities	1,545,355	1,994,970
CONVERTIBLE DEBT	450,000	450,000
NOTES PAYABLE, net of current portion	755,926	485,926
NOTES PAYABLE RELATED PARTY, net of current portion	396,644	196,644

TOTAL LIABILITIES	3,147,925	3,127,540

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY (DEFICIT)
Undesignated preferred stock - $.001 par value. 4,022,500 shares authorized, no shares issued and outstanding	-0-	-0-
Series B convertible preferred stock, - $.001 par value. 230,000 shares authorized, 200,000 and 200,000 issued and outstanding, respectively; liquidation preference $2,000,000 and $2,000,000, respectively	200	200
Series C convertible preferred stock, - $.001 par value. 747,500 shares authorized, 337,150 and 307,650 issued and outstanding, respectively; liquidation preference $3,371,500 and $3,076,500, respectively	337	308
5% Series A convertible preferred stock - $0.001 par value, 5,000,000 shares authorized; 4,215,224 and 4,215,224 issued and outstanding, respectively; liquidation preference $4,215,224 and $4,215,224, respectively	4,215	4,215
Common stock – 150,000,000 shares authorized, 13,414,618 and 12,018,719 issued and outstanding, after deducting 673,878 and 669,777 shares of treasury stock, at $.001 par value, respectively	14,040	12,640
Additional paid in capital – preferred	9,203,352	8,938,117
Additional paid in capital – common	11,548,983	10,939,462
Less: Treasury stock, cost method, 673,878 and 669,777 shares, respectively	(299,861)	(298,794)
Accumulated deficit	(23,191,271)	(21,897,111)
Deferred compensation	(57,770)	(72,528)
Subscriptions receivable	(1,140)	(1,140)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(2,778,915)	(2,374,631)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$369,010	$752,909

See accompanying summary of accounting policies and notes to financial statements.

OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months ended		For the three months ended
	June 30,		June 30,
	2003	2002	2003	2002

Revenues	$333,550	$225,973	$132,420	$121,951
Cost of sales	95,334	202,934	48,227	78,225

Gross margin	238,216	23,039	84,193	43,726
Other expenses
Salaries, benefits and related taxes	916,943	876,565	465,856	438,952
Rent & occupancy expenses	75,282	78,565	38,524	38,345
Consulting – medical advisory	(53,385)	14,423	(120,692)	14,423
Consulting – marketing sales	2,239	582	2,239	582
Legal and professional fees	31,517	118,795	6,764	36,869
Travel	28,857	20,260	19,102	5,814
Telephone and internet	35,417	40,056	19,809	16,531
Selling, general and administrative	67,463	53,484	34,272	34,739
Interest expense, net	58,421	145,026	29,310	72,982
Depreciation and amortization	73,701	128,394	33,782	45,612

Total other expenses	1,236,455	1,476,150	528,966	704,849

(Loss) before taxes and preferred dividends	(998,239)	(1,453,111)	(444,773)	(661,123)
Income tax expense (benefit)	-0-	-0-	-0-	-0-

Net income (loss)	(998,239)	(1,453,111)	(444,773)	(661,123)
Preferred stock dividends Series A Preferred	-0-	(101,837)	-0-	(51,202)
Preferred stock dividends in arrears Series A Preferred	(101,837)	-0-	(51,200)	-0-
Preferred stock dividends in arrears Series B Preferred	(79,342)	(79,342)	(39,890)	(39,890)
Preferred stock dividends in arrears Series C Preferred	(129,956)	(12,094)	(67,245)	(10,063)
Preferred stock dividends – deemed dividends	(295,921)	(366,805)	(160,577)	(263,805)

Total preferred stock dividends	(607,056)	(560,078)	(318,912)	(364,960)

Net income (loss) attributable to common stockholders	$(1,605,295)	$(2,013,189)	$(763,685)	$(1,026,083)

Net (loss) per share	$(0.13)	$(0.24)	$(0.06)	$(0.12)

Weighted average number of shares outstanding	12,420,836	8,323,697	12,822,953	8,323,697

See accompanying summary of accounting policies and notes to financial statements

OMNICOMM SYSTEMS, INC.
OMNICOMM SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002
(unaudited)

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(998,239)	$(1,453,111)
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	73,701	128,394
Amortization of deferred compensation	14,758	7,384
Interest expense on detachable warrants	-0-	165
Change in assets and liabilities:
Accounts receivable	218,278	43,032
Prepaid expenses	(26,416)	(12,584)
Accounts payable and accrued expenses	(100,027)	712,750
Deferred revenue	20,412	(61,444)

Net cash provided by (used in) operating activities	(797,533)	(635,414)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,822)	-0-

Net cash provided by (used in) investing activities	(11,822)	-0-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	102,600	3,841
Payments on notes payable	(2,600)	(3,841)
Proceeds from issuance of common stock, net of issuance costs	315,000	-0-
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	265,265	552,944

Net cash provided by (used in) financing activities	680,265	552,944

Net increase (decrease) in cash and cash equivalents	(129,090)	(82,470)
Cash and cash equivalents at beginning of period	194,677	142,826

Cash and cash equivalents at end of period	$65,587	$60,356

	For the six months
	ended
	June 30,
	2003	2002

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Income tax	$-0-	$-0-

Interest	$-0-	$22,560

Non-cash Transactions
Treasury stock repurchase of stock for trade accounts receivable	$1,067	$-0-

See accompanying summary of accounting policies and notes to financial statements

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)

NOTE 1:	ORGANIZATION AND NATURE OF OPERATIONS

OmniComm Systems, Inc. is a healthcare technology company that provides Web-based electronic data capture (“EDC”) solutions and related value-added services to pharmaceutical and biotech companies, clinical research organizations, and other clinical trial sponsors. Our Internet-based TrialMaster® software allows clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical study data. The Medical Event Reporting System (MERS-TH) is an event reporting system developed for hospitals and medical centers to collect, classify, and analyze events that could potentially compromise patient safety. MERS-TH provides the opportunity to study and monitor both actual and near-miss events to facilitate process improvement efforts. MERS-TH was developed in conjunction with Columbia University and will be marketed by both of us to hospital and medical centers in the U.S. and Europe initially.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Company’s accounts include those of its two wholly owned subsidiaries, OmniCommerce and OmniTrial B.V and have been prepared in conformity with (i) generally accepted accounting principles; and (ii) the rules and regulations of the United States Securities and Exchange Commission. All significant intercompany accounts and transactions between the Company and its subsidiaries have been eliminated in consolidation.

ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made in the 2002 financial statements to conform to the 2003 presentation. These reclassifications did not have any effect on net income (loss) or shareholders’ equity.

SEGMENT INFORMATION

The Company operates in one reportable segment.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

ACCOUNTS RECEIVABLE

Accounts receivable are judged as to collectibility by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

CONCENTRATION OF CREDIT RISK

Accounts receivable subject the Company to its highest potential concentration of credit risk. The Company reserves for credit losses. The Company does not require collateral on trade accounts receivables.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Additions and betterments are capitalized; maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is 5 years for leasehold improvements, equipment and furniture and 3 years for software. Gains or losses on disposal are charged to operations.

INTANGIBLE AND OTHER ASSETS

Intangible assets are amortized on a straight-line basis over periods ranging from one to five years. The Company continually reviews the recoverability of the carrying value of these assets using the methodology prescribed in SFAS 121. The Company also reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. If it is determined the carrying amount of the assets is permanently impaired then intangible assets are written down to fair value and the useful life of the asset may be changed prospectively. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. As of June 30, 2003, management believes no revision to the remaining useful lives or write-down of intangible assets is required.

DEFERRED REVENUE

Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, the Company is entitled to payment for all work performed through the point of cancellation. The Company had $342,932 in deferred revenues relating to contracts for services to be performed over periods ranging from 4 months to 5 years.

REVENUE RECOGNITION POLICY

OmniComm’s revenue model is transaction-based and can be implemented either as an ASP (application service provider) or licensed for implementation by a customer such as a pharmaceutical company. Revenues are derived from the set-up of clinical trial engagements; on-going maintenance fees incurred throughout the duration of an engagement; fees for report writing and change orders. The clinical trials that are conducted using TrialMaster can last from a few months to several years. Most of the fees associated with our product including post-setup customer support in the form of maintenance charges are recognized ratably over the term of the clinical trial. Cost of sales is primarily comprised of programmer salaries and taxes and is expensed as incurred.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

The Company recognizes sales, for both financial statement and tax purposes in accordance with SEC Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements (SAB 101)”. SAB 101 requires that revenues be recognized ratably over the life of a contract. In accordance with SAB 101 the Company will periodically record deferred revenues relating to advance payments in contracts. The Company had $342,932 in deferred revenue relating to contracts for services to be performed over periods ranging from 4 months to 4 years.

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs were $3,301 and $4,050 for the six months ended June 30, 2003 and 2002, respectively.

RESEARCH AND DEVELOPMENT EXPENSES

Software development costs are included in research and development and are expensed as incurred. Statement of Financial Accounting Standards No. 86 (“SFAS 86”) requires the capitalization of certain development costs of software to be sold once technological feasibility is established, which the Company defines as completion to the point of marketability. The capitalized cost is then amortized on a straight-line basis over the estimated product life. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been immaterial. Accordingly, the Company has not capitalized any software development costs under SFAS 86. Research and development expense was approximately $288,517 in 2003 and $239,120 in 2002 for the six months ended June 30, respectively.

STOCK OPTIONS

The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees and, accordingly, does not recognize compensation expense for its stock-based awards to employees in the Consolidated Statements of Income. See Note 13 for pro forma information on the impact of the fair-value method of accounting for stock options.

STOCK BASED COMPENSATION

Stock-based compensation is recognized using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. For disclosure purposes, pro forma net loss and loss per common share are provided in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation”, as if the fair value method had been applied.

EARNINGS PER SHARE

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previously utilized fully diluted earnings per share calculation method.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

Basic earnings per share were calculated using the weighted average number of shares outstanding of 12,420,836 and 8,323,697 for the six-months ended June 30, 2003 and 2002, respectively; and 12,822,953 and 8,323,697 for the three-months ended June 30, 2003 and 2002 respectively. There were no differences between basic and diluted earnings per share. Options to purchase 2,795,039 shares of common stock at prices ranging from $.15 to $5.50 per share were outstanding at June 30, 2003. Stock warrants to purchase 19,038,428 shares of common stock at prices ranging from $0.25 to $10.00 per share were outstanding at June 30 2003. The Company granted a Unit Purchase Option (“Agent Option”) to the Placement Agent of its Series B Preferred Stock that provides the Placement Agent the ability to purchase 27,000 Series B Preferred Shares with 1,080,000 detachable common stock warrants. The exercise of the Agent Option would result in the issuance of an aggregate of 2,160,000 shares of common stock at an exercise price of $0.25 per share. The options, warrants and Agent Options were not included in the computation of diluted earnings per share because they have an anti-dilutive effect on net loss per share. The Company’s convertible debt and convertible preferred stock have an anti-dilutive effect on net loss per share.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

IMPACT OF NEW ACCOUNTING STANDARDS

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, the Company is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS 142 supercedes APB Opinion No. 17, “Intangible Assets”. The Company expects that SFAS 142 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company adopted SFAS 142 on January 1, 2002.

SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after September 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company adopted SFAS 143 effective January 1, 2002.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144, supersedes Statement of Financial Accounting Standards No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 121”), and APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The Company adopted SFAS 144 effective January 1, 2002 and does not expect that the adoption will have a material impact on its consolidated results of operations and financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 eliminates SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item. Under SFAS No. 145, such gains and losses should be classified as extraordinary only if they meet the criteria of APB Opinion No. 30. In addition, SFAS No. 145 amends SFAS No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption of SFAS No. 145, which will become effective after May 2002 to have a material effect on its financial condition or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)”. SFAS No. 146 replaces Issue 94-3. The provisions of SFAS No. 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this pronouncement to have a material effect on the earnings or financial position of the Company.

On December 31, 2002, the FASB issued SFAS No.148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123”. This statement amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition and annual disclosure provisions of FAS 148 are effective for fiscal years ending after December 15, 2002. The Company does not expect the adoption to have a material effect on the earnings or financial position of the Company.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the Company’s third quarter of 2003 for variable interest entities created before February 1, 2003. The Company holds no interest in any variable interest entities. Accordingly, the adoption of this statement is currently not expected to have a material impact on the consolidated financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (SFAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirely, or as hybrid instruments with debt host contracts and embedded derivative features. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 is not expected to have a material effect on the Company’s results of operations, liquidity, or financial condition.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. Many of these instruments previously were classified as equity or temporary equity and as such, SFAS 150 represents a significant change in practice in the accounting for a number of mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material effect on the Company’s results of operations, liquidity, or financial condition.

NOTE 3:	OPERATIONS AND LIQUIDITY

We have experienced negative cash flow from operations since 1999 and have funded our activities to date primarily from debt and equity financings. We will continue to require substantial funds to continue our research and development activities and to market, sell and commercialize our technology. We will need to raise substantial additional capital to fund our future operations. Our capital requirements will depend on many factors, including the problems, delays, expenses and complications frequently encountered by companies developing and commercializing new technologies; the progress of our research and development activities; the rate of technological advances; determinations as to the commercial potential of our technology under development; the status of competitive technology; the establishment of collaborative relationships; the success of our sales and marketing programs; and other changes in economic, regulatory or competitive conditions in our planned business.

Estimates about the adequacy of funding for our activities are based upon certain assumptions, including assumptions that the research and development programs relating to our technology can be conducted at projected costs and that progress towards the commercialization of our technology will be timely and successful. There can be no assurance that changes in our research and development plans, acquisitions or other events will not result in accelerated or unexpected expenditures.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

To satisfy our capital requirements, we will seek additional financing through debt and equity financings. There can be no assurance that any such funding will be available to us on favorable terms or at all. If adequate funds are not available when needed, we may be required to delay, scale back or eliminate some or all of our research and product development and marketing programs. If we are successful in obtaining additional financings, the terms of such financings may have the effect of diluting or adversely affecting the holdings or the rights of the holders of our common and preferred stock.

The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending June 30, 2003 there is doubt about the Company’s ability to continue as a going concern.

NOTE 4:	INTANGIBLE ASSETS AND GOODWILL

Included in Intangible Assets are the following assets:

	June 30, 2003
		Accumulated
	Cost	Amortization

Covenant not to compete	$120,000	$120,000
Software development costs	87,500	87,500
Organization costs	539	539
Debt acquisition costs	301,888	301,888

	$509,927	$509,927

	December 31, 2002
		Accumulated
	Cost	Amortization

Covenant not to compete	$120,000	$120,000
Software development costs	87,500	87,500
Organization costs	539	539
Debt acquisition costs	301,888	301,888

	$509,927	$509,927

The covenant not to compete and the software development costs were acquired as a result of the acquisition of Education Navigator, Inc. (EdNav) on September 26, 1998. The covenant was for a two-year period and was being amortized ratably over that time. The software development costs were capitalized and were amortized ratably over a three-year period, as that was the expected life of the various products.

During the year ended December 31, 2001, the Company issued Convertible Notes with gross proceeds totaling $1,615,000. The Company recorded total debt acquisition fees of $218,440 of which $70,250 were to be paid in cash and $148,190 were deemed additional compensation derived from 323,000 stock warrants issued to the placement agent as additional compensation. The debt acquisition costs were amortized ratably over the term of the notes. Amortization expense of the debt acquisition costs totaled $48,552 for the year ended December 31, 2002. Approximately $2,890 of the debt acquisition costs were reclassified as stock issuance costs in connection with the conversion of $12,500 (original cost) of the convertible notes into common stock of the Company during 2001.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

NOTE 5:	PROPERTY AND EQUIPMENT, AT COST

Property and equipment consists of the following:

	June 30, 2003		December 31, 2002
		Accumulated		Accumulated	Estimated
	Cost	Depreciation	Cost	Depreciation	Useful Lives

Computer and office equipment	$420,298	$295,446	$420,298	$253,416	5 years
Leasehold improvements	3,299	1,722	3,299	1,392	5 years
Computer software	272,108	211,095	260,287	183,989	3 years
Office furniture	42,350	29,936	42,350	25,701	5 years

	$738,055	$538,199	$726,234	$464,498

Depreciation expense for the periods ended June 30, 2003 and 2002 was $73,701 and $79,940 respectively.

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at June 30, 2003 and December 31, 2002:

	6/30/03	12/31/02

Accounts payable	$374,131	$431,736
Accrued payroll and related costs	220,774	473,384
Other accrued expenses	195,000	293,233
Accrued interest	178,999	120,578
Accrued expenses of OmniTrial BV	127,519	127,519

Total accounts payable and accrued expenses	$1,096,423	$1,446,450

Other accrued expenses consist primarily of placement agent fees and expenses due on private placements of our debt and equity securities that occurred during 2000, 2001 and 2002 and accrued legal fees associated with the sale of Series C Convertible Preferred Stock. Accrued payroll and related costs includes approximately $145,711 in past due payroll taxes accrued during fiscal 2003 that the Company had not paid as of June 30, 2003, but are considered legal obligations of the Company. See Note 16 Subsequent Events for further information regarding the past due employment taxes.

NOTE 7:	EARNINGS PER SHARE

Basic earnings per shares (“EPS”) is computed by dividing income available to common shareholders (which for the Company equals its net loss) by the weighted average number of common shares outstanding, and dilutive EPS adds the dilutive effect of stock options and other common stock equivalents. Antidilutive shares aggregating 48,649,616 have been omitted from the calculation of dilutive EPS for the period ended June 30, 2003. A reconciliation between numerators and denominators of the basic and diluted earnings per shares is as follows:

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

	6 Months Ended June 30, 2003			6 Months Ended June 30, 2002

	Income	Shares	Per-Share	Income	Shares	Per-Share
	Numerator	Denominator	Amount	Numerator	Denominator	Amount

Basic EPS	$(1,605,295)	12,420,836	$(0.12)	$(2,013,189)	8,323,697	$(0.24)
Effect of Dilutive Securities None.	-0-	-0-	-0-	-0-	-0-	-0-

Diluted EPS	$(1,605,295)	12,420,836	$(0.12)	$(2,013,189)	8,323,697	$(0.24)

	3 Months Ended June 30, 2003			3 Months Ended June 30, 2002

	Income	Shares	Per-Share	Income	Shares	Per-Share
	Numerator	Denominator	Amount	Numerator	Denominator	Amount

Basic EPS	$(763,685)	12,822,953	$(0.06)	$(1,026,083)	8,323,697	$(0.12)
Effect of Dilutive Securities None.	-0-	-0-	-0-	-0-	-0-	-0-

Diluted EPS	$(763,685)	12,822,953	$(0.06)	$(1,026,083)	8,323,697	$(0.12)

NOTE 8:	NOTES PAYABLE

At June 30 2003, the Company owed $1,258,571 in notes payable. The table below provides details as to the terms and conditions of the notes payable.

	Origination	Due	Interest		Short	Long
Note Holder	Date	Date	Rate	Amount	Term	Term

Guus van Kesteren	8/30/2001	10/31/2004	8.0%	$196,644	$0	$196,644
Magnolia Private Fnd.	8/30/2001	10/31/2004	8.0%	209,534	0	209,534
Magnolia Private Fnd.	8/30/2001	10/31/2004	8.0%	276,393	0	276,393
Nico Letschert	7/31/2002	10/31/2004	0.0%	10,000	0	10,000
Nico Letschert	9/3/2002	10/31/2004	0.0%	10,000	0	10,000
Randy Smith	11/25/2002	3/25/2003	0.0%	6,000	6,000	0
Guus van Kesteren	12/26/2002	10/31/2004	9.0%	50,000	0	50,000
Cornelis Wit	12/30/2002	10/31/2004	9.0%	50,000	0	50,000
Cornelis Wit	6/30/2003	1/31/2005	9.0%	100,000	0	100,000
Noesis Capital	6/30/2003	1/31/2005	9.0%	250,000		250,000
Guy Brissette	12/30/2002	3/30/2003	9.0%	100,000	100,000	0

				$1,258,571	$106,000	$1,152,571

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

Promissory notes totaling $682,571 were amended and restated on December 31, 2002, with new terms which included an extension of the maturity date to October 31, 2004 with one half of the principal payable upon the closing of any financing by the Company resulting in gross proceeds in excess of $2,000,000.

Promissory notes totaling $120,000 were amended and restated on March 31, 2003, with new terms which included an extension of the maturity date to October 31, 2004.

A promissory note in the amount of $250,000 was issued to Noesis Capital Corp. on June 30, 2003 in exchange for accounts payable and accrued expenses owed in connection with financial advisory services rendered and for placement agent fees earned in three different private placements of the Company’s debt and equity securities.

Related Party Notes Payable

Included in related party notes payables is a $196,644 promissory note that was amended and restated on December 31, 2002 with new terms which include an extension of the maturity date to October 31, 2004 with one half of the principal payable upon the closing of any financing by the Company resulting in gross proceeds in excess of $2,000,000.

During March 2002, the Company borrowed $2,341 from Randall Smith, the Company’s Chairman and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, the Company borrowed $6,000 from Mr. Smith on November 25, 2002 and this amount remained outstanding as of June 30, 2003.

During April 2002, the Company borrowed $1,500 from Ronald Linares, the Company’s Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

During December 2002, the Company borrowed $50,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004.

During December 2002, the Company borrowed $50,000 from Guus van Kesteren, a Director of the Company. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004.

During March 2003, the Company borrowed $2,600 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was repaid without interest on April 3, 2003.

During June 2003, the Company borrowed $100,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on January 31, 2005.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

NOTE 9:	CONVERTIBLE NOTES

During the first quarter of 1999, the Company issued 10% Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The Company also granted the agent the option to purchase 250,000 common shares at $.001 per share. The agent exercised the option. The net proceeds to the Company were $742,875. The notes bear interest at ten percent annually, payable semi-annually. The notes are convertible after maturity, which is five years, into shares of common stock of the Company at $1.25 per share. As of March 31, 2003 approximately $412,500 of the Convertible Notes had been converted into 330,000 shares of common stock of the Company leaving an outstanding balance of $450,000.

The Company is currently in default on interest payments owed totaling $55,733 on its 10% Convertible Notes. The terms of the notes provide a payment grace period of thirty days in which to make required semi-annual interest payments. The company was in default effective January 30, 2002.

During the first six months of 2001, the Company issued 12% Convertible Notes Payable in the amount of $1,615,000 pursuant to a Confidential Private Placement Memorandum. There were costs of $218,440 associated with the offering of which $148,190 is attributable to warrants issued to the placement agent as additional compensation that were valued using the Black-Scholes method. The net proceeds to the Company were $1,484,750 with the cash compensation costs of $70,250 accrued at December 31, 2002, and $60,000 of accrued expenses due to the placement agent converted as part of the private placement of the 12% Convertible Notes Payable. The notes bear interest at twelve percent annually, payable at maturity. The notes are convertible after maturity, which is January 31, 2002, into shares of common stock of the Company at $0.50 per share. EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, requires Company’s to record interest expense on convertible debt that is issued with an embedded beneficial conversion feature, or in the money at the date the investor is committed to purchase the convertible securities. The Company valued the 12% Convertible Notes Payable utilizing the intrinsic value method and recorded $508,835 in interest expense with a corresponding credit to additional paid-in capital.

The Company completed a conversion of its 12% Convertible Notes on December 31, 2002. The Company converted the principal amount outstanding of $1,615,000 into Units of its Series C Convertible Preferred Stock resulting in the issuance of 161,500 shares of the Series C Preferred with 3,230,000 attached common stock warrants providing the shareholder the right to purchase additional shares at $0.25 per share. In addition, the outstanding accrued interest on the 12% Convertible Notes, which totaled $361,576 on December 31, 2002, resulted in the issuance of 1,446,306 shares of common stock.

NOTE 10:	COMMITMENTS AND CONTINGENCIES

The Company currently leases office space under operating leases. The minimum future lease payments required under the Company’s operating leases at June 30, 2003 are as follows:

2003	$37,880
2004	44,550
2005	0
2006	0
2007	0

Total	$82,430

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

In addition, to annual base rental payments, the Company pays for the operating expenses associated with its leased office space and is responsible for any escalation in operating expenses as determined in the lease. Rental expense was $75,282 and $78,565 for the six months ended June 30, 2003 and 2002.

CONTINGENT LIABILITIES

On or about September 6, 2000, the Company’s wholly owned subsidiary, OmniTrial B.V. (“OmniTrial”) submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000 that was made on or about July 5, 2001. The Company does not expect to incur any additional liability in this bankruptcy proceeding.

In January 2001, a former employee, Eugene A. Gordon, filed a lawsuit in Dade County, Florida alleging breach of his employment contract with us. The plaintiff alleged we owed him more than $100,000 for back payment of salary according to the terms of his employment contract. We disputed Mr. Gordon’s allegations and vigorously defended this lawsuit. As part of its defense, the Company filed a counterclaim against Mr. Gordon and a counter-suit against his wife. The parties entered into a settlement agreement on August 19, 2002. The parties subsequently filed and the court accepted a Joint Stipulation for Dismissal With Prejudice on September 6, 2002.

EMPLOYMENT AGREEMENTS

During 2001, the Company entered into three-year employment agreements with its Chairman/Chief Technology Officer and Chief Financial Officer with compensation for up to six months if terminated under certain conditions. Under separate stock option agreements entered into concurrently with their employment agreements, the Chairman/Chief Technology Officer and Chief Financial Officer were granted incentive stock options to purchase 210,000 shares of common stock at the market price per share respectively.

During June 2002, the Company entered into a one-year employment agreement with its President and Chief Executive Officer. The Company concurrently entered into stock options agreements that provide for 50,000 options to be issued at the time of execution with additional options issued based on the achievement of certain operating parameters that include revenue and operating cash flow performance.

In January 2003, we entered into a three year employment agreement with Mr. Charles Beardsley to serve as our Senior Vice President for Sales and Marketing. Under the terms of this agreement, Mr. Beardsley receives an annual salary of $150,000 to be paid in the form of cash and/or stock and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Beardsley is eligible for a commission, payable on a quarterly basis, equal to 2% of the Company’s Net Operating Income as defined in an exhibit to his employment contract. Mr. Beardsley was granted an aggregate of 150,000 options under our 1998 Stock Incentive Plan. The three year options, which vest 50,000 annually beginning with January 2, 2004, are exercisable at a price of $0.25 per share. Mr. Beardsley received a grant of 100,000 shares of restricted common

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

stock upon execution of his employment agreement. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Beardsley upon 30 days notice of a material breach and Mr. Beardsley may terminate the agreement under the same terms and conditions. If Mr. Beardsley is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions.

FINANCIAL ADVISORY AGREEMENT

During March 2002, the Company entered into a one-year financial advisory agreement with Noesis Capital to assist the Company in performing certain financial advisory services including the sale of securities, and the possible sale, merger or other business combination involving the Company. Pursuant to this agreement, the Company is obligated to pay $90,000 in professional fees during the one-year term of the agreement. The advisory agreement was extended for a twelve month term effective June 15, 2003.

NOTE 11:	RELATED PARTY TRANSACTIONS

Cornelis F. Wit, our President and Chief Executive Officer and a member of our Board of Directors, is a consultant to Noesis Capital Corp. and served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp. has served as placement agent for us in three private placements of securities which occurred between September 1999 and December 2002. Guus van Kesteren, a member of our Board of Directors, is an advisor to Noesis Capital Corp.

In December 1999, we entered into a consulting agreement with Messrs. van Kesteren and Wit, each of whom is a member of our Board of Directors, providing that we will compensate each of these individuals for sales leads or contacts developed by them in connection with our TrialMaster® system. For the periods ended December 30, 2001 and 2002, no compensation was earned by either Mr. van Kesteren or Mr. Wit under this agreement. This agreement was terminated upon mutual agreement of OmniComm and Messrs. Wit and van Kesteren effective June 30, 2002.

On April 5, 2002, Cornelis F. Wit, President and Chief Executive Officer and a Director of the Company, invested $10,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum and included 20,000 common stock warrants for the purchase of common stock at an exercise price of $0.25 per share.

On April 5, 2002, Guus van Kesteren a Director of the Company, invested $10,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum and included 20,000 common stock warrants for the purchase of common stock at an exercise price of $0.25 per share.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

On January 30 2002, Noesis N.V., one of our stockholders, invested $90,000 in a private placement of our Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum and included 180,000 common stock warrants for the purchase of common stock at an exercise price of $0.25 per share.

From time to time we have borrowed funds from Mr. van Kesteren, including:

•	between July 2000 and December 2000, we borrowed an aggregate of $110,000 from him under two promissory notes, one of which bore interest at a rate of 12% per annum and the other at 5% per annum. These notes were converted into debt issued as part of a private placement of our debt in January 2000. The private placement debt accrues interest at 12% per annum and is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This series of Convertible Notes was converted on December 31, 2002 into shares of the Company’s Series C Preferred Stock resulting in the issuance of 11,000 shares of Series C Preferred Stock.

•	between February 2001 and July 2001, we borrowed an aggregate of $190,000 from him under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003. These notes were amended and restated on December 31, 2002 extending the maturity date of the notes to October 31, 2004.

•	in September 2001, we borrowed an aggregate of $25,000 from him under promissory notes which bore interest at a rate of 12% per annum and had a maturity date of December 22, 2001. These notes were converted into the Units sold in our private placement of Series B Preferred Stock in August 2001.

In conjunction with these various loans, we have granted Mr. van Kesteren warrants to purchase an aggregate of 70,700 shares of our common stock at exercise prices ranging from $.30 to $2.25 per share.

In July 2001, Noesis Capital, the Placement Agent for our 12% Convertible Notes, assigned $60,000 of accrued fees owed to Cornelis Wit, a Director at the time. Mr. Wit converted that accrued expense into the Private Placement of our 12% Convertible Notes. The 12% Convertible Notes were subsequently converted on December 31, 2002 into 6,000 shares of our Series C Preferred Stock.

The Company granted Randall G. Smith, Chairman of the Board and Chief Technology Officer, warrants to purchase 20,000 shares of our common stock at an exercise price of $0.41 per share in connection with a pledge of real property he made in securing a loan made to the Company by Mr. van Kesteren in July 2001, in the amount of $100,000.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

On August 17, 2000, we borrowed $100,000 from Noesis N.V., one of our stockholders. One of our Directors, Mr. Wit, was President of Corporate Finance of Noesis Capital Corp. and remains a consultant to the Noesis. The promissory note bore interest rate at a rate of 8% per annum and had a maturity date of January 1, 2001. At our request, Noesis N.V. agreed to convert this promissory note into debt issued as part of a private placement of our debt in January 2001. The private placement debt accrues interest at 12% per annum and is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002.

During March 2002, the Company borrowed $2,341 from Randall Smith, the Company’s Chairman and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, the Company borrowed $6,000 from Mr. Smith on November 25, 2002 and this amount remained outstanding as of June 30, 2003.

During April 2002, the Company borrowed $1,500 from Ronald Linares, the Company’s Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

During December 2002, the Company borrowed $50,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004.

During December 2002, the Company borrowed $50,000 from Guus van Kesteren a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2004.

During March 2003, the Company borrowed $2,600 from Cornelis Wit, the Company’s Chief Executive Officer. This amount was repaid without interest on April 3, 2003.

During June 2003, the Company borrowed $100,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on January 31, 2005.

NOTE 12:	POST-RETIREMENT EMPLOYEE BENEFITS

The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (post-retirement). Therefore, no provision is required under SFAS’s 106 or 112.

NOTE 13:	STOCKHOLDERS’ EQUITY (DEFICIT)

The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Preferred Stock, 230,000 shares have been designated as Series B Preferred Stock and 747,500 shares have been designated as Series C Preferred Stock.

As of June 30, 2003 the Company had the following outstanding securities:

•	13,414,618 shares of common stock issued and outstanding;

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

•	19,038,428 warrants issued and outstanding to purchase shares of our common stock;

•	4,215,224 shares of our 5% Series A Preferred Stock issued and outstanding, and

•	200,000 shares of our 8% Series B Preferred Stock issued and outstanding

•	337,150 shares of our Series C Preferred Stock issued and outstanding

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our voting securities do not have cumulative voting rights and holders of a majority of our voting securities voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is outstanding. All outstanding shares of common stock, other than with regard to an outstanding balance of $1,140 for subscriptions receivable, are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board of Directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

5% Series A Preferred Stock

In 1999, our Board of Directors designated 5,000,000 shares of our preferred stock as 5% Series A Preferred Stock (“Series A Preferred”). The Series A Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on July 19, 1999.

Between September 1999 and January 2000 the Company issued 4,263,500 shares of the Series A Preferred with net proceeds of $4,018,843.

The designations, rights and preferences of the Series A Preferred include:

•	the shares are not redeemable,

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

•	each share of Series A Preferred is convertible into shares of our common stock at any time at the option of the holder at a conversion price of $1.50 per share. The conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share. The Series A Preferred Stockholders have waived their rights to an anti-dilution adjustment reducing their conversion price as a result of the issuance of the Series B Preferred Stock,

•	the shares of Series A Preferred pay a dividend at a rate of 5% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series A Preferred Stock. Dividends are cumulative,

•	in the event of our liquidation or winding up, each share of Series A Preferred carries a liquidation preference equal to $1.00 per share,

•	each share of Series A Preferred has full voting rights, share for share, with the then outstanding common stock on the basis of one vote for each share of common stock issuable upon the conversion of the Series A Preferred Stock.

•	the holders of the Series A Preferred were granted certain demand and piggy-back registration rights covering the shares of our common stock issuable upon the conversion of the Series A Preferred into common stock of the Company.

•	the holders of the 5% Series A Preferred are entitled to vote two of the five members of the Company’s Board of Directors.

There were $0 and $514,716 of accrued and unpaid dividends on the Series A Preferred at June 30, 2003 and 2002, respectively. In addition, there was an arrearage of $186,796 on the Series A Preferred for undeclared dividends as of June 30, 2003.

Series B Preferred Stock

In August 2001, our Board of Directors designated 200,000 shares of our preferred stock as Series B Preferred Stock (“Series B Preferred”). The Series B Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on August 31, 2001. A Corrected Certificate of Designations was filed on February 7, 2002 with the Delaware Secretary of State increasing the number of shares authorized as Series B Preferred to 230,000. During September 2001 the Company issued 200,000 shares of the Series B Preferred with net proceeds of $1,711,518.

The designations, rights and preferences of the Series B Preferred include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

•	each share of Series B Preferred is convertible into shares of our common stock at the option of the holder at any time commencing January 31, 2002 at the option of the holder at $0.25 per share, as adjusted, and the shares automatically convert into shares of our common stock at $0.25 per share at such time as we complete a public offering raising proceeds in excess of $25 million at an offering price of at least $0.75 per share. We may require all outstanding shares of the Series B Preferred to convert in the event the closing bid price of our common stock exceeds $0.50 for 20 consecutive trading days, and our common stock has been listed on The Nasdaq Stock Market or other comparable national stock exchange or the OTC Bulletin Board and a registration statement registering the shares of common stock issuable upon conversion of the Series B Preferred has been declared effective,

•	The conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series B Preferred pay a dividend at a rate of 8% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series B Preferred. Dividends are cumulative,

•	each share of Series B Preferred will rank senior to our Series A Preferred and Pari Passu with our Series C Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series B Preferred carries a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series B Preferred are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series B Preferred,

•	the holders of the Series B Preferred were granted certain registration rights covering the shares of our common stock issuable upon the conversion of the Series B Preferred,

•	the holders of the Series B Preferred are entitled to vote one of the five members of the Company’s Board of Directors.

There were arrearages of $239,342 and $79,342 on the Series B Preferred for undeclared dividends as of June 30, 2003 and 2002.

Series C Preferred Stock

In March 2002, our Board of Directors designated 747,500 shares of our preferred stock as Series C Preferred Stock (“Series C Preferred”). The Series C Preferred was created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on March 31, 2002. To date, the Company has issued 337,150 shares of the Series C Preferred Stock, including 161,500 shares issued in connection with the conversion of the Company’s 12% Convertible Notes on December 31, 2002 and 10,000 shares issued pursuant to the conversion of $100,000 in accrued expenses owed to Noesis Capital, the Placement Agent for this private placement. Net proceeds were approximately $1,423,423. The Company closed the placement on March 31, 2003.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

The designations, rights and preferences of the Series C Preferred include:

•	the stated value of each share is $10.00 per share,

•	the shares are not redeemable,

•	each share of Series C Preferred is convertible at any time, at the option of the holder, into a number of shares of common stock determined by dividing the stated value per share of the Series C Preferred by $0.25, which is the Series C Conversion Price. The Series C Preferred will automatically convert into shares of our common stock upon a public offering of our securities raising gross proceeds in excess of $25,000,000 at a per share price greater than 2.5 times the Series C Conversion Price per share, as adjusted for any stock split, stock dividend, recapitalization, or other similar transaction. In addition, the Series C Preferred will automatically convert into shares of our common stock at the Series C Conversion Price at such time as the closing bid price for our common stock has traded at two times the then prevailing Series C Conversion Price for a period of 20 consecutive trading days, provided that (i) a public trading market exists for our common stock on a national securities exchange, the Nasdaq Stock Market, or the over the counter market; and (ii) the Conversion Shares have been registered for resale and are not subject to any lock-up and the number of shares of the Series C Preferred which can be converted in any 30-day period will be limited to the number of shares of common stock underlying the Series C Preferred equal to 10 times the average daily trading volume during the 20-day look-back period set forth above,

•	the conversion price will be further adjusted for any stock splits, stock dividends, and corporate reorganizations, and certain other corporate transactions and issuances of securities at below the applicable conversion price per share or market value of the common stock,

•	the shares of Series C Preferred pay a dividend at a rate of 8% per annum, payable when and as declared by the Board of Directors, or upon conversion or liquidation. At our option, dividends can be paid in cash or shares of common stock valued at the conversion price of the Series C Preferred. Dividends are cumulative,

•	each share of Series C Preferred will rank pari passu with our Series B Preferred Stock and senior to our Series A Preferred Stock,

•	in the event of our liquidation or winding up, each share of Series C Preferred Stock carries a liquidation preference equal to $10.00 per share plus accrued and unpaid dividends, and

•	the holders of the Series C Preferred are entitled to vote, together with the holders of our common stock, on the basis of one vote for each share of common stock issuable upon the conversion of the Series C Preferred,

•	the holders of the Series C Preferred were granted certain registration rights covering the shares of our common stock issuable upon the conversion of the Series C Preferred Stock,

•	the holders of the Series C Preferred are entitled to vote two of the members of the Company’s Board of Directors.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

There were arrearages of $186,761 and $12,094 on the Series C Preferred Stock for undeclared dividends as of June 30, 2003 and 2002.

Warrants

We have issued and outstanding warrants to purchase a total of 19,038,428 shares of our common stock, including:

•	warrants to purchase 2,359,832 shares of our 5% Series A Preferred Stock at an exercise price of $2.00 per share expiring in June 2003 which were issued by us in connection with the offering of the Series A Preferred Stock offering.

•	warrants to purchase 8,000,000 shares of our common stock at an exercise price of $.25 per share expiring September 2006 which were issued by us in connection with the Series B Preferred Stock offering, which warrants contain a cashless exercise provision.

•	warrants to purchase 1,235,596 shares of our common stock at exercise prices ranging from $.30 to $10.00 per share expiring periodically through July 2006 which were issued by us to various individuals for a variety of reasons including consulting services, advisory services, settlement of a long-term lease obligation, and in connection with the issuance of certain promissory notes.

•	warrants to purchase 6,743,000 shares of our common stock at an exercise price of $.25 per share expiring May 2007 which were issued by us in connection with the Series C Preferred Stock offering, which warrants contain a cashless exercise provision.

•	warrants to purchase 700,000 shares of our common stock at an exercise price of $.25 per share expiring May 2008 which were issued by us in connection with a private placement of common stock, which warrants contain a cashless exercise provision.

Series B Placement Agent’s Unit Purchase Option

Commonwealth Associates, L.P. acted as our placement agent in connection with the September 2001 private placement of units which included our Series B Preferred Stock. We issued Commonwealth Associates a seven year option to purchase 2.7 units, each unit consisting of 10,000 shares of Series B Preferred Stock and warrants to purchase 400,000 shares of common stock, exercisable at $100,000 per unit, as additional compensation.

Accounting for Stock Based Compensation

At June 30, 2003, the Company has one stock-based compensation plan which is described more fully below. The Company accounts for its plan under the recognition and measurement principles of APB Opinion No 25, “Accounting for Stock Issued to Employees”, (“APB 25”) and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to or above the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation” to stock-based employee compensation.

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

(in thousands, except for per share data)	2003	2002

Net loss available to common stockholders
As reported	$(1,605)	$(2,013)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	$(9,110)	$(8,965)
Pro forma net loss available to common stockholders	$(10,715)	$(10,978)
Basic and diluted net loss per share
As reported	$(0.13)	$(0.24)
Pro forma	$(0.86)	$(1.32)

The estimated fair value of each OmniComm option granted is calculated using the Black-Scholes pricing model. The weighted average assumptions used in the model were as follows:

	2003	2002

Risk-free interest rate	5.00%	5.00%
Expected years until exercise	6 Years	6 Years
Expected stock volatility	137.2%	150.0%
Dividend yield	0%	0%

Stock Option Plan

In 1998, the Company’s Board of Directors approved the OmniComm Systems 1998 Stock Option Plan, (the “1998 Plan”). The 1998 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 1998 Plan the Company may grant options to purchase up to 5,000,000 shares of the Company’s common stock. The term of each option may not exceed ten years from the date of grant, and options vest in accordance with a vesting schedule established by the Plan administrator.

The Company’s share option activity and related information is summarized below:

	Year ended December 31,		6 Months ended June 30,
	2002		2003

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding at beginning of period	3,584,039	$1.33	2,785,039	$1.00
Granted	811,000	$0.25	40,000	$0.25
Exercised	-0-	$0.00	-0-	$0.00
Cancelled	1,610,000	$1.36	30,000	$0.25

Outstanding at end of period	2,785,039	$1.00	2,795,039	$1.00

Exercisable at end of period	2,761,705	$0.82	2,771,705	$0.82

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

The following table summarizes information about stock options outstanding at June 30, 2003:

	Outstanding			Exercisable

		Weighted
		Average
		Remaining	Weighted		Weighted
		Years of	Average		Average
Range of	Number of	Contractual	Exercise	Number of	Exercise
Exercise Prices	Options	Life	Price	Options	Price

$0.25 - $0.47	1,662,500	4.01	$0.34	1,662,500	$0.34
$0.50 - $0.80	392,000	6.10	$0.54	378,666	$0.54
$1.00 - $2.75	730,539	2.26	$1.74	730,539	$1.74

Other Stock Based Compensation

During 2001, the Company issued an aggregate of 126,340 shares of common stock to employees and advisors with a fair market value of $97,858 for services rendered under employment and consulting agreements.

During 2001, the Company issued 50,000 warrants to advisors as compensation for services to be rendered over periods ranging from 3 to 5 years. The Company valued the warrants in accordance with SFAS 123 utilizing the Black-Scholes Model. The Company recorded $95,689 in deferred compensation and is amortizing the amounts over the expected life of the consulting services to be rendered. The Company recognized non-cash compensation expense totaling $17,571 during the year ended December 31, 2002 in connection with the warrant grants.

During 2002, the Company issued an aggregate of 113,100 shares of restricted common stock to employees including three of its officers. The stock issued had a fair market value of $22,288 and was issued for employment services rendered in lieu of cash payments.

NOTE 14:	OMNITRIAL B.V. BANKRUPTCY

On or about September 6, 2000, the Company’s wholly owned subsidiary, OmniTrial B.V. (“OmniTrial”) submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000.

NOTE 15:	INCOME TAXES

Income taxes are accrued at statutory US and state income tax rates. Income tax expense is as follows:

	6/30/03	6/30/02

Current tax expense (benefit):
Income tax at statutory rates	$-0-	$-0-

Deferred tax expense (benefit):
Amortization of goodwill and covenant	-0-	-0-
Operating loss carryforward	(375,637)	(546,806)

	(375,637)	(546,806)
Valuation allowance	375,637	546,806

Total tax expense (benefit)	$-0-	$-0-

OMNICOMM SYSTEMS, INC.
NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2003
(unaudited)
(continued)

The tax effects of significant temporary differences, which comprise the deferred tax assets, are as follows:

	6/30/03	12/31/02

Deferred tax assets:
Amortization of intangibles	$283,698	$283,698
Operating loss carryforwards	5,924,968	5,549,331

Gross deferred tax assets	6,208,666	5,833,029
Valuation allowance	(6,208,666)	(5,833,029)

Net deferred tax asset	$-0-	$-0-

The Company has net operating loss carryforwards (NOL) for income tax purposes of approximately $15,733,000. This loss is allowed to be offset against future income until the year 2023 when the NOL’s will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of Education Navigator in 1998. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and the substantial losses incurred through June 30, 2003.

NOTE 16:	SUBSEQUENT EVENTS

The Company had a recorded liability of $145,711 at June 30, 2003 for federal employment taxes. The Company had not fully satisfied the liability as of August 15, 2003.

The Company is currently in default on interest payments owed totaling $66,879 on 10% Convertible Notes. The terms of the notes provide a payment grace period of thirty days in which to make the required semi-annual interest payments. The Company has been in default since January 30, 2002.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Page

Prospectus Summary
Risk Factors
Capitalization
Use of Proceeds
Price Range of Common Stock and Dividend Policy
Forward-Looking Statements
Management’s Discussion and Analysis or Plan of Operation
Description of Business
Management
Executive Compensation
Certain Transactions
Principal Stockholders
Description of Securities
Selling Stockholders
Plan of Distribution
Shares Eligible for Future Sale
Legal Matters
Experts
Additional Information
Financial Statements	F-1

39,879,850 SHARES

OMNICOMM SYSTEMS, INC

PROSPECTUS

, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders rights (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our by-laws also provide that the board of directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the board of directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$806
Accounting fees and expenses*	5,000
Legal fees and expenses*	10,000
Financial Printing*	3,500
Transfer Agent Fees*	1,350
Blue Sky Fees*	0

Miscellaneous*	2,500

Total*	$23,156

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

From June 1999 through January 2000, we sold an aggregate of 4,263,500 shares of our Series A Preferred Stock and warrants to purchase 2,359,832 shares of our common stock at an exercise price of $2.00 per share expiring June 2003 to accredited investors and or to non-U. S. persons, resulting in gross proceeds of $4,153,433. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2), Regulation D, Rule 506 and Regulation S. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates. Each share of Series A Preferred Stock is convertible, at the option of the holder, into shares of our common stock at a conversion price of $1.50 per share. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 10% of the sales made by it, or an aggregate of $341,340, and a warrant to purchase at par value, $.001, 10% of the shares sold, or 1,736,665 shares of our common stock. An aggregate of 48,276 shares of Series A Preferred Stock were converted into common stock as of the date of this registration statement and 4,215,224 shares are outstanding. The warrants have expired.

From July 2000 through October 2000, we sold an aggregate of 668,334 shares of our common stock at a sale price of $1.00 per share to accredited investors resulting in gross proceeds of $668,334. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D, Rule 506. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 8% of the sales made by it, or an aggregate of $53,466, a non-accountable expense allowance equal to 2% of the sales made by it, or an aggregate of $13,367, and a warrant to purchase at $.1.10 per share, 10% of the shares sold, or 66,833 shares of our common stock.

From June 2000 to August 2001, we issued warrants to purchase an aggregate of 785,763 shares of our common stock to the makers of certain bridge loans, including 70,700 warrants issued to Mr. van Kesteren, a member of our directors, between July 2000 and July 2001, and 20,000 warrants issued to Randall Smith, our Chairman and Chief Technology Officer, in July 2001. The warrants are exercisable at a range of $.30 to $2.25, and expire ranging between July 2003 and January 2006. We valued these warrants at $570,596. The recipients were accredited investors and had full access to, or were otherwise provided with, all relevant information, and had such knowledge and experience in financial, investment and business matters, reasonably necessary to evaluate us and the merits and risks of the prospective investment in our securities. These shares were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D, Rule 506. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the warrants that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

From January 2001 through July 2001, we sold an aggregate of $1,615,000 12% Convertible Notes to accredited investors resulting in gross proceeds of $1,615, 000. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D, Rule 506. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the notes that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was acquiring the notes for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates except Guus van Kesteren, a member of our board of directors invested $110,000, and Cornelis Wit, our Chief Executive Officer and President, and a member of our board of directors invested $60,000. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 5% of the sales made by it, or an aggregate of $70,250, and a warrant to purchase at $.50 per share, 10% of the shares sold, or 323,000 shares of our common stock. The principal amount of $1,615,000 in 12% Convertible Notes was converted into shares of our Series C Preferred Stock and warrants, as described below.

From February 2001 to March 2001, we issued an aggregate of 126,340 shares of our common stock to certain employees and advisors for services rendered under employment or consulting agreements. We valued these shares at $97,858. The recipients were either accredited or sophisticated investors and had full access to, or were otherwise provided with, all relevant information, and who had such knowledge and experience in financial, investment and business matters, reasonably necessary to evaluate us and the merits and risks of the prospective investment in our securities. These shares were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) of the Securities Act. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

From August 2001 to November 2001 we issued warrants to purchase 50,000 shares of our common stock at exercise prices ranging from $2.50 to $10.00 per share and expire ranging between November 2004 to August 2005 for advisory services to be rendered to us, in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act. We valued these warrants at $95,689. The recipients were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the warrants that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

In September 2001 we issued warrants to purchase 10,000 shares of our common stock at $.50 per share, expiring September 2005, to an unaffiliated third party in consideration of the termination of our office lease. These shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act. We valued these warrants at $4,396. The recipient was an accredited investor with such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the warrants that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

In September 2001, we sold an aggregate of 200,000 shares of our Series B Preferred Stock and warrants to purchase an aggregate of 8,000,000 shares of our common stock to accredited investors resulting in gross proceeds of $2,000,000. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D, Rule 506. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates, except Guus van Kesteren, a member of our board of directors, invested $25,000. Each share of Series B Preferred Stock is convertible, at the option of the holder, into 40 shares of our common stock, or all 200,000 shares convert into 8,000,000 shares of our common stock. The warrants are exercisable at $.25 per share and expire September 2006. Commonwealth Associates, L.P., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 10% of the sales made by it, or an aggregate of $180,000, and an option to purchase placement agent units equal to 15% of the shares sold. The Units consist of (a) 10,000 shares of Series B Preferred Stock, or 400,000 shares of common stock and (b) 5-year warrants to purchase 400,000 shares of common stock at an exercise price of $.25 per share, at an exercise price of $100,000 per Unit. We also paid Noesis Capital Corp., an NASD member firm, a commission equal to $20,000 for sales made by it. All 200,000 shares remain outstanding.

From March 2002 through March 2003, we sold an aggregate of 337,150 shares of our Series C Preferred Stock and warrants to purchase an aggregate of 6,743,000 shares of our common stock to accredited investors resulting in gross cash proceeds of $1,656,500 and the satisfaction of $1,615,000 of 12% Convertible Notes and $100,000 in expenses. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D, Rule 506. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates, except Guus van Kesteren, a member of our board of directors, invested $16,000 and Cornelis Wit, our Chief Executive Officer and President, and member of our board of directors invested $16,000. Each share of Series C Preferred Stock is convertible, at the option of the holder, into 40 shares of our common stock, or all 337,150 shares convert into 13,486,000 shares of our common stock. The warrants are exercisable at $.25 per share expiring May 2007. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 10% of the sales made by it, or an aggregate of $165,650, and an option to purchase placement agent units equal to 15% of the shares sold. The Units consist of (a) 10,000 shares of Series B Preferred Stock or 400,000 shares of common stock and (b) 5-year warrants to purchase 200,000 shares of common stock at an exercise price of $.25 per share of common stock, at an exercise price of $100,000 per Unit. All 337,150 shares remain outstanding.

In August 2002 we issued an aggregate of 113,100 shares of our common stock to certain employees, including three officers, for employment services rendered. We valued these shares at $22,288. The recipients were either accredited or sophisticated investors and had full access to, or were otherwise provided with, all relevant information, and who had such knowledge and experience in financial, investment and business matters, reasonably necessary to evaluate us and the merits and risks of the prospective investment in our securities. These shares were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) of the Securities Act. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On December 31, 2002, we issued 1,446,306 shares of our common stock to the holders of our 12% Convertible Notes in satisfaction of $361,576 of outstanding accrued interest. The recipients were accredited investors and had full access to, or were otherwise provided with, all relevant information, and who had such knowledge and experience in financial, investment and business matters, reasonably necessary to evaluate us and the merits and risks of the prospective investment in our securities. These shares were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On December 31, 2002, we issued 2,135,616 shares of our common stock to the holders of our Series A Preferred Stock in satisfaction of $533,904 of outstanding accrued dividends. The recipients were accredited investors and had full access to, or were otherwise provided with, all relevant information, and who had such knowledge and experience in financial, investment and business matters, reasonably necessary to evaluate us and the merits and risks of the prospective investment in our securities. These shares were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. No general solicitation or advertising was used in connection with these transactions. The certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

From April 2003 through May, 2003, we sold an aggregate of 1,400,000 shares of our common stock and warrants to purchase 700,000 shares of our common stock to accredited investors resulting in gross proceeds of $350,000. The warrants are exercisable at an exercise price of $0.25 per share expiring May 2008. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation S. Each of these transactions was an “offshore” transaction to a non-U.S. person. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 8% of the sales made by it, or an aggregate of $28,000, a non-accountable expense allowance equal to 2% of the sales made by it, or an aggregate of $7,000 and a warrant to purchase at $0.25 per share, 10% of the shares sold, or 140,000 shares of our common stock.

From July 2003 through August 2003, we sold an aggregate of 620,000 shares of our common stock resulting in gross proceeds of $155,000. This private placement was exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation S. Each of these transactions was an “offshore” transaction to a non-U. S. person. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Each purchaser represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The investors had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. None of these investors were our affiliates. Noesis Capital Corp., an NASD member firm, acted as placement agent in the offering and as compensation therefore received a commission equal to 8% of the sales made by it, or an aggregate of $12,400, a non-accountable expense allowance equal to 2% of the sales made by it, or an aggregate of $3,100 and a warrant to purchase at $0.25 per share, 10% of the shares sold, or 62, 000 shares of our common stock.

We established the 1998 Stock Incentive Plan effective July 31, 1998, which provides for the issuance of qualified options to officers, directors and key employees, and nonqualified options to consultants, advisors and other service providers. Through September 26, 2003, we have issued and outstanding options to purchase approximately 2,752,039 shares of common stock under the Plan with exercise prices ranging from $.15 to $2.75 and various expiration dates. The options were issued to approximately 20 officers, directors, key employees, consultants, advisors and other service providers. The security issuances were exempt from registration by Section 4(2) of the Securities Act. The option holders had access to information about us and had the opportunity to ask questions about us. The options issued contain a legend restricting their transferability absent registration or an available exemption.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Reorganization dated July 22, 1998 (1)

2.2	Amendment to Agreement and Plan of Reorganization (2)

2.3	Plan of Merger (3)

2.4	Agreement and Plan of Acquisition of WebIPA dated January 26, 2000 (4)

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Incorporation (5)

3.2	Certificate of Designation – Series A Preferred Stock (6)

3.3	Certificate of Increase – Series A Preferred Stock (7)

3.4	Certificate of Designation –Series B Preferred Stock (8)

3.5	Amendment to Certificate of Incorporation (9)

3.6	By-laws (10)

3.7	Certificate of Amendment – Certificate of Designation – Series A Preferred Stock (11)

3.8	Certificate of Amendment – Certificate of Incorporation (12)

3.9	Certificate of Designation – Series C Preferred Stock (13)

4.1	Form of Warrant Agreement including the Form of Warrant issued in connection with the Series B Preferred Stock offering

4.2	Form of Warrant Agreement including the Form of Warrant issued in connection with the Series C Preferred Stock offering

4.3	Form of 10% Convertible Note

4.4	Form of Placement Agent Unit Option issued to Commonwealth Associates, LP in connection with the Series B Preferred Stock offering

4.5	Form of Placement Agent Unit Option issued to Noesis Capital Corp. in connection with the Series C Preferred Stock offering

5.1	Opinion of Katz, Barron, Squitero, Faust & Boyd, P.A.

10.1	Employment Agreement and Stock Option Agreement between the Company and Randall G. Smith (14)

10.2	Employment Agreement and Stock Option Agreement between the Company and Ronald T. Linares (15)

10.3	1998 Stock Incentive Plan (16)

10.4	Medical Advisory Board Agreement (17)

10.5	Standard Agreement – Proprietary Protection (18)

10.6	Employment Agreement and Stock Option Agreement between the Company and Cornelis F. Wit (19)

10.7	Employment Agreement and Stock Option Agreement between the Company and Charles Beardsley (20)

10.8	Amendment to Employment Agreement between the Company and Cornelis F. Wit.

EXHIBIT NO.	DESCRIPTION

23.1	Consent of Greenberg & Company CPA’s LLC, Registrant’s Independent Auditors

23.2	Consent of Katz, Barron, Squitero, Faust & Boyd, P.A. (included in Exhibit 5.1)

(1)	Incorporated by reference to Exhibit 2 filed with our Report on Form 8-K dated March 3, 1999.

(2)	Incorporated by reference to Exhibit 2(c) filed with our Registration Statement on Form 10-SB dated December 22, 1998.

(3)	Incorporated by reference to Exhibit 2(c) filed with our amended Registration Statement on Form 10-SB dated July 27, 1999.

(4)	Incorporated by reference to Exhibit 2 filed with our Report on Form 8-K dated February 9, 2000.

(5)	Incorporated by reference to Exhibit 3(a) filed with our Registration Statement on Form SB-2 dated February 6, 1997.

(6)	Incorporated by reference to Exhibit 4(b) filed with our amended Registration Statement on Form 10-SB dated August 25, 1999.

(7)	Incorporated by reference to Exhibit 4(c) filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

(8)	Incorporated by reference to Exhibit 4(D) filed with our amended Registration Statement on Form SB-2 dated September 17, 2001.

(9)	Incorporated by reference to Exhibit 4(E) filed with our Registration Statement on Form SB-2 dated December 27, 2001.

(10)	Incorporated by reference to Exhibit 3(b) filed with our Registration Statement on Form SB-2 dated February 6, 1997.

(11)	Incorporated by reference to Exhibit 3.7 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

(12)	Incorporated by reference to Exhibit 3.8 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

(13)	Incorporated by reference to Exhibit 3.9 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

(14)	Incorporated by reference to Exhibit 10(a)(i) filed with our amended Registration Statement on Form SB-2 dated September 17, 2001.

(15)	Incorporated by reference to Exhibit 10(a)(iii) filed with our amended Registration Statement on Form SB-2 dated September 17, 2001.

(16)	Incorporated by reference to Exhibit 10(c) filed with our amended Registration Statement on Form 10-SB dated July 27, 1999.

(17)	Incorporated by reference to Exhibit 10(e) filed with our amended Registration Statement on Form 10-SB dated July 27, 1999.

(18)	Incorporated by reference to Exhibit 10(f) filed with our amended Registration Statement on Form 10-SB dated August 25, 1999.

(19)	Incorporated by reference to Exhibit 10.7 filed with our Form 10-QSB for the period ended June 30, 2002.

(20)	Incorporated by reference to Exhibit 10.8 filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)  File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)  Include any additional or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Davie, State of Florida, on September 29, 2003.

OMNICOMM SYSTEMS, INC.

BY:	/s/ Cornelis F. Wit

Cornelis F. Wit

Chief Executive Officer, (Principal Executive Officer),
President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Cornelis F. Wit Cornelis F. Wit	Chief Executive Officer, (Principal Executive Officer), President and Director	Sept. 29, 2003

/s/ Randall G. Smith Randall G. Smith	Chairman of the Board and Chief Technology Officer	Sept. 29, 2003

/s/ Ronald T. Linares Ronald T. Linares	Chief Financial Officer (Principal Financial and Accounting Officer)	Sept. 29, 2003

/s/ Guus van Kesteren Guus van Kesteren	Director	Sept. 29, 2003